As filed with the Securities and Exchange Commission on April 27, 2018

File No. 333-224348

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________________________________
Pre-Effective Amendment No. 1 on
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ____________________________________________

UNION SECURITY LIFE INSURANCE COMPANY
OF NEW YORK
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)

13-2699219
(I.R.S. Employer Identification Number)

212 Highbridge Street
Suite D
Fayetteville, NY 13066
(315) 637-4232
(Address, including zip code, and telephone number,
including area codes, of registrant’s principal executive offices)

LISA PROCH
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 2999
HARTFORD, CT 06104-2999
860-547-4390
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ____________________________________________
As soon as practicable after the effective date of this registration statement.
 (Approximate date of commencement of proposed sale to the public)
 ____________________________________________

/X/	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
/ /
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

/ /
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

/ /
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 333-203520. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer,""smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ( )                        Accelerated Filer ( )
Non-Accelerated Filer (x) (Do not check if a smaller reporting company)        Smaller Reporting Company ( )
Emerging Growth Company ( )

/ /
If an emerging growth company, indicate by check mark (if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

Calculation of Registration Fee

Title of each class of Securities to be registered	Amount to be Registered	Proposed offering price per unit	Aggregate offering price	Amount of Registration Fee
Deferred Annuity Contracts & Participating Interests Therein	$19,700,000.00**	*	N/A*	**
* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.
**Pursuant to Rule 415(a)(6) under the Securities Act of 1933, unsold securities previously registered on Form S-1 (File No. 333-203520 , CIK 0000914804, filed on April 20, 2015) are being carried forward to this Registration Statement. As of March 31, 2018, the amount of unsold securities was $19,700,000. The offering of securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of the new registration statement. A registration fee in the amount of $2,289.14 was previously paid in connection with those unsold securities under the above-referenced filing.
Registrant is relying upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, with respect to the registration of an indeterminate amount of securities of each class identified above.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TD WATERHOUSE VARIABLE ANNUITY

SEPARATE ACCOUNT A
ISSUED BY:
UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
212 HIGHBRIDGE STREET, SUITE D
FAYETTEVILLE, NY 13066
ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
PO BOX 14293
LEXINGTON, KY 40512-4293

1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (INVESTMENT PROFESSIONALS)
www.thehartford.com/annuities

On December 3, 2017, a Stock and Asset Purchase Agreement (the “Purchase Agreement”) was entered into by and among Hartford Holdings, Inc. (“HHI”) and its parent company, The Hartford Financial Services Group, Inc. (“HFSG”), Hopmeadow Acquisition, Inc. (“Buyer”), Hopmeadow Holdings, LP (“Buyer Parent”) and Hopmeadow Holdings GP LLC (“Buyer Parent GP”), pursuant to which HHI agreed to sell all of the issued and outstanding equity of Hartford Life, Inc. (“HLI”), the parent of Hartford Life Insurance Company ("HLIC") and its indirect wholly owned subsidiary, Hartford Life and Annuity Insurance Company, to Buyer (the “Talcott Resolution Sale Transaction”).  Buyer, Buyer Parent and Buyer Parent GP are funded by a group of investors (the “Investor Group”) led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group, Pine Brook and J. Safra Group. HHI will also be a member of the Investor Group.
The closing of the Talcott Resolution Sale Transaction is subject to regulatory approvals, and the satisfaction of other closing conditions. Talcott Resolution will continue to administer and provide all contractual benefits of your annuity. The terms, features and benefits of your insurance contract will NOT change as a result of the Sale. The Talcott Resolution Sale Transaction is expected to close in the first half of 2018.
Additional information regarding the Talcott Resolution Sale Transaction can be found on The Hartford's** website at https://ir.thehartford.com and in Current Reports on Form 8-K filed by HFSG on February 23, 2018 and by HLIC on March 1, 2018 with the Securities and Exchange Commission.
*The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Conn.
**Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company administer the annuity contracts issued by USIC and USLIC.
* * * * * * * * * *
This prospectus describes the TD Waterhouse Variable Annuity. TD Waterhouse Variable Annuity is a contract between you and Union Security Life Insurance Company of New York (formerly First Fortis Life Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:
✓  Flexible, because you may add Premium Payments at any time.
✓  Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.
✓  Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.
This Contract and its features are not available for new sales. At the time you purchased your Contract, you allocated your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: AIM Variable Insurance Funds, AllianceBernstein L.P., American Century Investments, Federated Insurance Series, Hartford Investment Management Company, ING Investors Trust, MFS® Investment Management, Nationwide Funds Advisors,

Neuberger Berman Management LLC, Pioneer Variable Contracts Trust, VanEck VIP Trust and Wells Fargo Funds Management, LLC.
You may also allocate some or all of your Premium Payment to either the Fixed Accumulation Feature or a Guarantee Period. The Fixed Accumulation Feature pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to the Fixed Accumulation Feature or a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.
You should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC"). Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov). Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax adviser. This product is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
Four Simple Steps to Safeguard Your Account Against Fraud
We take protection of our customer accounts and information seriously. With the number of security breaches on the rise, it is a good time to remind you, our clients, to increase your awareness and protect yourself from fraud. We recommend four easy ways you can help protect yourself and your investments.
1. Strengthen Your Password
A strong password is your primary line of defense, which is why criminals attempt to acquire them. Passwords should be complex and difficult to guess. In order to ensure their ongoing effectiveness, passwords should be changed on a regular basis.
2. Keep Your Information Current
Make sure your contact information, including mailing address, email address and phone number is up to date with us. This will ensure that you receive your important documents.
3. Be Aware
Learn to recognize phishing emails, suspicious phone calls and texts from individuals posing as legitimate organizations, such as a bank, credit card company and government agencies. Do not click on links or download attachments from unknown sources.
4. Review Your Account Statements and Notify Law Enforcement of Suspicious Activity
As a precautionary measure, we recommend that you remain vigilant by reviewing your account statements and credit reports closely. If you detect any suspicious activity on an account, you should promptly notify the financial institution or company with which the account is maintained. You also should promptly report any fraudulent activity or suspected incidence of identity theft to proper law enforcement authorities or the Federal Trade Commission (FTC).
To file a complaint with the FTC, you may do so at www.ftc.gov/idtheft or call 1-877-ID-THEFT (877-438-4338). The FTC mailing address is 600 Pennsylvania Ave. NW, Washington, DC 20580. Complaints filed with the FTC will be added to the FTC’s Identity Theft Data Clearinghouse, which is a database made available to law enforcement agencies.
Obtain a Copy of Your Credit Report
You may obtain a free copy of your credit report from each of the three major credit reporting agencies once every 12 months by visiting www.annualcreditreport.com, calling toll-free 877-322-8228, or by completing an Annual Credit Report Request Form (found on the website) and mailing it to Annual Credit Report Request Service, P.O. Box 105281, Atlanta, GA 30348.
Or you can elect to purchase a copy of your credit report by contacting one of the three national credit reporting agencies. Contact information for the three national credit reporting agencies is provided below:

Equifax (800) 685-1111 www.equifax.com P.O. Box 740241 Atlanta, GA 30374	Experian (888) 397-3742 www.experian.com P.O. Box 2002 Allen, TX 75013	Transunion (800) 888-4213 www.transunion.com P.O. Box 1000 Chester, PA 19016

Additional Free Resources on Identity Theft
You may wish to review the tips provided by the FTC on how to avoid identity theft. For more information, please visit www.consumer.ftc.gov/topics/privacy-identity or call 1-877-ID THEFT (877-438-4338).
We are not an investment adviser nor are we registered as such with the SEC or any state securities regulatory authority. We are not acting in any fiduciary capacity with respect to your investment. This information does not constitute personalized investment advice or financial planning advice.
Union Security has, in the past, filed annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Exchange Act, and accordingly does not intend to file these reports, or other reports under the Exchange Act.

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE

Date of Prospectus: May 1, 2018
Date of Statement of Additional Information: May 1, 2018

4	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York	5

Definitions
These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.
Account: Any of the Sub-Accounts or Guarantee Period accounts.
Accumulation Period: The time after you purchase the Contract until we begin to make Annuity Payouts.
Accumulation Units: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.
Accumulation Unit Value: The daily price of Accumulation Units on any Valuation Day.
Administrative Office: Our overnight mailing address is: The Hartford - Annuity Service Operations, 1338 Indian Mound Drive, Mt. Sterling, KY 40353. Our standard mailing address is The Hartford - Annuity Service Operations, PO Box 14293, Lexington, KY 40512-4293.
Anniversary Value: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.
Annual Maintenance Fee: An annual $30 charge deducted on a Contract Anniversary or upon full Surrender if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.
Annuitant: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.
Annuity Calculation Date: The date we calculate the first Annuity Payout.
Annuity Commencement Date: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.
Annuity Payout: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.
Annuity Payout Option: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.
Annuity Period: The time during which we make Annuity Payouts.
Annuity Unit: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.
Annuity Unit Value: The daily price of Annuity Units on any Valuation Day.
Beneficiary: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.
Charitable Remainder Trust: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.
Code: The Internal Revenue Code of 1986, as amended.
Commuted Value: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.
Contingent Annuitant: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.
Contract: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.
Contract Anniversary: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.
Contract Owner, Owner or you: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.
Contract Value: The total value of the Accounts on any Valuation Day.
Contract Year: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.
Death Benefit: The amount payable after the Contract Owner or the Annuitant dies.
Dollar Cost Averaging: A program that allows you to systematically make transfers between Accounts available in your Contract.
General Account: This account holds our company assets and any assets not allocated to a Separate Account.

6	Union Security Life Insurance Company of New York

Joint Annuitant: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.
Market Value Adjustment: An adjustment that either increases or decreases the amount we pay you under certain circumstances.
Net Investment Factor: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.
Non-Valuation Day: Any day the New York Stock Exchange is not open for trading.
Payee: The person or party you designate to receive Annuity Payouts.
Premium Payment: Money sent to us to be invested in your Contract.
Premium Tax: A tax charged by a state or municipality on Premium Payments.
Qualified Contract: A Contract that is defined as a tax-qualified retirement plan in the Code.
Required Minimum Distribution: A federal requirement that individuals age 701/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 701/2 or upon retirement, whichever comes later.
Spouse: A person related to a Contract Owner by marriage pursuant to the Code.
Sub-Account Value: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.
Surrender: A complete or partial withdrawal from your Contract.
Surrender Value: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value (subject to rounding) is equal to the Contract Value minus any applicable Market Value Adjustment.
Union Security: Union Security Life Insurance Company of New York, the company that issued this Contract.
Valuation Day: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.
Valuation Period: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.
We, us or our : Hartford Life Insurance Company .

Union Security Life Insurance Company of New York	7

Fee Table
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.
This table describes the fees and expenses that you will pay at the time that you purchase the Contract or Surrender the Contract. Charges for state premium taxes may also be deducted when you purchase the Contract, upon Surrender or when we start to make Annuity Payouts.
Contract Owner Transaction Expenses

Sales Charge Imposed on Purchases (as a percentage of Premium Payments)	None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments)	None
This table describes the fees and expenses that you will pay periodically and on a daily basis during the time that you own the Contract, not including fees and expenses of the underlying Funds.

Annual Maintenance Fee (1)	$30
Separate Account Annual Expenses (as a percentage of average daily Sub-Account value)
Mortality and Expense Risk Charge	0.45%
Total Separate Account Annual Expenses	0.45%
(1)  An annual $30 charge deducted on a Contract Anniversary or upon Surrender if the Contract Value at either of those times is less than $50,000. It is deducted proportionately from the Sub-Accounts in which you are invested at the time of the charge.
This table shows the minimum and maximum total annual Fund operating expenses charged by the underlying Funds that you may pay on a daily basis during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(these are expenses that are deducted from Fund assets, including management fees, Rule 12b-1 distribution and/or service fees, and other expenses)	0.16%	1.74%

8	Union Security Life Insurance Company of New York

EXAMPLE
This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner Transaction Expenses, Maximum Separate Account Annual Expenses, and Total Annual Fund Operating Expenses.
The Example assumes that you invest $10,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds.
Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)  If you Surrender your Contract at the end of the applicable time period:

1 year	$254
3 years	$780
5 years	$1,329
10 years	$2,812
(2)  If you annuitize at the end of the applicable time period:

1 year	$224
3 years	$750
5 years	$1,299
10 years	$2,782
(3)  If you do not Surrender your Contract:

1 year	$254
3 years	$780
5 years	$1,329
10 years	$2,812
Condensed Financial Information
When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the "Accumulation Unit Values" Section of this Prospectus for information regarding Accumulation Unit Values.

Union Security Life Insurance Company of New York	9

Highlights
What type of sales charge will I pay?
This Contract is no longer available for sale.
Is there an Annual Maintenance Fee?
We deduct a $30.00 fee each year on your Contract Anniversary or when you fully Surrender your Contract, if, on either of those dates, the value of your Contract is less than $50,000.
What charges will I pay on an annual basis?
In addition to the Annual Maintenance Fee, you pay the following charges each year:
•  Mortality and Expense Risk Charge — This charge is deducted daily and is equal to an annual charge of 0.45% of your Contract Value invested in the Sub-Accounts.
•  Annual Fund Operating Expenses — These are charges for the Funds. See the Funds' prospectuses for more complete information.
Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.
Can I take out any of my money?
You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts. You may have to pay income tax on the money you take out and, if you Surrender before you are age 591/2, you may have to pay an income tax penalty. Surrenders may be subject to a Market Value Adjustment.
Is there a Market Value Adjustment?
Surrenders and other withdrawals from a Guarantee Period in our General Account may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."
What Investment Choices are available?
You may allocate your Premium Payment or Contract Values among the following investment choices:
•  The variable Sub-Accounts that invest in underlying Funds; and/or
•  One or more Guarantee Periods, which may be subject to a Market Value Adjustment.
Will Union Security pay a Death Benefit?
There is a Death Benefit if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.
If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:
•  The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or
•  The Contract Value of your Contract.
What Annuity Payout Options are available?
When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.
You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years.
Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:
•  fixed dollar amount Automatic Annuity Payouts,
•  variable dollar amount Automatic Annuity Payouts, or
•  a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

10	Union Security Life Insurance Company of New York

General Contract Information
Union Security Life Insurance Company of New York
Union Security Life Insurance Company of New York ("Union Security" or the "Company") is the issuer of the contracts. Union Security is a New York corporation founded in 1971. It is qualified to sell life, health and accident insurance and annuity contracts in New York.
Union Security is a wholly owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent") Assurant is the ultimate parent of Union Security Life Insurance Company of New York. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.
All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.
On April 1, 2001, Union Security entered into an agreement with Hartford Life Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Hartford, Connecticut. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc.
The Separate Account
The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract.
The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford . The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

•	Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

•	Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

•
Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

•
May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

•	Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.
We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.
The Funds

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AB Variable Products Series Fund, Inc.
AB VPS International Growth Portfolio - Class A	Seeks long term growth of capital	AllianceBernstein, L.P.
AB VPS Large Cap Growth Portfolio - Class A	Seeks long-term growth of capital	AllianceBernstein, L.P.
AIM Variable Insurance Funds
Invesco V.I. Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Health Care Fund - Series I (formerly Invesco V.I. Global Health Care Fund)	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Government Money Market Fund - Series I**	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Invesco V.I. Technology Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.

Union Security Life Insurance Company of New York	11

American Century Variable Portfolios, Inc.
American Century VP Balanced Fund - Class I	Seeks long-term capital growth and current income	American Century Investment Management, Inc.
American Century VP Capital Appreciation Fund - Class I	Seeks capital growth	American Century Investment Management, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock S&P 500 Index V.I. Fund - Class I	Seeks investment results that, before expenses, correspond to the aggregate price and yield performance of the Standard & Poor’s 500 Index (the “S&P 500”).	BlackRock Advisors, LLC
Federated Insurance Series
Federated Fund for U.S. Government Securities II	Seeks to provide current income	Federated Investment Management Company
Federated High Income Bond Fund II	Seeks high current income	Federated Investment Management Company
Federated Managed Tail Risk Fund II	Seeks capital appreciation
Federated Global Investment Management Corp. (“Fed Global”), Federated Investment Management Company (FIMCO) and Federated Equity Management Company of Pennsylvania (FEMCOPA) (collectively, the “Co-Advisers”)

Federated Managed Volatility Fund II	Seeks to achieve high current income and moderate capital appreciation
Federated Global Investment Management Corp. (“Fed Global”), Federated Investment Management Company (FIMCO) and Federated Equity Management Company of Pennsylvania (FEMCOPA) (collectively, the “Co-Advisers”)

Hartford Series Fund, Inc.
Hartford Ultrashort Bond HLS Fund - Class IA	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Neuberger Berman Advisers Management Trust
Large Cap Value Portfolio	Seeks long-term growth of capital	Neuberger Berman Investment Advisers LLC
Short Duration Bond Portfolio	Seeks highest available current income consistent with liquidity and low risk to principal; total return is a secondary goal	Neuberger Berman Management LLC, Sub-advised by Neuberger Berman Fixed Income LLC
MFS® Variable Insurance Trust
MFS® Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Variable Insurance Trust II
MFS® High Yield Portfolio - Initial Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation	MFS Investment Management
MFS® Strategic Income Portfolio - Initial Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation	MFS Investment Management
Nationwide Variable Insurance Trust
NVIT Emerging Markets Fund - Class D	Seeks long-term capital growth by investing primarily in equity securities of companies located in emerging market countries.	Nationwide Fund Advisors, Sub-advised by Lazard Asset Management, LLC and Standard Life Investments (Corporate Funds) Limited
Pioneer Variable Contracts Trust

12	Union Security Life Insurance Company of New York

Pioneer Fund VCT Portfolio - Class I	Seeks reasonable income and capital growth	Amundi Pioneer Asset Management, Inc.
Pioneer Select Mid Cap Growth VCT Portfolio - Class I	Seeks long-term capital growth	Amundi Pioneer Asset Management, Inc.
VanEck VIP Trust
VanEck VIP Global Hard Assets Fund - Initial Class	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	Van Eck Associates Corporation
VanEck VIP Unconstrained Emerging Markets Bond Fund - Initial Class	Seeks high total return - income plus capital appreciation - by investing globally, primarily in a variety of debt securities	Van Eck Associates Corporation
Voya Investors Trust
VY® JPMorgan Emerging Markets Equity Portfolio - Class I	Seeks capital appreciation	Voya Investments, LLC, Sub-advised by J.P. Morgan Investment Management Inc.
Voya Variable Portfolios, Inc.
Voya Global Equity Portfolio - Class S	Seeks long-term growth of capital and current income	Voya Investments, LLC, Sub-advised by Voya Investment Management Co. LLC
Wells Fargo Variable Trust Funds
Wells Fargo VT Discovery Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC, Sub-advised by Wells Capital Management Incorporated

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.
**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.
The Funds may not be available in all states.
Mixed and Shared Funding — Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.
Voting Rights — We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Funds’ shareholder meetings. To the extent required by federal securities laws or regulations, we will:

•	notify you of any Fund shareholders’ meeting if the shares held for your Contract may be voted;

•	send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract;

•	arrange for the handling and tallying of proxies received from Owners;

•	vote all Fund shares attributable to your Contract according to timely instructions received from you, and

•	vote all Fund shares for which no timely voting instructions are received in the same proportion as shares for which timely voting instructions have been received.
If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any shareholder meeting at which Fund shares held for your Contract may be

Union Security Life Insurance Company of New York	13

voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. There is no minimum number of shares for which we must receive timely voting instructions before we vote the shares. Therefore, as a result of proportional voting, the instruction of a small number of Owners could determine the outcome of matters subject to shareholder vote.
Substitutions, Additions, or Deletions of Funds — We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.
We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.
In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.
Administrative and Distribution Services — Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.
Fees We Receive from Funds and related parties — We receive substantial and varying administrative service payments and Rule 12b-1 fees from certain Funds or related parties. These types of payments and fees are sometimes referred to as "revenue sharing" payments. We consider revenue sharing payments and fees among a number of factors when deciding to add or keep a fund on the menu of Funds that we offer through the Contract. We collect these payments and fees under agreements between us and a Fund's principal underwriter, transfer agent, investment adviser and/or other entities related to the Fund. We expect to make a profit on these fees.
The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance.
As of December 31, 2017, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities): AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Century Investment Services, Inc, Federated Securities Corp, Invesco Advisors Inc., MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Nationwide Fund Distributors LLC, Nationwide Fund Advisors, Neuberger Berman Management Inc, Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Van Eck Securities Corp; Van Eck Fund, Inc; Van Eck World Wide Investment Trust Funds, LLC, and Wells Fargo Variable Trust.
We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the "HLS Funds") based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company. In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.
Not all Fund complexes pay the same amounts of revenue sharing payments and/or Rule 12b-1 fees. Therefore, the amount of fees we collect may be greater or smaller based on the Funds you select. Revenue sharing and Rule 12b-1 fees did not exceed 0.25% in 2017, of the annual percentage of the average daily net assets (for instance, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect $75 from that fund). We will endeavor to update this listing annually and interim arrangements may not be reflected. For the fiscal year ended December 31, 2017, revenue sharing and Rule 12b-1 fees did not exceed approximately $34,000. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.
Performance Related Information
The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

14	Union Security Life Insurance Company of New York

When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.
The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.
If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the Underlying Fund less the recurring charges at the Separate Account level.
A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.
We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.
Guarantee Periods
Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guaranteed Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.
Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We may, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. Union Security's Management makes the final determination on the guaranteed interest rates to be declared. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.
We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Premium Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.
We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:
•  the duration of a Guarantee Period;
•  regulatory and tax requirements;
•  sales and administrative expenses we bear;
•  risks we assume;
•  our profitability objectives; and

Union Security Life Insurance Company of New York	15

•  general economic trends.
Market Value Adjustment
Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to distributions on the death of the Annuitant, an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.
The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.
We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:
1.  Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and
2.  Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.
The Contract
Purchases and Contract Value
What types of Contracts are available?
The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:
•  Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;
•  Individual Retirement Annuities adopted according to Section 408 of the Code;
•  Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and
•  Certain eligible deferred compensation plans as defined in Section 457 of the Code.
We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.
The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.
If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.
How do I purchase a Contract?
This Contract is no longer available for new sales.
Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.
Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.
You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.
It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to

16	Union Security Life Insurance Company of New York

update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state.
Replacement of Annuities
A "replacement" occurs when a new contract is purchased and, in connection with the sale, an existing contract is surrendered, lapsed, forfeited, assigned to the replacing insurer, otherwise terminated, or used in a financed purchase. A "financed purchase" occurs when the purchase of a new annuity contract involves the use of the funds obtained from the values of an existing annuity contract through Withdrawal, Surrender or loan.
There are circumstances in which replacing your existing annuity contract can benefit you. However, a replacement may not be in your best interest. Accordingly, you should make a careful comparison of the cost and benefits of your existing contract and the proposed contract with the assistance of your financial and tax advisers to determine whether replacement is in your best interest. You should be aware that the person selling you the new contract will generally earn a commission if you buy the new contract through a replacement. Remember that if you replace a contract with another contract, you might have to pay a surrender charge on the replaced contract, and there may be a new surrender charge period for the new contract. In addition, other charges may be higher (or lower) and the benefits may be different.
You should also note that once you have replaced your variable annuity contract, you generally cannot reinstate it even if you choose not to accept your new variable annuity contract during your "free look" period. The only exception to this rule would be if your previously issued contract was issued in a state that requires the insurer to reinstate the previously surrendered contract if the owner chooses to reject their new variable annuity contract during their "free look" period.
How are Premium Payments applied to my Contract?
Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.
If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.
Can I cancel my Contract after I purchase it?
If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.
Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.
How is the value of my Contract calculated before the Annuity Commencement Date?
The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.
When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.
To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.
The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

Union Security Life Insurance Company of New York	17

•  The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by
•  The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by
•  The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.
We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.
A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:
•  The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less
•  The amount of any transfers or Surrenders out of the Guarantee Period.
Can I transfer from one Sub-Account to another?
You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.
What is a Sub-Account Transfer?
A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.
What Happens When I Request a Sub-Account Transfer?
Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.
In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.
We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.
For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.
What Restrictions Are There on My Ability to Make a Sub-Account Transfer?
First, you may make only one Sub-Account transfer request each day. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.

18	Union Security Life Insurance Company of New York

Examples

Transfer Request Per Valuation Day	Permissible?
Transfer $10,000 from a money market Sub-Account to a growth Sub-Account	Yes
Transfer $10,000 from a money market Sub-Account to any number of other Sub-Accounts (dividing the $10,000 among the other Sub-Accounts however you chose)	Yes
Transfer $10,000 from any number of different Sub-Accounts to any number of other Sub-Accounts	Yes
Transfer $10,000 from a money market  Sub-Account to a growth Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an international Sub-Account
No
Second, you are allowed to submit a total of 20 Sub-Account transfers each Contract Year (the "Transfer Rule") by U.S. Mail, Internet or telephone. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.
We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.
The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.
We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.
Third, policies have been designed to restrict excessive Sub-Account transfers. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you.
Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.
We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.
In certain circumstances, fund trading policies do not apply or may be limited. For instance:

•	Certain types of financial intermediaries may not be required to provide us with shareholder information.

•
"Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

•	A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

•
Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

Union Security Life Insurance Company of New York	19

Possibility of undetected abusive trading or market timing. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

•	Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

•	Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

•
These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.

•
In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.

How am I affected by frequent Sub-Account Transfers?
We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.
Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.
In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.
Fixed Accumulation Feature Transfers — During each contract year during the Accumulation Period, you may make a transfers out of the Fixed Accumulation Feature to Sub-Account.
The transfer must be for $500 or more. All transfer allocations must be in whole numbers (e.g. 1%). You may transfer 50% of your total amount in the Fixed Accumulation Feature, unless the balance is less than $1000, then you may transfer the entire amount.
Fixed Accumulation Feature Transfer Restrictions — We reserve the right to defer transfers from the Fixed Accumulation Feature for up to 6 months from the date of your request. After any transfer, you must wait 6 months before moving Sub-Account Values back to the Fixed Accumulation Feature. After the Annuity Commencement Date, you may not make transfers from the Fixed Accumulation Feature.
Power of Attorney — You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.
Charges and Fees
The following charges and fees are associated with the Contract:
Mortality and Expense Risk Charge
For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 0.45% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:
•  Mortality Risk — There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.
During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

20	Union Security Life Insurance Company of New York

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.
•  Expense Risk — We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.
Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.
Annual Maintenance Fee
The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and the Accounts. The annual $30 charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.
When Is the Annual Maintenance Fee Waived?
We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. We reserve the right to waive the Annual Maintenance Fee under certain other conditions.
Premium Taxes
We deduct Premium Taxes, imposed on us, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% – 3.5%.
Charges Against the Funds
The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.
Other disclosure specific to Invesco V.I. Government Money Market Fund
The Invesco V.I. Government Money Market Fund will continue to use the amortized cost method of valuation to seek to maintain a stable $1.00 net asset value and does not intend to impose liquidity fees or redemption gates on Fund redemptions. The Fund's board reserves the right to impose a liquidity fee or redemption gate in the future upon prior notice to shareholders and in conformance to Rule 2a-7 of the Investment Company Act of 1940. Further detail regarding these changes is set forth in the fund's prospectus.
Death Benefit
What is the Death Benefit and how is it calculated?
The Death Benefit is the amount we will pay if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.
Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.
If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:
•  The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or
•  The Contract Value of your Contract.
How is the Death Benefit paid?
The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

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If the Death Benefit is $5,000 or more, the Beneficiary may elect to have their Death Benefit paid through our "Safe Haven program." Under this program, the proceeds remain in our General Account and the Beneficiary will receive a draft book. Proceeds are guaranteed by the claims paying ability of the Company; however, it is not a bank account and is not insured by the Federal deposit Insurance Corporation (FDIC), nor is it backed by any federal or state government agency. The Beneficiary can write one draft for total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. The interest rate is based upon the analysis of interest rates credited to funds left on deposit with other insurance companies under programs similar to The Hartford's Safe Haven Program. In determining the interest rate, we also factor in the impact of our profitability, general economic trends, competitive factors and administrative expenses. The interest rate credit is not the same rate earned on assets in the Guarantee Period and is not subject to minimum interest rates prescribed by state non-forfeiture laws. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death benefit amount to the General account. The interest will be taxable to the Beneficiary in the tax year that it is credited. We may not offer the Safe Haven program in all states and we reserve the right to discontinue offering it at any time. Although there are no direct charges for the program, we earn investment income from the proceeds. The Investment income we earn is likely more than the amount of interest we credit; therefore, we make a profit from the difference.
The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.
The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit invested in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.
Required Distributions — If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.
If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.
If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.
What should the Beneficiary consider?
Alternatives to the Required Distributions — The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.
If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.
Spousal Contract Continuation — If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.
Surrenders
What kinds of Surrenders are available?
Full Surrenders before the Annuity Commencement Date — When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Market Value Adjustment and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.
Partial Surrenders before the Annuity Commencement Date — You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:
•  The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and
•  The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

22	Union Security Life Insurance Company of New York

Does the Invesco V.I. Government Money Market Fund impose a fee or gate for redemption?
The Invesco V.I. Government Money Market Fund will continue to use the amortized cost method of valuation to seek to maintain a stable $1.00 net asset value and does not intend to impose liquidity fees or redemption gates on Fund redemptions.  The Fund’s board reserves the right to impose a liquidity fee or redemption gate in the future upon prior notice to shareholders and in conformance to Rule 2a-7 of the Investment Company Act of 1940.  Further detail is set forth in the Fund’s prospectus.
How do I request a Surrender?
Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.
Written Requests — To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:
•  the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,
•  your tax withholding amount or percentage, if any, and
•  your mailing address.
If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.
You may submit this form via mail or fax.
Telephone Requests — To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.
We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. We may modify the requirements for telephone redemptions at any time.
Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.
Completing a Power of Attorney form for another person to act on your behalf may prevent you from making Surrenders via telephone.
What should be considered about taxes?
There are certain tax consequences associated with Surrenders:
Prior to age 591/2 — If you make a Surrender prior to age 591/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 591/2 may also affect the continuing tax-qualified status of some Contracts.
We do not monitor Surrender requests. To determine whether a Surrender is permissible, with or without federal income tax penalty, please consult your personal tax adviser.
More than one Contract issued in the same calendar year — If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.
Internal Revenue Code section 403(b) annuities — As of December 31, 1988, all section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 591/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 591/2). Distributions prior to age 591/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.
We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.
We encourage you to consult with your qualified tax adviser before making any Surrenders. Please see the "Federal Tax Considerations" section for more information.
Annuity Payouts
This section describes what happens when we begin to make regular Annuity Payouts from your Contract. You, as the Contract Owner, should answer five questions:
•  When do you want Annuity Payouts to begin?

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•  Which Annuity Payout Option do you want to use?
•  How often do you want to receive Annuity Payouts?
•  What is the Assumed Investment Return?
•  Do you want Annuity Payouts to be fixed or variable or a combination?
Please check with your investment professional to select the Annuity Payout Option that best meets your income needs.
1. When do you want Annuity Payouts to begin?
You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 91st birthday. The date you select may have tax consequences, so please check with a qualified tax advisor. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.
The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.
All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.
2. Which Annuity Payout Option do you want to use?
Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.
Life Annuity
We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.
Life Annuity With Payments Guaranteed for 10 or 20 Years
We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.
Joint and Full Survivor Annuity
We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.
We may offer other Annuity Payout Options available.
•  You cannot Surrender your Contract once Annuity Payouts begin.
•  For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.
•  Automatic Annuity Payouts — If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.
3. How often do you want the Payee to receive Annuity Payouts?
In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:
•  monthly,
•  quarterly,
•  semiannually, or
•  annually.
Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

24	Union Security Life Insurance Company of New York

4. What is the Assumed Investment Return?
The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.
For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.
Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.
5. Do you want fixed dollar amount or variable dollar amount Annuity Payouts or a combination of both?
You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.
Fixed Dollar Amount Annuity Payouts — Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.
Variable Dollar Amount Annuity Payouts — A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.
The dollar amount of the first variable Annuity Payout depends on:
•  the Annuity Payout Option chosen,
•  the Annuitant's attained age and gender (if applicable), and,
•  the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table
•  the Assumed Investment Return
The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.
The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.
The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 3% AIR is 0.999919.
Combination Annuity Payouts — You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.
Transfer of Annuity Units — After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another four times per year. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account restrictions, please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."
Other Programs Available
We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

Union Security Life Insurance Company of New York	25

InvestEase® — InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.
Automatic Income Program — The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.
Asset Rebalancing — In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.
Dollar Cost Averaging Programs — We currently offer two different types of Dollar Cost Averaging Programs. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.
Other Program considerations

•
You may elect to terminate the transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, all the amounts remaining in the Program will be immediately transferred to the Sub-Accounts you selected for the Program unless you provide us with different instructions.

•	We may limit the total number of DCA Programs to 5 Programs open at any one time.

•
We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your investment professional to determine the interest rate for your Program.

•	We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

•	any Fund is merged or substituted into another Fund — then your allocations will be directed to the surviving Fund;

•	any Fund is liquidated — then your allocations will be directed to any available money market Fund.
You may always provide us with updated instructions following any of these events.

•
Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

•
If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

•
We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.

•	These Programs may be adversely affected by Fund trading policies.
Other Information
Assignment — A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.
A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.
Contract Modification — The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

26	Union Security Life Insurance Company of New York

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.
How Contracts Are Sold — Hartford Securities Distribution Company, Inc. ("HSD") serves as principal underwriter for the contracts. HSD is registered with the Securities and Exchange Commission under the Securities Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address is One Hartford Plaza, Hartford, CT 06155.
Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with HSD. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).
Commissions — We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your investment professional may be compensated on a fee for services and/or commission basis.
We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your investment professional is associated with. Your investment professional's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Investment professionals may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your investment professional may also vary depending on the particular arrangements between your investment professional and their Financial Intermediary. We are not involved in determining your investment professional's compensation. You are encouraged to ask your investment professional about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.
Additional Payments — In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (3) override payments and bonuses; (4) personnel education or training; (5) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (6) shareholder services, including sub-accounting and the preparation of account statements and other communications.
We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.
Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.
Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the investment professional and Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. As of December 31, 2017, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial Intermediaries:
AIG Advisors Group, Inc. (FSC Securities Corporation, Royal Alliance Associates, Inc., Sagepoint Financial, Inc.) and Woodbury Financial Services, Inc.
Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their investment professional is or should be included in any such listing.
For the fiscal year ended December 31, 2017, Additional Payments did not in the aggregate exceed approximately $300,000.

Union Security Life Insurance Company of New York	27

Experts
The financial statements of Union Security Life Insurance Company of New York as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Proceedings
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff and may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. Although the Company cannot predict the outcome of any litigation, regulatory examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company's results of operations or cash flows for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect individually or in the aggregate, on the Company's financial condition.
More Information
You may call your investment professional if you have any questions or call us at 1-800-862-6668 or write us at the address below:
Hartford Life Insurance Company
PO Box 14293
Lexington, KY 40512-4293
1-800-862-6662 (Contract Owners)
1-800-862-7155 (Investment Professionals)
Financial Statements
You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.
As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly does not intend to file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.
Federal Tax Considerations
A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Nonresident Aliens and Foreign Entities" below regarding annuity purchases by, or payments to, non-U.S. Persons. Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.
In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar

28	Union Security Life Insurance Company of New York

insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing "Federal Tax Considerations," the term "spouse" means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation. Although some sections below discuss tax considerations in connection with contract loans, this is provided as general information only. Please refer to your contract to determine if your contract contains a loan provision.
The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if you find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of the Company and the Separate Account
The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.
Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.
C. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1.  Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:
•  A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),
•  A contract acquired by the estate of a decedent by reason of such decedent's death,
•  Certain contracts acquired with respect to tax-qualified retirement arrangements,
•  Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or
•  A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.
A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain

Union Security Life Insurance Company of New York	29

tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.
For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contributions) of 3.8%, depending upon the amount of the estate's or trust's adjusted gross income for the taxable year.
2.  Other Contract Owners (Natural Persons).
A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.
a.  Distributions Prior to the Annuity Commencement Date.
i.  Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.
ii.  To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".
iii.  Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."
iv.  The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.
v.  In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.
vi.  In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the individual's modified adjusted gross income for the taxable year.
b.  Distributions After Annuity Commencement Date.
Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").
i.  When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.
ii.  If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

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iii.  Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).
c.  Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d.  10% Penalty Tax — Applicable to Certain Withdrawals and Annuity Payments.
i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.
ii.  The 10% penalty tax will not apply to the following distributions:
1.  Distributions made on or after the date the taxpayer has attained the age of 591/2.
2.  Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.
3.  Distributions attributable to a taxpayer's becoming disabled.
4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).
5.  Distributions made under certain annuities issued in connection with structured settlement agreements.
6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).
7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 591/2 and (b) 5 years have elapsed since the first of these periodic payments.
e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f.  Required Distributions
i.  Death of Contract Owner or Primary Annuitant
Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:
1.  If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

Union Security Life Insurance Company of New York	31

2.  If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and
3.  If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.
ii.  Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.
iii.  Spouse Beneficiary
If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.
iv.  Civil Union or Domestic Partner
Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.
Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner, rather than the spouse of the Contract Owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract Owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract Owner.
g.  Addition of Rider or Material Change.
The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h.  Partial Exchanges.
The owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). The IRS in Revenue Procedure 2011-38, indicated that a partial exchange made on or after October 24, 2011 will be treated as a tax-free exchange under Code Section 1035 if there is no distribution from or surrender of, either contract involved in the exchange within 180 days of such exchange. Amounts received as annuity payments for a period of at least 10 years on one or more lives will not be treated as distributions for this purpose. If a transfer does not meet the 180-day test, the IRS will apply general tax rules to determine the substance and treatment of the transfer.
We advise you to consult with a qualified tax adviser as to the potential tax consequences before attempting any partial exchanges.
3.  Diversification Requirements.
The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.
The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:
•  no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,
•  no more than 70% is represented by any two investments,
•  no more than 80% is represented by any three investments, and
•  no more than 90% is represented by any four investments.

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In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.
A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.
Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.
4.  Tax Ownership of the Assets in the Separate Account.
In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.
Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, indicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.
Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:
1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.
2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.
Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract,

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the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.
F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser's beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 371/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendant) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.
H. Tax Disclosure Obligations
In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by us, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.
Information Regarding Tax-Qualified Retirement Plans
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms

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and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance with regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the Owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the Owner of a Contract, as recorded on our books and records. If you are purchasing a Contract through a Qualified Plan, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Contract Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities ("IRAs").
In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.
a.  Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1 / 2 or dies, as described below, may result in imposition of a 50% additional tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1 / 2 or dies is subject to a 10% additional tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.
IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain

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the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
b.  SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
c.  SIMPLE IRAs
The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% additional tax for failure to make a full RMD, and to the 10% additional tax on premature distributions, as described below. In addition, the 10% additional tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.
d.  Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. Prior to January 1, 2018, the Owner of a Traditional IRA or other qualified plan assets could recharacterize a Traditional IRA to a Roth IRA under certain circumstances. Effective January 1, 2018, a Traditional ira or other plan cannot be recharaterized as a Roth IRA. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

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In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.
3. Tax Sheltered Annuity under Section 403(b) ("TSA")
Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.
A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:
a.  after the employee reaches age 591/2;
b.  upon the employee's separation from service;
c.  upon the employee's death or disability;
d.  in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or
e.  as a qualified reservist distribution upon certain calls to active duty.
An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.
Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. § 1.403(b)-8(c)(2).
Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.
4. Deferred Compensation Plans under Section 457 ("Section 457 Plans")
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a "governmental employer" is a State, a political subdivision

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of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($18,000 for 2017 and $18,500 for 2018). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1 / 2 , (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).
5. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.
In addition, additional taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
6. Additional Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal additional taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Additional taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The additional taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.
a.   Additional taxes on Premature Distributions
Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1 / 2 . However, this 10% additional tax does not apply to a distribution that is either:
(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;
(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);
(iii)  part of a series of substantially equal periodic payments (not less frequently than annually — "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;
(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);
(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);
(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

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(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.
In addition, the 10% additional tax does not apply to a distribution from an IRA that is either:
(viii)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;
(ix)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or
(x)  for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).
If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., additional tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1 / 2 and (b) 5 years have elapsed since the first of these periodic payments.
For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% additional tax rate is increased to 25%.
b.   RMDs and 50% Additional Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% additional tax on the amount that has not been timely distributed.
An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:
(i)  the calendar year in which the individual attains age 701/2, or
(ii)  (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.
A special rule applies to individuals who attained age 701/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over:
(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or
(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 701/2.
If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.
The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% additional tax for RMDs if such additional RMD amount is not timely distributed.
8. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

Union Security Life Insurance Company of New York	39

For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable additional tax.
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either:
a.  an RMD amount;
b.  one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or
c.  any distribution made upon hardship of the employee.
Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457 (e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution additional tax applicable to distributions from such a "predecessor" Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina

40	Union Security Life Insurance Company of New York

Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

Union Security Life Insurance Company of New York	41

Accumulation Unit Values
(For an Accumulation Unit outstanding throughout the period)
The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

	As of December 31,
Sub-Account	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
AB VPS International Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.152	$8.793	$9.001	$9.151	$8.091	$7.035	$8.398	$7.472	$5.377	$10.560
Accumulation Unit Value at end of period	$10.957	$8.152	$8.793	$9.001	$9.151	$8.091	$7.035	$8.398	$7.472	$5.377
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	4	4	4	4	4	4	6	20
AB VPS Large Cap Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$43.777	$42.849	$38.737	$34.090	$24.932	$21.406	$22.293	$20.340	$14.857	$24.734
Accumulation Unit Value at end of period	$57.521	$43.777	$42.849	$38.737	$34.090	$24.932	$21.406	$22.293	$20.340	$14.857
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	1	1	1	2	1	1	1	8
American Century VP Balanced Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$32.254	$30.282	$31.222	$28.549	$24.422	$21.943	$20.926	$18.830	$16.379	$20.651
Accumulation Unit Value at end of period	$36.575	$32.254	$30.282	$31.222	$28.549	$24.422	$21.943	$20.926	$18.830	$16.379
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	4	4	4	4	4	4	8	8
American Century VP Capital Appreciation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$34.818	$33.881	$33.389	$31.014	$23.796	$20.606	$22.140	$16.939	$12.413	$23.170
Accumulation Unit Value at end of period	$42.215	$34.818	$33.881	$33.389	$31.014	$23.796	$20.606	$22.140	$16.939	$12.413
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	1	1	1	1	2
Federated Fund for U.S. Government Securities Fund II
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.462	$21.218	$21.203	$20.358	$20.878	$20.366	$19.341	$18.473	$17.638	$16.991
Accumulation Unit Value at end of period	$21.776	$21.462	$21.218	$21.203	$20.358	$20.878	$20.366	$19.341	$18.473	$17.638
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	3	5	4	6	5	6	8	13
Federated High Income Bond Fund II
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$34.275	$29.986	$30.917	$30.242	$28.394	$24.868	$23.752	$20.796	$13.667	$18.551
Accumulation Unit Value at end of period	$36.490	$34.275	$29.986	$30.917	$30.242	$28.394	$24.868	$23.752	$20.796	$13.667
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Federated Managed Tail Risk Fund II
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.837	$12.387	$13.304	$13.494	$11.640	$10.613	$11.257	$10.362	$—	$—
Accumulation Unit Value at end of period	$13.074	$11.837	$12.387	$13.304	$13.494	$11.640	$10.613	$11.257	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	1	1	1	—	—

42	Union Security Life Insurance Company of New York

	As of December 31,
Sub-Account	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
Federated Managed Volatility Fund II
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.088	$23.402	$25.429	$24.583	$20.283	$17.943	$17.203	$15.418	$12.073	$15.232
Accumulation Unit Value at end of period	$29.499	$25.088	$23.402	$25.429	$24.583	$20.283	$17.943	$17.203	$15.418	$12.073
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.851	$9.883	$9.918	$9.962	$9.992	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.957	$9.902	$9.851	$9.883	$9.918	$9.962	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	9	9	11	11	15	—	—	—	—
HIMCO VIT Index Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$36.437	$32.800	$32.601	$30.059	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$44.052	$36.437	$32.800	$32.601	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	4	5	—	—	—	—	—	—
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$30.716	$27.983	$29.830	$27.708	$21.534	$18.994	$19.092	$17.505	$13.706	$19.708
Accumulation Unit Value at end of period	$34.607	$30.716	$27.983	$29.830	$27.708	$21.534	$18.994	$19.092	$17.505	$13.706
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	2	2	2	2	2	2	3
Invesco V.I. Global Health Care Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$42.304	$47.995	$46.734	$39.229	$28.038	$23.296	$22.512	$21.477	$16.897	$23.779
Accumulation Unit Value at end of period	$48.779	$42.304	$47.995	$46.734	$39.229	$28.038	$23.296	$22.512	$21.477	$16.897
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	4	4	4	5	5	3	4	4
Invesco V.I. Government Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.853	$9.888	$9.932	$9.975	$9.995	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.864	$9.853	$9.888	$9.932	$9.975	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	9	10	4	4	—	—	—	—	—
Invesco V.I. Technology Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.989	$23.268	$21.882	$19.793	$15.888	$14.342	$15.173	$12.565	$8.019	$14.514
Accumulation Unit Value at end of period	$30.926	$22.989	$23.268	$21.882	$19.793	$15.888	$14.342	$15.173	$12.565	$8.019
Number of Accumulation Units outstanding at end of period (in thousands)	2	1	1	1	1	2	3	3	2	2
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$42.614	$41.785	$39.024	$35.981	$26.411	$22.600	$22.776	$19.837	$14.473	$23.231
Accumulation Unit Value at end of period	$55.745	$42.614	$41.785	$39.024	$35.981	$26.411	$22.600	$22.776	$19.837	$14.473
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	1	—	—	—	1

Union Security Life Insurance Company of New York	43

	As of December 31,
Sub-Account	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.664	$10.294	$10.796	$10.548	$10.158	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.388	$11.664	$10.294	$10.796	$10.548	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	—	—	—	—	—	—	—	—
MFS Strategic Income Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.166	$10.362	$10.605	$10.315	$10.074	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.809	$11.166	$10.362	$10.605	$10.315	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	—	—	3	—	—	—	—	—
Neuberger Berman Large Cap Value Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$31.849	$25.119	$28.609	$26.161	$20.039	$17.264	$19.564	$16.990	$10.935	$23.073
Accumulation Unit Value at end of period	$35.942	$31.849	$25.119	$28.609	$26.161	$20.039	$17.264	$19.564	$16.990	$10.935
Number of Accumulation Units outstanding at end of period (in thousands)	1	3	—	—	—	1	1	1	3	1
Neuberger Berman Short Duration Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.890	$15.770	$15.812	$15.787	$15.761	$15.135	$15.159	$14.463	$12.820	$14.876
Accumulation Unit Value at end of period	$15.960	$15.890	$15.770	$15.812	$15.787	$15.761	$15.135	$15.159	$14.463	$12.820
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	—	6	5	3	—	1	1	2
NVIT Emerging Markets Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.777	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.733	$9.777	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	—	—	—	—	—	—	—	—
Pioneer Fund VCT Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.727	$18.960	$19.057	$17.241	$12.994	$11.840	$12.428	$10.760	$8.633	$13.192
Accumulation Unit Value at end of period	$25.115	$20.727	$18.960	$19.057	$17.241	$12.994	$11.840	$12.428	$10.760	$8.633
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	1	1	1	1	1	2
Pioneer Select Mid Cap Growth VCT Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$37.765	$36.569	$36.145	$33.180	$23.396	$21.959	$22.568	$18.857	$13.103	$20.403
Accumulation Unit Value at end of period	$48.885	$37.765	$36.569	$36.145	$33.180	$23.396	$21.959	$22.568	$18.857	$13.103
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	2	2	2	1	1	5
VanEck VIP Global Hard Assets Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$29.126	$20.359	$30.728	$38.155	$34.674	$33.689	$40.504	$31.483	$20.075	$37.429
Accumulation Unit Value at end of period	$28.503	$29.126	$20.359	$30.728	$38.155	$34.674	$33.689	$40.504	$31.483	$20.075
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	1	3	3	3

44	Union Security Life Insurance Company of New York

	As of December 31,
Sub-Account	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
VanEck VIP Unconstrained Emerging Markets Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.656	$18.554	$21.444	$21.080	$23.312	$22.186	$20.609	$19.494	$18.477	$17.914
Accumulation Unit Value at end of period	$21.964	$19.656	$18.554	$21.444	$21.080	$23.312	$22.186	$20.609	$19.494	$18.477
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	1	2	2	3
Voya Global Equity Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.802	$9.310	$10.030	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.045	$9.802	$9.310	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	6	—	—	—	—	—	—	—
VY JPMorgan Emerging Markets Equity Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.738	$14.845	$17.660	$17.542	$18.645	$15.695	$19.239	$16.021	$9.355	$19.239
Accumulation Unit Value at end of period	$23.887	$16.738	$14.845	$17.660	$17.542	$18.645	$15.695	$19.239	$16.021	$9.355
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	2	2	2	2	5	6	3
Wells Fargo VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$51.931	$48.460	$49.402	$49.449	$34.542	$29.471	$29.479	$21.847	$15.642	$28.237
Accumulation Unit Value at end of period	$66.758	$51.931	$48.460	$49.402	$49.449	$34.542	$29.471	$29.479	$21.847	$15.642
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	2	3	3	2	3	2	1

Union Security Life Insurance Company of New York	45

Further Information About Union Security Life Insurance Company of New York
ITEM 3. RISK FACTORS
Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.
Amounts are presented in United States of America ("U.S.") dollars and all amounts are in millions, except for number of shares, per share amounts, number of employees, number of securities in an unrealized loss position and number of loans.
For additional risks that relate to our business and additional detail on the risks outlined above, please see the Risk Factors in Assurant's 2017 Annual Report on Form 10-K filed with the SEC.
Reinsurers' failure to fulfill obligations.
In the past, Assurant, Inc. (the "Parent") has sold, and in the future the Parent may sell, businesses through reinsurance or coinsurance to third parties. For example, in 2016, the Parent sold the Assurant Employee Benefits segment to Sun Life Assurance Company of Canada (“Sun Life”), a subsidiary of Sun Life Financial Inc. In 2001 the Parent sold the insurance operations of its Fortis Financial Group ("FFG") division to The Hartford Financial Services Group, Inc. ("The Hartford") and in 2000 the Parent sold its Long Term Care ("LTC") division to John Hancock Life Insurance Company ("John Hancock"), now a subsidiary of Manulife Financial Corporation. Most of the assets backing reserves reinsured or coinsured under these sales are held in trusts or separate accounts. However, if the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert to us.
The A.M. Best Company (“A.M. Best”) ratings of Sun Life, John Hancock and The Hartford are A+, A+ and BB+, respectively as of December 31, 2017. A.M. Best currently maintains a stable outlook on each of their financial strength ratings of Sun Life and John Hancock. The A.M. Best ratings of The Hartford are currently under review with developing implications.
We also face the risk of again becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process these businesses. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition. In addition, third parties to whom we have sold businesses in the past may in turn sell these businesses to other third parties, and we could face risks related to the new administrative systems and capabilities of these third parties in administering these businesses.
General economic, financial market and political conditions may materially adversely affect our results of operations and financial condition.
General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. Limited availability of credit, deteriorations of the global mortgage and real estate markets, declines in consumer confidence and consumer spending, low interest rates, increases in prices or in the rate of inflation, continuing high unemployment, or disruptive geopolitical events could contribute to increased volatility and diminished expectations for the economy and the financial markets. Specifically, during periods of economic downturn:
•  individuals and businesses may (i) choose not to purchase our insurance products and other related products and services, (ii) terminate existing policies or contracts or permit them to lapse, or (iii) choose to reduce the amount of coverage they purchase;
•  clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums from such clients and the collection of receivables from such clients for items such as unearned premiums;
•  there is an increased risk of fraudulent insurance claims;
• there is a higher loss ratio on credit card and installment loan insurance due to rising unemployment and disability levels; and
• substantial decreases in loan availability and origination could reduce the demand for credit insurance that we write.
Additionally, continued uncertainty surrounding the U.S. Federal Reserve’s monetary policy and the new administration could adversely affect the U.S. and the global economy.
Our actual claims losses may exceed our reserves for claims, requiring us to establish additional reserves or to incur additional expense for settling unreserved liabilities, which could materially affect our results of operations, profitability and capital.
We maintain reserves to cover our estimated ultimate exposure for claims and claim adjustment expenses with respect to reported claims and incurred but not reported claims (“IBNR”) as of the end of each accounting period. Whether calculated under accounting principles generally accepted in the United States of America (“GAAP”) or Statutory Accounting Principles (“SAP”), reserves are estimates. Reserving is inherently a matter of judgment; our ultimate liabilities could exceed reserves for a variety of reasons, including changes in macroeconomic factors (such as unemployment and interest rates), case development and other factors. From time to time, we also adjust our reserves, and may adjust our reserving methodology, as

46	Union Security Life Insurance Company of New York

these factors and our claims experience changes. Reserve development, changes in our reserving methodology and paid losses exceeding corresponding reserves could have a material adverse effect on our results of operations.
A.M. Best rates the financial strength of the Company, and a decline in these ratings could affect our standing in the insurance industry and cause our sales and earnings to decrease.
Ratings are important considerations in establishing the competitive position of insurance companies. A.M. Best ratings reflect their opinions of our financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. These ratings are subject to periodic review by A.M. Best, and we cannot assure that we will be able to retain these ratings.
Any reduction in our ratings could materially adversely affect the demand for our products by intermediaries and consumers, and materially adversely affect our results. In addition, any reduction in our financial strength ratings could materially adversely affect our cost of borrowing.
As of December 31, 2017, contracts representing approximately 41% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A-" or better. The Company's clients may terminate the agreements and in some instances recapture in force business if the Company's ratings fall below "A-". This could materially and adversely affect our results of operations and financial condition.
Reliance on relationships with significant clients, distributors and other parties or if those parties face financial, reputational or regulatory issues.
Our relationships and contractual arrangements with significant clients, distributors and other parties with whom we do business are important to the success of our business. If our significant clients, distributors and/or other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services or regulatory restrictions or compliance issues.
Failure to develop and maintain distribution sources or attract and retain sales representatives.
An interruption in, or changes to, our relationships with various third-party distributors or our inability to attract and retain our sales representatives could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition.
Market conditions, changes in interest rates, and prolonged periods of low interest rates may materially affect our results.
Recent periods have been characterized by low interest rates. A prolonged period during which interest rates remain at historically low levels may result in lower-than-expected net investment income and larger required reserves. In addition, certain statutory capital requirements are based on formulas or models that consider interest rates and a prolonged period of low interest rates may increase the statutory capital we are required to hold.
Changes in interest rates may materially adversely affect the performance of some of our investments. Interest rate volatility may materially increase or reduce unrealized gains or unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control.
The fair market value of the fixed maturity securities in our portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. Because all of our fixed maturity securities are classified as available for sale, changes in the market value of these securities are reflected in our balance sheets. Their fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income from fixed maturity investments increases or decreases directly with interest rates. In addition, actual net investment income and cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations. An increase in interest rates will also decrease the net unrealized gains in our current investment portfolio.
We employ asset/liability management strategies to manage the adverse effects of interest rate volatility and the likelihood that cash flows are unavailable to pay claims as they become due. Our asset/liability management strategies do not completely eliminate the adverse effects of interest rate volatility, and significant fluctuations in the level of interest rates may require us to liquidate investments prior to maturity at a significant loss to pay claims. This could have a material adverse effect on our results of operations and financial condition.
Our investment portfolio is subject to various risks that may result in realized investment losses.
We are subject to credit risk in our investment portfolio, primarily from our investments in corporate bonds, preferred stocks, municipal bonds, and commercial mortgages. Defaults by third parties in the payment or performance of their obligations could reduce our investment income and realized investment gains or result in the continued recognition of investment losses. The value of our investments may be materially adversely affected by increases in interest rates, downgrades in the corporate bonds included in the portfolio and by other factors that may result in the continued recognition of other-than-temporary impairments. Each of these events may cause us to reduce the carrying value of our investment portfolio.

Union Security Life Insurance Company of New York	47

Further, the value of any particular fixed maturity security is subject to impairment based on the creditworthiness of a given issuer. A significant increase in defaults and impairments on our fixed maturity investment portfolio could materially adversely affect our results of operations and financial condition.
We currently invest in equity securities representing less than 1% of the fair value of our total investments as of December 31, 2017. However, we have had higher percentages in the past and may make more such investments in the future. Investments in equity securities generally provide higher expected total returns but present greater risk to preservation of capital than our fixed maturity investments.
If treasury rates or credit spreads were to increase, the Company may have additional realized and unrealized investment losses and increases in other-than-temporary impairments. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Inherently, there are risks and uncertainties involved in making these judgments. Changes in facts, circumstances, or critical assumptions could cause management to conclude that further impairments have occurred. This could lead to additional losses on investments.
The recently enacted U.S. Tax Cuts and Jobs Act (the "TCJA") will have a significant impact on our results of operation and financial condition.
On December 22, 2017, the TCJA was enacted, which significantly amends the Internal Revenue Code of 1986. The TCJA, among other things, reduces the corporate tax rate from a statutory rate of 35% to 21%, imposes a one-time transition tax on offshore earnings at reduced rates, allows immediate deductions for certain new investments and modifies or repeals many business deductions. While we are currently evaluating the effects of the TCJA, we expect the legislation will have a favorable impact on our financial results beginning in 2018. In addition, the enactment of the TCJA resulted in a one-time provision of $0.7 million as a result of the Federal corporate rate change as applied to our deferred tax assets and liabilities as of the enactment date. We also estimate that the one-time transition tax will have no impact on our results of operation. However, the overall impact of the TCJA is uncertain due to the ambiguities in the application of certain provisions of the TCJA, the impact of future guidance, interpretations or rules issued by government agencies in applying the TCJA and potential court decisions interpreting the legislation. Changes in the application or interpretation of the TCJA could have an adverse impact on our results of operation and financial condition.
The value of our deferred tax assets could become impaired, which could materially and adversely affect our results of operations and financial condition.
In accordance with applicable income tax guidance, the Company must determine whether its ability to realize the value of its deferred tax asset or to recognize certain tax liabilities related to uncertain tax positions is “more likely than not.” Under current income tax guidance, a deferred tax asset should be reduced by a valuation allowance, or a liability related to uncertain tax positions should be accrued, if, based on the weight of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. The realization of deferred tax assets depends upon the existence of sufficient taxable income of the same character during the carryback or carry-forward periods.
In determining the appropriate valuation allowance, management made certain judgments relating to recoverability of deferred tax assets, use of tax loss and tax credit carry-forwards, levels of expected future taxable income and available tax planning strategies. The assumptions in making these judgments are updated periodically on the basis of current business conditions affecting the Company and overall economic conditions. These management judgments are therefore subject to change due to factors that include, but are not limited to, changes in our ability to realize sufficient taxable income of the same character in the same jurisdiction or in our ability to execute other tax planning strategies. Furthermore, any future changes in tax laws could impact the value of our deferred tax assets. Management will continue to assess and determine the need for, and the amount of, the valuation allowance in subsequent periods. Any change in the valuation allowance could have a material impact on our results of operations and financial condition.
The failure to effectively maintain and modernize our information technology systems could adversely affect our business.
The success of our business depends on our ability to maintain effective information technology systems and to enhance our technology to support the Company’s business in an efficient and cost-effective manner. This requires us to maintain effective planning and management processes and certain other automated management and accounting systems as well as to continually upgrade product and service offerings and support growth, as our ability to integrate our systems with those of our clients is critical to our success. Our information systems rely on the commitment of significant financial and managerial resources to maintain and enhance existing systems as well as develop and create new systems and products to keep pace with continuing changes in information processing technology or evolving industry and regulatory requirements. We must also integrate the systems of acquired businesses effectively so that technology gained through acquisitions meets the required level of security and performance capabilities to avoid additional risk to existing operations. We periodically update our operations and financial systems, procedures and controls; however; we still rely on manual processes and procedures that may not scale proportionately with our business growth. Our information systems will continue to require automation, modifications and improvements to respond to current and future changes in our business. If we are unable to implement appropriate systems, procedures and controls, we may not be able to successfully offer our products and grow our business and account for

48	Union Security Life Insurance Company of New York

transactions in an appropriate and timely manner. System development projects may be more costly or time-consuming than anticipated and may not deliver the expected benefits upon completion. In addition, our employees or agents could fail to monitor or implement enhancements or other modifications to a system in a timely or effective manner, or fail to complete appropriate controls when implementing new systems or updating current systems. This could cause significant disruption to our business. If we fail to maintain systems that function effectively without interruption (including through a failure to replace or update redundant or obsolete hardware, applications or software systems), or fail to update our systems to support our transformation and keep pace with technological advancements, our relationships and ability to conduct our business may be adversely affected. In addition, a failure to implement in a timely manner appropriate internal systems, procedures and control could have an adverse effect on our business, financial condition and results of operations.
We could incur significant liability if our information systems are breached or we otherwise fail to protect the security of data residing on our systems, which could adversely affect our business and results of operations.
We receive and are required to protect confidential and other sensitive information, including personal data that we receive from our customers, vendors and other third parties. We rely on the uninterrupted and secure operation of our information technology systems to securely process, transmit and store this information. In the normal course of business, we also share confidential and other sensitive information with our vendors and other third parties. Our information technology systems and those of our vendors and other third parties are vulnerable to threats from computer viruses, malware, ransomware, cyber-attack and other similar breach events. Our systems are also subject to compromise from internal threats such as improper action by employees, vendors and other third parties who may have otherwise legitimate access to our systems.
Cyber threats are rapidly evolving and becoming increasingly sophisticated. Our data protection measures may not be effective to protect our network and systems from such threats, which could result in the misappropriation or compromise of data, fraud, system disruption or shutdown. Certain measures that could increase the security of our infrastructure take significant time and resources to deploy broadly, and may not be effective against an attack in any event. We also may be unable to detect an incident, assess its severity or impact, or appropriately respond in a timely manner. The inability to implement and maintain effective protective measures and other safeguards or adequately respond to a breach could have a material adverse effect on our business.
We have numerous vendors and other third parties who receive data from us in connection with the services we offer our customers. We are at risk of a cyber-attack involving a vendor or other third party, which could result in a breakdown of such third party’s data protection measures. To the extent that a vendor or third party suffers a cyber-attack that compromises their operations, our data or the data of our customers could be compromised or we may experience possible service interruption, which could have a material adverse effect on our business.
Due to the large number and age of the systems and platforms that we operate and the increased frequency at which vendors issue security patches to their products, we are at risk that we cannot deploy patches or otherwise respond to cyber threats in a timely and effective manner. We are also dependent on vendors and other third parties like cloud service providers to keep their systems patched in order to protect our data. If we and our vendors are unable to keep systems patched in a timely manner, we or they may be breached, which could have a material adverse effect on our business.
Our policies, procedures and technical safeguards may also be insufficient to prevent or detect improper access to confidential, personal or proprietary information by employees, vendors or other third parties with otherwise legitimate access to our systems.
Unauthorized disclosure of data could cause our customers to lose faith in our ability to protect their information and they may cease to do business with us. Data breaches could lead to claims against the Company, result in legal or regulatory action, including significant fines and penalties and harm our reputation, which could adversely affect our business and results of operations. We could also experience other adverse consequences resulting from the loss or inappropriate disclosure of data, including a disruption in our operations, unfavorable underwriting and reserving decisions and internal control deficiencies. We may be required to expend significant additional resources to mitigate the damage caused by any security breach and to protect against future damage. In addition, our liability insurance, which includes cyber insurance, may not be sufficient in type or amount to cover us against claims related to security breaches, cyber-attacks and other related breaches.
We may be unable to accurately predict and price for claims and other costs, which could reduce our profitability.
Our profitability could vary depending on our ability to predict and price for claims and other costs including, but not limited to, the frequency and severity of property claims. This ability could be affected by factors such as inflation, changes in the regulatory environment, changes in industry practices or changes in legal, social or environmental conditions, or new technologies. Political or economic conditions can also affect the availability of programs on which our business may rely to accurately predict claims and other costs. The inability to accurately predict and price for claims and other costs could materially adversely affect our results of operations and financial condition.
We are subject to extensive laws and regulations and risks related to changes in regulation and litigation and regulatory actions.
We are subject to comprehensive regulation and oversight by the New York Department of Financial Services ("NYDFS") in jurisdictions in which we do business. The NYDFS has broad administrative powers with respect to all aspects of the insurance

Union Security Life Insurance Company of New York	49

business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.
Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.
In addition, regulators in certain states have hired third party auditors to audit the unclaimed property records of insurance companies operating in those states. Among other companies, the Parent is currently subject to these audits in a number of states and has been responding to the information requests from these auditors.
The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.
As part of a previously disclosed settlement between the Parent and the U.S. Securities and Exchange Commission (the "SEC"), the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940. If the Company fails to continue to meet the conditions in the application for permanent relief, then the Company could lose its ability to act as depositor of the separate accounts related to the FFG businesses sold to the Hartford in 2001. This could result in significant costs to restructure the modified coinsurance structure currently in place.
We depend on the Parent for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on Assurant or our business, but any adverse outcome could have a material adverse effect on our business, results of operations or financial condition.
ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL (OPEN)
Jessica M. Olich, Esq., who has given a legal opinion as to the validity of the Contracts, serves as Assistant Secretary of the Company and owns less than 1% of shares of common stock of the Company's parent, Assurant, Inc.
ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT
(A) DESCRIPTION OF THE BUSINESS
Legal Organization
Union Security Life Insurance Company of New York is a stock life insurance company formed in 1971 and organized under the laws of the State of New York. It is a direct wholly-owned subsidiary of Assurant, Inc. ("Assurant"), which is a global provider of risk management solutions in the housing and lifestyle markets, protecting where people live and the goods they buy. Assurant operates in North America, Latin America, Europe and Asia Pacific. Assurant is traded on the New York Stock Exchange under the symbol AIZ.
In this report, references to the "Company," "Union Security Life," "we," "us" or "our" refer to Union Security Life Insurance Company of New York.
Business Organization
Union Security Life is licensed to sell life, health and annuity insurance only in the State of New York and writes insurance products that are marketed in New York, mainly by the Assurant Global Lifestyle and the former Assurant Employee Benefits operating segments of Assurant. However, as referenced above, most of the businesses of the Company were sold through reinsurance or coinsurance arrangements and therefore most revenue and income activity is offset by the reinsurance or coinsurance arrangements.
Our total 2017 revenues of $6.2 million included $3.0 million of amortization of deferred gains and gains on disposal of businesses and $0.1 million of net realized gains on investments. The remaining revenues of $3.1 million were primarily attributed to the Corporate and Other segment (66%) and the Assurant Global Lifestyle segment (33%). See Note 1 to the Financial Statements for more information, including related to the 2016 sale of the Assurant Employee Benefits business.
With respect to the Assurant Global Lifestyle segment, we market, sell and issue credit life and credit disability products and accidental death products.
As a direct wholly-owned subsidiary of Assurant, Union Security Life does not have any publicly issued equity or debt securities. However, we are subject to certain filing requirements under the federal securities laws because we have issued certain variable and market value adjusted annuity contracts, which are required to be registered as securities. Assurant exited this line of business and sold the business segment, then referred to as FFG, to The Hartford in 2001. This sale was accomplished by means of coinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.

50	Union Security Life Insurance Company of New York

As of December 31, 2017, the Company had no direct employees and is supported by two employees of Assurant or an Assurant subsidiary who spent a portion of their time working for us at our Fayetteville, New York headquarters, as well as several Assurant employees in other locations supporting our legal, investment management, administrative, claims handling, actuarial, tax, accounting and financial functions.
For additional information that relates to Assurant’s businesses, refer to Assurant’s 2017 Annual Report on Form 10-K filed with the SEC and available on the SEC’s website at www.sec.gov or through Assurant’s website at www.assurant.com.
(B) DESCRIPTION OF THE PROPERTY
Our Parent leases office space for the Company in Fayetteville, New York that serves as our headquarters. We believe that our leased property is adequate for our current business operations.
(C) LEGAL PROCEEDINGS
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff and may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. Although the Company cannot predict the outcome of any litigation, regulatory examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company’s results of operations or cash flows for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect individually or in the aggregate, on the Company’s financial position.
(D) NOT APPLICABLE.

Union Security Life Insurance Company of New York	51

(E) FINANCIAL STATEMENTS

INDEX
Financial Statements of Union Security Life Insurance Company of New York
Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2017 and 2016
Statements of Operations For Years Ended December 31, 2017, 2016 and 2015
Statements of Comprehensive Income For Years Ended December 31, 2017, 2016 and 2015
Statements of Changes in Stockholder’s Equity For Years Ended December 31, 2017, 2016 and 2015
Statements of Cash Flows For Years Ended December 31, 2017, 2016 and 2015
Notes to Financial Statements - December 31, 2017, 2016 and 2015

Financial Statement Schedules
Schedule I - Summary of Investments Other Than Investments in Related Parties as of December 31, 2017
Schedule III - Supplementary Insurance Information For Years Ended December 31, 2017, 2016 and 2015
Schedule IV - Reinsurance For Years Ended December 31, 2017, 2016 and 2015
Schedule V - Valuation and Qualifying Accounts For Years Ended December 31, 2017, 2016 and 2015

52	Union Security Life Insurance Company of New York

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:

Opinion on the Financial Statements
We have audited the accompanying balance sheets of Union Security Life Insurance Company of New York as of December 31, 2017 and 2016, and the related statements of operations, comprehensive income, changes in stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2017, including the related notes and financial statement schedules listed in the accompanying index (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 19, 2018

We have served as the Company's auditor since 2000.

Union Security Life Insurance Company of New York	53

Union Security Life Insurance Company of New York
Balance Sheets
At December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
	(in millions except per share and share amounts)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost — $51.2 in 2017 and $32.0 in 2016)	$54.6	$35.6
Equity securities available for sale, at fair value (cost — $0.1 in 2017 and $0.1 in 2016)	0.2	0.2
Short-term investments	1.3	9.7
Total investments	56.1	45.5
Cash and cash equivalents	1.6	25.9
Reinsurance recoverables	385.8	388.9
Other assets	1.5	3.4
Assets held in separate accounts	11.0	10.8
Total assets	$456.0	$474.5
Liabilities
Future policy benefits and expenses	$294.1	$289.3
Unearned premiums	2.9	3.2
Claims and benefits payable	89.3	96.7
Deferred gain on disposal of businesses	2.3	5.3
Accounts payable and other liabilities	2.0	1.7
Liabilities related to separate accounts	11.0	10.8
Total liabilities	401.6	407.0
Commitments and contingencies (Note 12)
Stockholder's equity
Common stock, par value $20 per share, 100,000 shares authorized, issued, and outstanding	2.0	2.0
Additional paid-in capital	45.2	45.2
Retained earnings	4.8	17.7
Accumulated other comprehensive income	2.4	2.6
Total stockholder's equity	54.4	67.5
Total liabilities and stockholder's equity	$456.0	$474.5
See the accompanying Notes to the Financial Statements

54	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
Statements of Operations
Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,
	2017	2016	2015
	(in millions)
Revenues
Net earned premiums	$1.0	$4.5	$21.7
Net investment income	2.1	2.4	6.0
Net realized gains on investments	0.1	5.5	0.5
Amortization of deferred gains and gains on disposal of businesses	3.0	26.7	0.3
Fees and other income	—	—	0.1
Total revenues	6.2	39.1	28.6
Benefits, losses and expenses
Policyholder benefits	0.4	3.0	16.3
Underwriting, general and administrative expenses	0.7	1.2	6.7
Total benefits, losses and expenses	1.1	4.2	23.0
Income before provision for income taxes	5.1	34.9	5.6
Provision for income taxes	2.2	13.4	1.4
Net income	$2.9	$21.5	$4.2
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York	55

Union Security Life Insurance Company of New York
Statements of Comprehensive Income
Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,
	2017	2016	2015
	(in millions)
Net income	$2.9	$21.5	$4.2
Other comprehensive loss:
Change in unrealized gains on securities, net of taxes of $0.1, $1.9, and $1.1, respectively (1)	(0.2)	(3.5)	(2.2)
Total other comprehensive loss	(0.2)	(3.5)	(2.2)
Total comprehensive income	$2.7	$18.0	$2.0
(1) Includes other-than-temporary impairment gains recognized in other comprehensive income.

See the accompanying Notes to the Financial Statements

56	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
Statements of Changes in Stockholder's Equity
At December 31, 2017, 2016 and 2015

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	(in millions)
Balance, January 1, 2015	$2.0	$44.1	$1.3	$8.3	$55.7
Net income	—	—	4.2	—	4.2
Dividends (1)	—	(2.6)	(5.5)	—	(8.1)
Other comprehensive loss	—	—	—	(2.2)	(2.2)
Balance, December 31, 2015	$2.0	$41.5	$—	$6.1	$49.6
Net income	—	—	21.5	—	21.5
Dividends	—	—	(3.8)	—	(3.8)
Capital contribution from affiliated entity	—	3.7	—	—	3.7
Other comprehensive loss	—	—	—	(3.5)	(3.5)
Balance, December 31, 2016	$2.0	$45.2	$17.7	$2.6	$67.5
Net income	—	—	2.9	—	2.9
Dividends	—		(15.8)	—	(15.8)
Other comprehensive loss	—	—	—	(0.2)	(0.2)
Balance, December 31, 2017	$2.0	$45.2	$4.8	$2.4	$54.4
(1) Dividends are required to be deducted from retained earnings and when depleted, deducted from additional paid-in capital.
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York	57

Union Security Life Insurance Company of New York
Statements of Cash Flows
Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,
	2017	2016	2015
	(in millions)
Operating activities
Net income	$2.9	$21.5	$4.2
Adjustments to reconcile net income to net cash used in operating activities:
Noncash revenues, expenses, gains and losses included in income:
Amortization of deferred gains and gains on disposal of businesses	(3.0)	(26.7)	(0.3)
Net realized gains on investments (1)	(0.1)	(5.5)	(0.5)
Deferred tax expense (benefit)	1.8	(1.7)	(0.3)
Changes in operating assets and liabilities:
Change in reinsurance recoverable	0.1	(1.9)	0.2
Change in insurance policy reserves and expenses	(0.1)	—	(6.3)
Change in accounts payable and other liabilities	(0.4)	(0.5)	(0.2)
Change in income taxes	0.1	(1.0)	1.7
Other	—	(2.9)	(0.2)
Net cash provided by (used in) operating activities	1.3	(18.7)	(1.7)
Investing activities
Sales of:
Fixed maturity securities available for sale	13.7	0.5	2.2
Subsidiary, net of cash transferred (1)	—	44.0	—
Maturities, prepayments, and scheduled redemption of:
Fixed maturity securities available for sale	8.7	4.0	6.9
Commercial mortgage loans on real estate	—	2.4	4.7
Purchases of:
Fixed maturity securities available for sale	(40.7)	(8.1)	(0.3)
Change in short-term investments	8.4	0.8	(3.3)
Other	0.1	0.1	0.5
Net cash (used in) provided by investing activities	(9.8)	43.7	10.7
Financing activities
Cash dividends paid	(15.8)	(3.8)	(8.1)
Capital contribution from affiliated entity	—	3.7	—
Net cash used in financing activities	(15.8)	(0.1)	(8.1)
Change in cash and cash equivalents	(24.3)	24.9	0.9
Cash and cash equivalents at beginning of period	25.9	1.0	0.1
Cash and cash equivalents at end of period	$1.6	$25.9	$1.0
Supplemental information:
Income taxes paid	$0.3	$16.2	$2.0
(1) 2016 amount includes impacts from the sale of Assurant's Employee Benefits segment mainly through reinsurance transactions.
See the accompanying Notes to the Financial Statements

58	Union Security Life Insurance Company of New York

Notes to Financial Statements
Years Ended December 31, 2017, 2016 and 2015
(In millions except number of shares, per share amounts, number of securities in an unrealized loss position and number of loans)
1. NATURE OF OPERATIONS AND ITEMS IMPACTING BASIS OF PRESENTATION
Overview: Union Security Life Insurance Company of New York (the "Company") is a provider of life and health insurance products including group disability insurance, group dental insurance, group vision insurance, group life insurance, credit insurance and accidental death products. On March 1, 2016, Assurant, Inc. ("Assurant" or the "Parent") sold its Assurant Employee Benefits (“AEB”) segment mainly through a series of reinsurance transactions with Sun Life and Health Insurance Company (U.S.) ("Sun Life"), a subsidiary of Sun Life Financial Inc. The sale of AEB had a material impact to the results of operations, cash flows and financial condition of the Company. The Company's financial statements also reflect the assets, liabilities and activity associated with businesses that were sold through reinsurance and coinsurance arrangements. Specifically, in addition to the aforementioned sale of AEB, in 2001, Assurant entered into a reinsurance agreement with Hartford Life and Annuity Insurance Company ("The Hartford") for the sale of the Fortis Financial Group ("FFG") division. Also, in 2000, the Company divested its Long-Term Care ("LTC") operations to John Hancock Life Insurance Company, a subsidiary of Manulife Financial Corporation ("John Hancock"). Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet.
The Company is a wholly-owned subsidiary of the Parent. The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.
The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.
Sale of Assurant Employee Benefits: As referenced above, on March 1, 2016, the Parent completed the sale of its Assurant Employee Benefits segment through a series of transactions with Sun Life, for net cash consideration of $942.2 million (including contingent consideration), which resulted in a total estimated gain of $656.5 million. The Company's allocated portion of the cash consideration and the estimated gain was $45.1 million and $36.0 million, respectively, (the remaining cash consideration and estimated gain was allocated to other Assurant affiliates). The transaction was primarily structured as a reinsurance arrangement, as well as the sale of certain legal entities that included a ceding commission and other consideration. The reinsurance transaction does not extinguish the Company's primary liability on the policies it has issued or assumed, thus any gains associated with the prospective component of the reinsurance transaction are deferred and amortized over the contract period, including contractual renewal periods, in proportion to the amount of insurance coverage provided. The Company also has an obligation to continue to write and renew certain policies for a period of time until Sun Life commences policy writing and renewal.
The Company was required to allocate the proceeds considering the relative fair value of transaction components. Most of the expected gains resulting from the transaction related to our compensation for the inforce policies (prospective component), sales of net assets underlying the continuing business, as well as the future compensation for our performance obligations to write and renew certain policies for a period of time. The reinsurance for existing claims liabilities (retroactive component) resulted in a loss when considering the amounts paid for reinsurance premiums (assets transferred to Sun Life) exceeded the recorded liabilities related to the underlying reinsurance contracts. The Company also recognized realized gains associated with the fair value of assets transferred to Sun Life (which offset losses on the retroactive component).
The terms "deferred gain" and "amortization of deferred gain" broadly reflect the multiple transaction elements and earnings thereof, inclusive of the expected and actual income resulting from the reinsurance subject to prospective accounting, income expected to be earned related to the deferred gains associated with long-duration contracts, and the expected recognition of deferred revenues associated with our performance obligations.
The Company's deferred gain amount (representing $29.1 million of the total $36.0 million of original estimated gains) has been and will continue to be recognized as revenue over the contract period in proportion to the amount of insurance coverage provided, including estimated contractual renewals pursuant to rate guarantees. The ultimate amortization pattern will be dependent on a number of factors including the timing of when Sun Life commences directly writing and renewing policies and the sales and persistency on business the Company is obligated to write and renew in the interim.

Union Security Life Insurance Company of New York	59

The following represents a summary of the pre-tax gain recognized by transaction component, as well as the related classification within the Financial Statements:

	Years Ended December 31,
	2017	2016
Novations, resulting in recognized gains (a)	—	1.8
Loss on retroactive reinsurance component, before realized gains (b)	—	(1.0)
Net gain prior to realized gains on transferred securities supporting reinsurance component (c)	—	0.8
Realized gains on transferred supporting retroactive	—	5.3
Amortization of deferred gains (d)	2.8	26.4
Total	$2.8	$32.5
(a) Novations of certain insurance policies directly to Sun Life allowed for immediate gain recognition.
(b) Reinsurance of existing claims liabilities requires retroactive accounting necessitating losses to be recognized immediately. However, upon transfer of the associated assets supporting the liabilities, the Company recognized realized gains which more than offset the retroactive losses. The Company was required to classify the realized gains as part of net realized gains on investments, within the statements of operations.
(c) Amount classified within underwriting, general and administrative expenses in the statements of operations.
(d) Amount classified as amortization of deferred gains and gains on disposal of businesses within the statements of operations.
The remaining unamortized deferred gain as of December 31, 2017 was $0.8 million. The Company will review and evaluate the estimates affecting the deferred gain each period or when significant information affecting the estimates becomes known, and will adjust the prospective revenue to be recognized accordingly.
Dividends to Parent: The Company declared and paid cash dividends of $15.8 million and $3.8 million during the years ended December 31, 2017 and 2016, respectively, primarily using the proceeds from the sale of AEB.
Impairment of Goodwill: Due to the Assurant Employee Benefits sale to Sun Life, the Company no longer expected to have sufficient income from continuing operations to support the realization of its goodwill. As a result of this change, the Company impaired all of its goodwill of $0.3 during 2016.
Other transactional impacts: The Company received a capital contribution of $3.7 million from an affiliated entity related to the sale of AEB based on the difference in contractual and allocated consideration attributable to that entity.
Income from AEB presented in the financial statements: The pre-tax income for AEB (prior to the sale to Sun Life) was $0.2 million and $3.7 million for the years ended December 31, 2016 and 2015, respectively.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in millions, except for number of shares, per share amounts, number of securities and number of loans.
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts. The items affected by the use of estimates include but are not limited to, investments, reinsurance recoverables, other assets, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates recorded. The Company believes all amounts reported are reasonable and adequate.
Fair Value
The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 to the Financial Statements for further information.
Investments
Fixed maturity and equity securities are classified as available for sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on

60	Union Security Life Insurance Company of New York

securities classified as available for sale, less deferred income taxes, are included in accumulated other comprehensive income (“AOCI”).
Short-term investments include money market funds and short maturity investments. These amounts are reported at cost or amortized cost, which approximates fair value.
Realized gains and losses on sales of investments are recognized on the specific identification basis.
Investment income is recorded as earned and reported net of investment expenses.
The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.
Total Other-Than-Temporary Impairment Losses
For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment ("OTTI") losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell for equity securities that have an OTTI or for debt securities if there are only credit losses, total OTTI losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.
When a decline in value is considered to be other-than-temporary for equity method investments, the carrying value of these investments is written down, or impaired, to fair value.
Cash and Cash Equivalents
The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value.
Reinsurance
Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company’s primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds collateral (in the form of funds withheld, trusts and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management’s experience and current economic conditions.
Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.
Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in- force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.
Other Assets
Other assets primarily include prepaid items, premiums and accounts receivable, net and accrued investment income.
Separate Accounts
Assets and liabilities associated with separate accounts relate to considerations for variable annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because the accounts are administered by reinsurers.
Reserves
Reserves are established using generally accepted actuarial methods and reflect judgments about expected future claims payments. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Calculations incorporate assumptions about the incidence of incurred claims, the extent to which all claims have been reported, internal claims processing charges and other relevant factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the estimation of reserves includes an element of uncertainty given that management is using historical information and methods to project future events and reserve outcomes.

Union Security Life Insurance Company of New York	61

The recorded reserves represent our best estimates at a point in time of the ultimate settlement and administration of a claim or group of claims based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation. The adequacy of reserves may be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, inflation, natural or human-made catastrophes, judicial trends, legislative changes and claims handling procedures.
Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently complex process involving significant judgment, there can be no certainty that future settlement amounts for claims incurred through the financial reporting date will not vary from reported claims reserves. Future loss development could require reserves to be increased or decreased, which could have a material effect on our earnings in the periods in which such increases or decreases are made. However, based on information currently available, we believe our reserve estimates are adequate.
Long Duration Contracts
Future policy benefits and expense reserves for LTC and the traditional life insurance contracts no longer offered, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company’s experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.
Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.
Short Duration Contracts
The Company’s short duration contracts include former AEB group term life, group disability, dental and vision contracts, medical contracts no longer offered, credit life and disability contracts, and accidental death products. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported (“IBNR”) reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.
Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.
Contingencies
A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes.
Premiums
Long Duration Contracts
Premiums for long term care insurance and life insurance contracts no longer offered are recognized as revenue when due from the policyholder. For investment-type annuity contracts, revenues consist of charges assessed against policy balances.
Short Duration Contracts
The Company’s short duration contracts revenue is recognized over the contract term in proportion to the amount of insurance protection provided.
Fees and Other Income
Prior to March 1, 2016, the Company derived fees and other income from providing administrative services related to the AEB business. These fees were recognized monthly when services were performed.
Underwriting, General and Administrative Expenses
Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits, goodwill impairment and other general operating expenses.
Income Taxes
The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record current tax benefits to the extent such losses are recognized in the consolidated federal tax return.

62	Union Security Life Insurance Company of New York

Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized. The impact of changes in tax rates on all deferred tax assets and liabilities are required to be reflected within income on the enactment date, regardless of the financial statement component where the deferred tax originated.
The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.
Comprehensive Income (Loss)
Comprehensive income (loss) is comprised of net income, changes in net unrealized gains and losses on securities classified as available for sale and net unrealized gains and losses on other-than-temporarily impaired securities, less applicable deferred income taxes.
Uncollectible Receivable Balance
The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.
Deferred Gain on Disposal of Businesses
The applicable gains related to the AEB, LTC and FFG businesses referenced in Note 1 were required to be deferred and reported as liabilities since the form of these sales did not discharge the Company's primary liability to the insureds. The liabilities have been, and will continue to be amortized and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of the respective businesses at least annually, and adjusts the revenue recognized accordingly.
Recent Accounting Pronouncements — Not Yet Adopted
Income tax consequences for intra-entity transfers of assets: In October 2016, the Financial Accounting Standards Board ("FASB") issued amended guidance on tax accounting for intra-entity transfers of assets. Current guidance prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. The amendments require an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Also, the amended guidance eliminates the exception for an intra-entity transfer of an asset other than inventory. The amended guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. Early adoption is permitted. The adoption of this amended guidance will not have an impact on the Company’s financial position and results of operations.
Statement of cash flows presentation and classification: In August 2016, the FASB issued amended guidance on presentation and classification in the statement of cash flows. The amendments address certain specific cash flow issues including debt prepayment and debt extinguishment costs; settlement of zero-coupon or insignificant coupon debt instruments; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and guidance related to the identification of the primary source for separately identifiable cash flows. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. The adoption of this guidance will not have an impact on the Company’s financial position and results of operations.
Reporting credit losses of assets held at amortized cost: In June 2016, the FASB issued amended guidance on reporting credit losses for assets held at amortized cost and available for sale debt securities. For assets held at amortized cost, the amended guidance eliminates the probable recognition threshold and instead requires an entity to reflect the current estimate of all expected credit losses. For available for sale debt securities, credit losses are measured in a manner similar to current accounting requirements; however, the amended guidance requires that credit losses be presented as an allowance rather than as a permanent impairment. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amended guidance is effective in fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2020. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is evaluating the requirements of this guidance and the potential impact on the Company’s financial position and results of operations.
Financial instruments measurement and classification: In January 2016, the FASB issued amended guidance on the measurement and classification of financial instruments. This amended guidance requires that all equity investments be

Union Security Life Insurance Company of New York	63

measured at fair value with changes in fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). The amendments also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the fair value option has been elected for financial liabilities. The amendments eliminate the requirement to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost, however public business entities will be required to use the exit price when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. In addition, the new guidance requires financial assets and financial liabilities to be presented separately in the notes to the financial statements, grouped by measurement category and form of financial asset. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. Upon adoption, all common and preferred stocks will be measured at fair value through the income statement. For certain private equity investments recorded in Other investments, the Company will elect the measurement alternative to record these investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. The measurement alternative will be applied on a prospective basis. Upon adoption, the Company will record an immaterial cumulative adjustment to increase retained earnings. This entry represents a reclassification from AOCI of the unrealized gains on common and preferred stock as of the date of adoption.
Revenue recognition from contracts with customers: In May 2014, the FASB issued amended guidance on revenue recognition from contracts with customers, which is required to be implemented in 2018 for public companies. Further amendments and technical corrections were made to the amended guidance during 2016 and 2017. The amended guidance, which the Company will adopt effective January 1, 2018, affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. Insurance and similar contracts issued by insurance entities are within the scope of other standards and therefore are specifically excluded from the scope of the amended revenue recognition guidance. As such, the amended guidance will not have an impact on the Company’s financial position and results of operations.

64	Union Security Life Insurance Company of New York

3. INVESTMENTS
The following tables show the cost or amortized cost, gross unrealized gains and losses, fair value and OTTI of the Company's fixed maturity and equity securities as of the dates indicated:

	December 31, 2017
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States government and government agencies and authorities	$0.7	$0.1	$—	$0.8	$—
States, municipalities and political subdivisions	4.0	0.2	—	4.2	—
Foreign governments	0.2	0.2	—	0.4	—
Asset-backed	8.2	—	—	8.2
Residential mortgage-backed	2.9	0.3	—	3.2	0.2
U.S. corporate	27.5	2.0	(0.1)	29.4	—
Foreign corporate	7.7	0.7	—	8.4	—
Total fixed maturity securities	$51.2	$3.5	$(0.1)	$54.6	$0.2
Equity securities:
Non-redeemable preferred stocks	$0.1	$0.1	$—	$0.2	$—

	December 31, 2016
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States government and government agencies and authorities	$0.7	$0.1	$—	$0.8	$—
States, municipalities and political subdivisions	6.4	0.4	—	6.8	—
Foreign governments	0.3	0.1	—	0.4	—
Residential mortgage-backed	3.1	0.5	—	3.6	0.3
U.S. corporate	17.7	1.9	—	19.6	—
Foreign corporate	3.8	0.6	—	4.4	—
Total fixed maturity securities	$32.0	$3.6	$—	$35.6	$0.3
Equity securities:
Non-redeemable preferred stocks	$0.1	$0.1	$—	$0.2	$—
(a)  Represents the amount of OTTI recognized in AOCI. Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.
The Company's states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state exposure (including both general obligation and revenue securities) exceeding 2% and 5% of the overall investment portfolio as of December 31, 2017 and 2016, respectively. At December 31, 2017 and 2016, the securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers, including $2.0 million and $3.7 million, respectively, of advance refunded or escrowed-to-maturity bonds (collectively referred to as "pre-refunded bonds"), which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest. As of December 31, 2017 and 2016, revenue bonds account for 75% and 48%, of the holdings, respectively. Excluding pre-refunded revenue bonds, the activities supporting the income streams of the Company's revenue bonds are across a broad range of sectors, primarily water and specifically pledged tax revenues.
The Company has European investment exposure in its corporate fixed maturity and equity securities of $6.9 million with a net unrealized gain of $0.3 million as of December 31, 2017 and $3.1 million with a net unrealized gain of $0.3 million at December 31, 2016. Approximately 21% and 2% of the corporate European exposure is held in the financial industry at December 31,

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2017 and 2016, respectively. The Company's largest European country exposure (the United Kingdom) represented approximately 15% and 13% of the Company's corporate securities as of December 31, 2017 and 2016, respectively. All of the Company's European investments are denominated in U.S. dollars. The Company's international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.
The cost or amortized cost and fair value of fixed maturity securities at December 31, 2017 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$1.0	$1.0
Due after one year through five years	21.6	22.2
Due after five years through ten years	7.4	8.0
Due after ten years	10.1	12.0
Total	40.1	43.2
Asset-backed	8.2	8.2
Residential mortgage-backed	2.9	3.2
Total	$51.2	$54.6
Major categories of net investment income were as follows:

	Years Ended December 31,
	2017	2016	2015
Fixed maturity securities	$2.0	$2.2	$4.4
Equity securities	—	—	0.5
Commercial mortgage loans on real estate	—	0.2	1.3
Other	0.2	0.1	—
Total investment income	2.2	2.5	6.2
Investment expenses	(0.1)	(0.1)	(0.2)
Net investment income	$2.1	$2.4	$6.0
No material investments of the Company were non-income producing for the years ended December 31, 2017, 2016 and 2015.
The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales:

	For the Years Ended December 31,
	2017	2016	2015
Proceeds from sales	$13.7	$60.9	$3.1
Gross realized gains (a)	0.1	5.2	0.4
Gross realized losses (b)	—	(0.5)	—

(a)	Year ended December 31, 2016 gross realized gains includes $5.3 million related to the sale of Assurant Employee Benefits as described in Note 1 to the Financial Statements.

(b)	Year ended December 31, 2016 gross realized losses includes $0.5 million related to the sale of Assurant Employee Benefits as described in Note 1 to the Financial Statements.
For securities sold at a loss during 2017, the average period of time these securities were trading continuously at a price below book value was 1 month.

66	Union Security Life Insurance Company of New York

The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

	Years Ended December 31,
	2017	2016	2015
Net realized gains related to sales and other:
Fixed maturity securities	$—	$4.4	$0.3
Equity securities	0.1	0.4	—
Commercial mortgage loans on real estate	—	0.7	0.3
Total net realized gains related to sales and other (a)	0.1	5.5	0.6
Net realized losses related to other-than-temporary impairments:
Fixed maturity securities	—	—	(0.1)
Total net realized gains	$0.1	$5.5	$0.5
(a) The year ended December 31, 2016 net realized gains includes $5.3 million related to the sale of Assurant Employee Benefits as described in Note 1.
Other-Than-Temporary Impairments
The Company follows the OTTI guidance, which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.
The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts:

	Years Ended December 31,
	2017	2016	2015
Balance, beginning of year	$0.3	$0.6	$0.6
Additions for credit loss impairments recognized in the current period on securities not previously impaired	—	—	0.1
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(0.2)	(0.2)	(0.1)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	—	(0.1)	—
Balance, end of year	$0.1	$0.3	$0.6
The Company regularly monitors its investment portfolio to ensure investments that may be other-than-temporarily impaired are timely identified, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as

Union Security Life Insurance Company of New York	67

a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.
The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.
In periods subsequent to the recognition of an OTTI, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.
The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2017 were as follows:

	December 31, 2017
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
U.S. Corporate	$15.6	$0.1	$—	$—	$15.6	$(0.1)
There were no material gross unrealized losses as of December 31, 2016.
Total gross unrealized losses represent approximately 1% of the aggregate fair value of the related securities at December 31, 2017 and 2016. All of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2017 and 2016. The total gross unrealized losses are comprised of 37 and 5 individual securities as of December 31, 2017 and 2016, respectively. In accordance with its policy described above, the Company concluded that for these securities other-than-temporary impairments of the gross unrealized losses was not warranted as of December 31, 2017 and 2016. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2017, the Company did not intend to sell the fixed maturity securities and it was not more likely than not that the Company would be required to sell these securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.
The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2017, by contractual maturity, is shown below:

	Cost or Amortized Cost	Fair Value
Due after one year through five years	$13.5	$13.4
Due after five years through ten years	2.2	2.2
Total	$15.7	$15.6
The Company has fixed maturity securities of $0.8 million at December 31, 2017 and 2016 on deposit with governmental authorities as required by law.

68	Union Security Life Insurance Company of New York

4. FAIR VALUE DISCLOSURES
Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures
The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.
The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and takes into account factors specific to the asset or liability.
The levels of the fair value hierarchy are described below:
•  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access.
•  Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.
•  Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.
The Company reviews fair value hierarchy classifications on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.
The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016. The amounts presented below for Cash equivalents differ from the amounts presented in the balance sheet because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets and Liabilities held in separate accounts are received directly from third parties.

	December 31, 2017
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States government and government agencies and authorities	$0.8	$—		$0.8		$—
State, municipalities and political subdivisions	4.2	—		4.2		—
Foreign governments	0.4	—		0.4		—
Asset-backed	8.2	—		7.5		0.7
Residential mortgage-backed	3.2	—		3.2		—
U.S. Corporate	29.4	—		29.4		—
Foreign Corporate	8.4	—		8.4		—
Equity securities:
Non-redeemable preferred stocks	0.2	—		0.2		—
Short-term investments	1.3	1.3	(a)	—		—
Cash equivalents	0.5	0.5	(a)	—		—
Assets held in separate accounts	11.0	6.1	(b)	4.9	(c)	—
Total financial assets	$67.6	$7.9		$59.0		$0.7
Financial Liabilities
Liabilities related to separate accounts	$11.0	$6.1	(b)	$4.9	(c)	$—

Union Security Life Insurance Company of New York	69

	December 31, 2016
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States government and government agencies and authorities	$0.8	$—		$0.8		$—
State, municipalities and political subdivisions	6.8	—		6.8		—
Foreign governments	0.4	—		0.4		—
Residential mortgage-backed	3.6	—		3.6		—
U.S. Corporate	19.6	—		18.7		0.9
Foreign Corporate	4.4	—		4.4		—
Equity securities:
Non-redeemable preferred stocks	0.2	—		0.2		—
Short-term investments	9.7	2.5	(a)	7.2	(c)	—
Cash equivalents	25.2	25.2	(a)	—		—
Assets held in separate accounts	10.8	7.1	(b)	3.7	(c)	—
Total financial assets	$81.5	$34.8		$45.8		$0.9
Financial Liabilities
Liabilities related to separate accounts	$10.8	$7.1	(b)	$3.7	(c)	$—
a.  Mainly includes money market funds.
b.  Mainly includes mutual funds.
c.  Mainly includes fixed maturity securities.
There were no transfers between Level 1 and Level 2 financial assets during 2017. There were no transfers between Level 1, 2 or 3 financial assets during 2016. However, there were transfers between Level 2 and Level 3 financial assets in 2017, which are reflected in the "Transfers out" column below. Transfers between Level 2 and Level 3 most commonly occur from changes in the availability of observable market information and re-evaluation of the observability of pricing inputs. Any remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.
The following table summarizes the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the year ended December 31, 2017:

	Year Ended December 31, 2017
	Balance, beginning of period	Purchases	Sales	Transfers out (1)	Balance, end of period
Fixed maturity securities:
Asset-backed securities	$—	$7.7	$—	$(7.0)	$0.7
U.S. corporate	0.9	—	(0.1)	(0.8)	—
Total level 3 assets	$0.9	$7.7	$(0.1)	$(7.8)	$0.7
(1) Transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.
The Level 3 financial assets carried at fair value approximated $1.0 million during the years ended December 31, 2016 and had minimal activity.
Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, the Company uses valuation techniques consistent with the market approach including matrix pricing and comparables. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but, rather, by relying on the securities' relationship to other benchmark quoted securities.

70	Union Security Life Insurance Company of New York

Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.
Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques and the multi-period excess earnings method.
Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.
While not all three approaches are applicable to all financial assets or liabilities, where appropriate, the Company may use one or more valuation techniques. For all the classes of financial assets and liabilities included in the above hierarchy, the Company generally uses the market valuation technique. For the periods ended December 31, 2017 and 2016, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.
Level 1 Securities
The Company's investments and liabilities classified as Level 1 as of December 31, 2017 and 2016, consisted of mutual funds and money market funds that are publicly listed and/or actively traded in an established market.
Level 2 Securities
The Company values Level 2 securities using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for the Company’s Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The Company uses the following observable market inputs (“standard inputs”), listed in the approximate order of priority, in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:
United States Government and government agencies and authorities: U.S. government and government agencies and authorities securities are priced by the Company's pricing service utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.
State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by the Company's pricing service using material event notices and new issue data inputs in addition to the standard inputs.
Foreign governments: Foreign government securities are priced by the Company's pricing service using standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.
Residential mortgage-backed and asset-backed: Residential mortgage-backed and asset-backed securities are priced by the Company's pricing service using monthly payment information and collateral performance information in addition to the standard inputs. Additionally, asset-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.
Corporate: Corporate securities are priced by the Company's pricing service utilizing standard inputs. Non-investment grade securities within this category are priced by the Company's pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by the Company's pricing service using observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Short-term investment and assets/liabilities held in separate accounts: To price the fixed maturity securities in these categories, the pricing service utilizes the standard inputs.
Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.

Union Security Life Insurance Company of New York	71

Level 3 Securities
The Company's investments classified as Level 3 as of December 31, 2017 and 2016, consisted of fixed maturity securities. All of the Level 3 fixed maturity securities are priced internally using independent and non-binding broker quotes which cannot be corroborated with Level 2 inputs. The inputs factoring into the broker quotes include trades in the actual bond being priced, trades of comparable bonds, quality of the issuer, optionality, structure and liquidity. Significant changes in interest rates, issuer credit, liquidity, and overall market conditions would result in a significantly lower or higher broker quote. The prices received are reviewed for reasonableness by management and if necessary, management works with the broker to further understand how they developed their price.
Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:
•  There are few recent transactions,
•  Little information is released publicly,
•  The available prices vary significantly over time or among market participants,
•  The prices are stale (i.e., not current), and
•  The magnitude of the bid-ask spread.
Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.
The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.
Fair Value of Financial Instruments Disclosures
The financial instruments guidance requires disclosure of fair value information about financial instruments, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the balance sheet. However, this guidance excludes certain financial instruments, such as those related to insurance contracts.
For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the balance sheet equals or approximates fair value. Please refer to the Fair Value Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:
•  Cash and cash equivalents
•  Fixed maturity securities
•  Equity securities
•  Short-term investments
•  Assets held in separate accounts
•  Liabilities related to separate accounts
In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the balance sheet, the Company used the following methods and assumptions:
Policy reserves under investment products: the fair values for the Company's policy reserves under investment products are determined using discounted cash flow analysis. Key inputs to the valuation include projections of policy cash flows, reserve run-off, market yields and risk margins.
Funds held under reinsurance: the carrying value reported approximates fair value due to the short maturity of the instruments.
The following tables disclose the carrying value, fair value amount and hierarchy level of the financial instruments that are not recognized or are not carried at fair value in the balance sheet:

72	Union Security Life Insurance Company of New York

	December 31, 2017
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$5.8	$6.3	$—	$—	$6.3
Funds withheld under reinsurance	0.1	0.1	0.1	—	—
Total financial liabilities	$5.9	$6.4	$0.1	$—	$6.3

	December 31, 2016
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$5.4	$6.2	$—	$—	$6.2
Funds withheld under reinsurance	0.2	0.2	0.2	—	—
Total financial liabilities	$5.6	$6.4	$0.2	$—	$6.2
(1)  Only the fair value of the Company's policy reserves for investment-type contracts (those without significant mortality or morbidity risk) are reflected in the table above.
5. INCOME TAXES
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“TCJA”). The TCJA makes broad and complex changes to the U.S. tax code, including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21%.
The SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118"), which provides guidance on accounting for the tax effects of the TCJA. SAB 118 provides a measurement period that should not extend beyond one year from the TCJA enactment date for companies to complete the accounting under Financial Accounting Standards Board - Accounting Standard Codification No. 740 - Income Taxes ("ASC 740"). In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA.
In connection with the initial analysis of the impact of the TCJA, the Company recorded discrete net tax expense of $0.7 million for the corporate rate reduction in the period ending December 31, 2017 related to the re-valuation of its net deferred tax assets as of the enactment date of the TCJA. For various reasons, the Company has not completed accounting for the income tax effects of certain elements of the TCJA. If the Company was able to make reasonable estimates of the impact of elements for which the analysis is not yet complete, the Company recorded provisional adjustments. If the Company was not yet able to make reasonable estimates of the impact of certain elements, the Company did not record any adjustments related to those elements and continued accounting for them in accordance with ASC 740 on the basis of the tax laws in effect before the TCJA.
Although the accounting for the following elements of the TCJA is incomplete the Company has been able to make reasonable estimates of certain effects and, therefore, recorded provisional adjustments as follows:
Reduction of U.S. federal corporate tax rate: The TCJA reduces the corporate tax rate to 21%, effective January 1, 2018. For deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”), the Company recorded a net provisional increase of $0.7 million to deferred income tax expense for the year ended December 31, 2017. While the Company is able to make a reasonable estimate of the impact of the reduction in corporate rate, the amount may be impacted by other analyses related to the TCJA, including, but not limited to federal temporary differences.

Union Security Life Insurance Company of New York	73

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent. All of the Company’s income comes from domestic sources. Information about the Company’s current and deferred federal tax expense (benefit) follows:

	Years Ended December 31,
	2017	2016	2015
Current expense	$0.4	$15.1	$1.7
Deferred expense (benefit)	1.8	(1.7)	(0.3)
Total income tax expense	$2.2	$13.4	$1.4

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

	December 31,
	2017	2016	2015
Federal income tax rate:	35.0%	35.0%	35.0%
Reconciling items:
Tax exempt interest (1)	(3.7)	(0.6)	(9.4)
Dividend received deduction (1)	(0.1)	(0.1)	(1.7)
TCJA net deferred tax asset revaluation	12.8	—	—
Capital contribution from affiliated entity impacting taxable income	—	3.7	—
Goodwill	—	0.3	—
Non deductible health insurer fee	—	0.1	1.0
Other	(0.1)	0.1	0.2
Effective income tax rate:	43.9%	38.5%	25.1%

(1)	The 2016 decrease in the deduction for tax-exempt interest and dividends received is primarily due to the significant increase in pre-tax income related to the AEB sale.
The Company had no liability for unrecognized tax benefits as of and for the year ended December 31, 2017. The Company's unrecognized tax benefits as of and for each year ended December 31, 2016 and 2015 were less than $0.1 million. The Company does not anticipate any significant increase in the unrecognized tax benefit within the next 12 months.
The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2015.
The tax effects of temporary differences that result in significant deferred tax assets and liabilities are as follows:

	December 31,
	2017	2016
Deferred tax assets
Deferred acquisition costs	$0.8	$1.3
Deferred gain on disposal of business	0.5	1.8
Investments, net	0.2	0.4
Other	0.2	0.4
Total deferred tax assets (1)	1.7	3.9

Deferred tax liabilities
Net unrealized appreciation on securities	(0.7)	(1.3)
Total deferred tax liabilities (1)	(0.7)	(1.3)
Net deferred income tax assets	$1.0	$2.6
(1) 2017 reflects the reduction of deferred tax assets and liabilities following the enactment of TCJA.

74	Union Security Life Insurance Company of New York

The calculation of the valuation allowance is made at the consolidated return group level. No cumulative valuation allowance has been recorded because it is management’s assessment that it is more likely than not that the gross deferred tax assets in the table above will be realized.
The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future taxable income, the Company considered all sources of taxable income available to realize its deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company’s tax-planning strategies or in the scheduling of the reversal of the Company’s deferred tax liabilities, a valuation allowance may need to be recorded in the future.
At December 31, 2017, the Company had no net operating loss, capital loss or tax credit carryforwards for U.S. federal income tax purposes.
6. STOCKHOLDER'S EQUITY
The Board of Directors of the Company has authorized 100,000 shares of common stock with a par value of $20 per share. All the shares are issued and outstanding as of December 31, 2017 and 2016 and are owned by the Parent (see Note 1 to the Financial Statements). The Company paid dividends of $15.8 million, $3.8 million, and $8.1 million during the years ended December 31, 2017, 2016 and 2015, respectively. The Company received a capital contribution from an affiliated entity of $3.7 million related to the sale of Assurant Employee Benefits during the year ended December 31, 2016.
The maximum amount of dividends which can be paid by State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see as described in Note 7 to the Financial Statements).
7. STATUTORY INFORMATION
The Company prepares an Annual Statement on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners (“NAIC”) as well as state laws, regulations and administrative rules.
The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; 9) the criteria for obtaining reinsurance accounting treatment, as well as presentation of reinsurance, is different under SAP than under GAAP; and 10) deferred gains on the sale of reinsurance are recognized as a surplus under SAP and as a liability under GAAP.

Union Security Life Insurance Company of New York	75

Reconciliations of net income and stockholder’s equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

	Net Income			Stockholder's Equity
	2017	2016	2015	2017	2016
Based on statutory accounting principles	$6.3	$22.0	$3.3	$52.7	$67.4
Deferred acquisition costs, goodwill, taxes, and asset valuation reserve	—	(0.3)	0.1	0.2	0.2
Deferred and uncollected premiums	—	76.4	—	—	—
Policy and claim reserves	0.4	(71.0)	(0.1)	—	(0.4)
Investment valuation difference	—	0.1	0.3	3.5	3.8
Commissions and fees	—	(20.1)	—	—	—
Deferred taxes	(1.8)	1.7	0.4	(0.2)	0.7
Pension	—	—	—	(0.3)	(0.3)
Interest maintenance reserve, deferral and amortization	—	(0.7)	0.1	0.1	0.1
Non-admitted assets and other	—	—	—	0.7	1.3
Deferred gain on disposal of businesses and gain (loss) on AEB Sale	(2.0)	13.4	0.1	(2.3)	(5.3)
Based on generally accepted accounting principles	$2.9	$21.5	$4.2	$54.4	$67.5
Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary cash dividends of $15.8 million during the year ended December 31, 2017. No extraordinary dividends were declared and paid in 2017. The Company declared and paid ordinary cash dividends of $3.8 million during the year ended December 31, 2016. $0 extraordinary dividends were declared and paid in 2016. The recent dividends were primarily the result of the proceeds from the AEB sale. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the lesser of 10% of the insurer’s surplus as regards to policyholders on December 31 of the preceding year, or the net gain from operations, or exceeds 30 percent of its surplus to policyholders. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $6.2 million to the Parent in 2018 without permission from New York regulators. No assurance can be given that there will not be further regulatory actions restricting the ability of the Company to pay dividends.
State regulators require insurance companies to meet minimum capitalization standards designed to ensure that they can fulfill obligations to policyholders. Minimum capital requirements are expressed as a ratio of a company’s total adjusted capital (“TAC”) to its RBC (the “RBC Ratio”). TAC is equal to statutory surplus adjusted to exclude certain statutory liabilities. RBC is calculated by applying specified factors to various asset, premium, expense, liability, and reserve items.
Generally, if a company's RBC Ratio is below 100% (the "Authorized Control Level"), the insurance commissioner of the company's state of domicile is authorized to take control of the company, to protect the interests of policyholders. If the RBC Ratio is greater than 100%, but less than 200% (the “Company Action Level”), the company must submit a RBC plan to the commissioner of the state of domicile. Corrective actions may also be required if the RBC Ratio is greater than the Company Action Level but the company fails certain trend tests.
As of December 31, 2017, the TAC of the Company exceeded the Company Action Level and no trend tests that would require regulatory action were violated. As of December 31, 2017, the TAC of the Company subject to RBC requirements was $53.0 million, and the corresponding Authorized Control Level was $1.9 million.

76	Union Security Life Insurance Company of New York

8. REINSURANCE
In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance as of December 31:

	2017	2016
Ceded future policyholder benefits and expense	$294.0	$289.3
Ceded unearned premium	2.9	3.2
Ceded claims and benefits payable	88.6	95.9
Ceded paid losses	0.3	0.5
Total	$385.8	$388.9

A key credit quality indicator for reinsurance is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer’s ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2017 grouped by A.M. Best rating:

A.M. Best ratings of reinsurer	Ceded future policyholder benefits and expense	Ceded unearned premiums	Ceded claims and benefits payable	Ceded paid losses	Total
A++ or A+	$288.1	$2.9	$88.5	$0.2	$379.7
B++ or B+	5.9	—	—	—	5.9
Not rated	—	—	0.1	0.1	0.2
Total Reinsurance recoverable	$294.0	$2.9	$88.6	$0.3	$385.8

A.M. Best ratings for Sun Life, The Hartford and John Hancock, the reinsurers with the largest reinsurance recoverable balances, are A+, B++ and A+, respectively as of December 31, 2017. As of December 31, 2017, A.M. Best has a stable outlook on the financial strength ratings of John Hancock and Sun Life. The A.M. Best ratings for The Hartford are currently under review with developing implications. The total amount of recoverable for these three reinsurers is $384.5 million as of December 31, 2017. Most of the assets backing reserves relating to reinsurance recoverables from these 3 counterparties are held in trust.
An allowance for doubtful accounts related to reinsurance recoverables is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions. As of December 31, 2017, the Company does not have an allowance for doubtful accounts balance for these reinsurance recoverables.
The effect of reinsurance on premiums earned and benefits incurred was as follows:

	Years Ended December 31,
	2017			2016			2015
	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total
Direct earned premiums	$8.4	$18.5	$26.9	$9.4	$15.4	$24.8	$9.1	$17.3	$26.4
Premiums assumed	—	0.3	0.3	—	2.6	2.6	—	5.3	5.3
Premiums ceded	(8.4)	(17.8)	(26.2)	(9.4)	(13.5)	(22.9)	(9.1)	(0.9)	(10.0)
Net earned premiums	$—	$1.0	$1.0	$—	$4.5	$4.5	$—	$21.7	$21.7
Direct policyholder benefits	$27.0	$10.8	$37.8	$92.1	$9.0	$101.1	$20.4	$11.0	$31.4
Policyholder benefits assumed	—	—	—	0.2	1.8	2.0	—	6.0	6.0
Policyholder benefits ceded	(27.0)	(10.4)	(37.4)	(92.3)	(7.8)	(100.1)	(20.4)	(0.7)	(21.1)
Net policyholder benefits	$—	$0.4	$0.4	$—	$3.0	$3.0	$—	$16.3	$16.3

The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions, client risk and profit sharing.

Union Security Life Insurance Company of New York	77

Business Divestitures
As referenced in Note 1, the Company has used reinsurance to exit certain businesses, including for the disposals of AEB, FFG and LTC.
If these reinsurers became insolvent, the Company would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The following table presents the reinsurance recoverable from Sun Life, The Hartford, John Hancock and other reinsurers as of December 31, 2017 and 2016.

	Years Ended December 31,
Reinsurer	2017	2016
John Hancock	$340.7	$327.5
Sun Life	37.9	54.4
The Hartford	5.9	5.6
Other reinsurers	1.3	1.4
Total	$385.8	$388.9
The largest risk is with John Hancock. As of December 31, 2017 there is $476.9 million held in trust to support the coinsurance arrangement. If the value of the assets in this trust falls below the value of the associated liabilities, John Hancock will be required to put more assets in the trust.
The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.
In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. The Company does not currently have the administrative systems and capabilities to process this business. Accordingly, the Company would need to obtain those capabilities in the event of an insolvency of 1 or more of the reinsurers of these businesses. The Company might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.
As of December 31, 2017, the Company was not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of Sun Life, The Hartford or John Hancock that reinsure the AEB, FFG and LTC businesses and the Company has not been obligated to fulfill any of such reinsurers’ obligations.
Sun Life, John Hancock and The Hartford have paid their obligations when due and there have been no disputes.
9. RESERVES
Short Duration Contracts
The Company’s short duration contracts are mainly comprised of disposed and runoff business. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 to the Financial Statements for further information.
Disposed and Runoff Short Duration Insurance Lines
Disposed business includes certain medical policies no longer offered and AEB policies disposed of via reinsurance. Reserves for previously disposed business are included in the Company’s reserves in accordance with the insurance guidelines. The Company maintains an offsetting reinsurance recoverable related to the AEB reserves. See Note 8 to the Financial Statements for further information.
Long Duration Contracts
The Company’s long duration contracts are primarily comprised of life insurance policies (no longer offered), and AEB, FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 to the Financial Statements for further information.
Disposed and Runoff Long Duration Insurance Lines
Reserves for previously disposed AEB, FFG and LTC are included in the Company’s reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 8 to the Financial Statements for further information.
Reserve Roll Forward
The following table provides a roll forward of the Company’s beginning and ending claims and benefits payable balances. Claims and benefits payable is the liability for unpaid loss and loss adjustment expenses and is comprised of case and IBNR reserves.

78	Union Security Life Insurance Company of New York

Since unpaid loss and loss adjustment expenses are estimates, the Company’s actual losses incurred may be more or less than the Company’s previously developed estimates, which is referred to as either unfavorable or favorable development, respectively.

	Years Ended December 31,
	2017	2016	2015
Claims and benefits payable, at beginning of year	$96.7	$107.1	$108.4
Less: Reinsurance ceded and other	(96.5)	(42.5)	(38.1)
Net claims and benefits payable, at beginning of year	0.2	64.6	70.3
Incurred losses and loss adjustment expenses related to:
Current Year	0.3	5.6	12.3
Prior year's interest	—	0.5	3.1
Prior years	—	(2.9)	0.6
Total incurred losses and loss adjustment expenses	0.3	3.2	16.0
Paid losses and loss adjustment expenses related to:
Current year	0.3	5.5	7.6
Prior years	0.1	62.1	14.1
Total paid losses and loss adjustment expenses	0.4	67.6	21.7
Net claims and benefits payable, at end of year	0.1	0.2	64.6
Plus: Reinsurance ceded and other	89.2	96.5	42.5
Claims and benefits payable, at end of year	$89.3	$96.7	$107.1
The Company experienced net favorable development in 2016 and net unfavorable development in 2015. Since most of the Company's business is now related to discontinued operations, development in the current year was less than $0.1 million. The discontinued Assurant Health and AEB businesses had a substantial contribution to the overall favorable development. Combined, the favorable development for Assurant Health and AEB was $2.7 million in 2016. The unfavorable development for Assurant Health and AEB was $0.3 million in 2015. For Assurant Health the favorable development in 2016 was attributed to lower medical provider utilization and lower medical inflation than assumed in the Company’s prior-year pricing and reserving processes. For AEB, the favorable development in 2016 was attributed to lower mortality rates and higher claim recovery rates than assumed in the Company’s prior year reserving processes.
10. ACCUMULATED OTHER COMPREHENSIVE INCOME
Certain amounts included in the statement of comprehensive income are net of reclassification adjustments. The following tables summarize those reclassification adjustments (net of taxes):

	Year Ended December 31, 2017
	Unrealized gains on securities	OTTI (1)	Accumulated other comprehensive income
Balance at December 31, 2016	$2.4	$0.2	$2.6
Other comprehensive loss before reclassifications	—	(0.1)	(0.1)
Amounts reclassified from accumulated other comprehensive loss	(0.1)	—	(0.1)
Net current-period other comprehensive loss	(0.1)	(0.1)	(0.2)
Balance at December 31, 2017	$2.3	$0.1	$2.4

Union Security Life Insurance Company of New York	79

	Year Ended December 31, 2016
	Unrealized gains on securities	OTTI (1)	Accumulated other comprehensive income
Balance at December 31, 2015	$5.9	$0.2	$6.1
Other comprehensive loss before reclassifications	(0.3)	—	(0.3)
Amounts reclassified from accumulated other comprehensive loss	(3.2)	—	(3.2)
Net current-period other comprehensive loss	(3.5)	—	(3.5)
Balance at December 31, 2016	$2.4	$0.2	$2.6

	Year Ended December 31, 2015
	Unrealized gains on securities	OTTI (1)	Accumulated other comprehensive income
Balance at December 31, 2014	$8.0	$0.3	$8.3
Other comprehensive loss before reclassifications	(1.9)	(0.1)	(2.0)
Amounts reclassified from accumulated other comprehensive loss	(0.2)	—	(0.2)
Net current-period other comprehensive loss	(2.1)	(0.1)	(2.2)
Balance at December 31, 2015	$5.9	$0.2	$6.1
(1) Change in unrealized gains on securities includes OTTI on the Statements of Comprehensive Income.

The following tables summarize the reclassifications out of accumulated other comprehensive income:

Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income			Affected line item in the statement where net income is presented
	Years Ended December 31,
	2017	2016	2015
Unrealized gains on securities	$(0.1)	$(4.8)	$(0.4)	Net realized gains on investments, excluding other-than-temporary impairment losses
	—	1.6	0.2	Provision for income taxes
Total reclassifications for the period	$(0.1)	$(3.2)	$(0.2)	Net of tax
11. RELATED PARTY TRANSACTIONS
The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial, property management and other administrative functions. The net amounts paid for services and obligations to the Parent and its affiliates for the years ended December 31, 2017, 2016 and 2015 were $0.3 million, $0.9 million, $4.8 million, respectively. The Parent also pays all income tax payments on behalf of the Company. The income tax payments made by the Parent were $0.3 million, $15.8 million and less than $0.1 million for the years ended December 31, 2017, 2016 and 2015, respectively. The increase in 2016 tax payments relates to the gains resulting from the AEB sale.
Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.
12. COMMITMENTS AND CONTINGENCIES
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations.
Although the Company cannot predict the outcome of any pending or future litigation, examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company's results of operations or cash flows

80	Union Security Life Insurance Company of New York

for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect, individually or in the aggregate, on the Company's financial condition.
13. SUBSEQUENT EVENTS
The Warranty Group Acquisition
On January 8, 2018, the Parent entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”), with TWG Holdings Limited, a Bermuda limited company (“TWG Holdings,” and together with its subsidiaries, “TWG”), TWG Re, Ltd., a corporation incorporated in the Cayman Islands (“TWG Re”), Arbor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of TWG Holdings (“TWG Merger Sub”) and Spartan Merger Sub, Ltd., a Bermuda exempted limited company and a direct wholly owned subsidiary of Assurant (“Merger Sub”). The A&R Merger Agreement amends and restates in its entirety that certain Agreement and Plan of Merger entered into by the Company, TWG, TWG Re and TWG Merger Sub on October 17, 2017 (the “Original Merger Agreement”). Under the terms of the A&R Merger Agreement and subject to the satisfaction or waiver of the conditions therein, in lieu of the transactions contemplated by the Original Merger Agreement, Assurant will acquire TWG through a transaction in which Merger Sub will merge with and into TWG, with TWG continuing as the surviving corporation and as a wholly owned subsidiary of Assurant. TWG is a global provider of protection plans and related programs and a portfolio company of TPG Capital, a private equity company.
As a result of the proposed acquisition, the equityholders of TWG will receive consideration of 10,400,000 shares of Assurant common stock, which represents approximately 19.8% of Assurant’s currently outstanding shares of common stock, and cash. The cash consideration is subject to a collar mechanism based on the change between Assurant’s 10-day volume-weighted average stock price at the time of closing (the “closing price”) and $95.4762, the reference price as set forth in the A&R Merger Agreement. Pursuant to the collar mechanism, the cash consideration may increase or decrease by the value of the difference between the closing price and the reference price if the percentage change is no more than 10% (in either direction). There is no further adjustment to the cash consideration if the percentage change between the two prices is within 10% - 20% (in either direction). In the event that the percentage change is greater than 20% (in either direction), the disadvantaged party may terminate the agreement unless the other party elects to cure by adjusting the consideration to be received by the TWG Holdings equityholders. Assuming an increase or decrease with respect to the reference price of not more than 10%, the total cash consideration would range from approximately $800.0 million to $1.00 billion, depending on Assurant’s stock price at closing.
The transaction is valued at $1.90 billion in equity value or $2.50 billion of enterprise value, including TWG's existing debt. The Parent currently expects to finance the cash consideration and repayment of $591.3 million of TWG's existing debt through a combination of external financing and available cash at the holding company at the time of close.
The transaction is expected to close in the second quarter of 2018, subject to the receipt of regulatory approvals and other customary closing conditions. For more information, see Subsequent Events, Note 27, of Assurant's 10-K Annual Report filed with the Securities and Exchange Commission on February 14, 2018.

Union Security Life Insurance Company of New York	81

Union Security Life Insurance Company of New York
at December 31, 2017
Schedule I — Summary of Investments
Other-Than-Investments in Related Parties

	Cost or Amortized Cost	Fair Value	Amount at which shown in balance sheet
	(in millions)
Fixed maturity securities:
United States Government and government agencies and authorities	$0.7	$0.8	$0.8
States, municipalities and political subdivisions	4.0	4.2	4.2
Foreign governments	0.2	0.4	0.4
Asset-backed	8.2	8.2	8.2
Residential mortgage-backed	2.9	3.2	3.2
U.S. corporate	27.5	29.4	29.4
Foreign corporate	7.7	8.4	8.4
Total fixed maturity securities	51.2	54.6	54.6
Equity securities:
Non-redeemable preferred stocks	0.1	0.2	0.2
Short-term investments	1.3	1.3	1.3
Total investments	$52.6	$56.1	$56.1

Union Security Life Insurance Company of New York	82

Union Security Life Insurance Company of New York
for the years ended December 31, 2017, 2016 & 2015
Schedule III — Supplementary Insurance Information

	Future policy benefits and expenses	Unearned premiums	Claims and benefits payable	Premium revenue	Net investment income	Benefits claims, losses and settlement expenses	Other operating expenses*
	(in millions)
2017	$294.1	$2.9	$89.3	$1.0	$2.1	$0.4	$0.7
2016	$289.3	$3.2	$96.7	$4.5	$2.4	$3.0	$1.2
2015	$216.6	$4.0	$107.1	$21.7	$6.0	$16.3	$6.7
* Includes underwriting, general and administrative expenses and goodwill impairment.

Union Security Life Insurance Company of New York	83

Union Security Life Insurance Company of New York
for the year ended December 31, 2017
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions)
Life insurance in force	$475.3	$446.4	$—	$28.9	—%
Premiums:
Life insurance	$3.3	$3.0	$—	$0.3	—%
Accident and health insurance	23.6	23.2	0.3	0.7	42.9%
Total earned premiums	$26.9	$26.2	$0.3	$1.0	30.0%
Benefits:
Life insurance	$2.7	$2.7	$—	$—	—%
Accident and health insurance	35.1	34.7	—	0.4	—%
Total policyholder benefits	$37.8	$37.4	$—	$0.4	—%

Union Security Life Insurance Company of New York	84

Union Security Life Insurance Company of New York
for the year ended December 31, 2016
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions)
Life insurance in force	$791.9	$753.7	$—	$38.2	—%
Premiums:
Life insurance	$4.0	$3.2	$—	$0.8	—%
Accident and health insurance	20.8	19.7	2.6	3.7	70.3%
Total earned premiums	$24.8	$22.9	$2.6	$4.5	57.8%
Benefits:
Life insurance	$3.2	$2.8	$0.7	$1.1	63.6%
Accident and health insurance	97.9	97.3	1.3	1.9	68.4%
Total policyholder benefits	$101.1	$100.1	$2.0	$3.0	66.7%

Union Security Life Insurance Company of New York	85

Union Security Life Insurance Company of New York
for the year ended December 31, 2015
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions)
Life insurance in force	$947.2	$82.7	$—	$864.5	—%
Premiums:
Life insurance	$4.1	$0.8	$—	$3.3	—%
Accident and health insurance	22.3	9.2	5.3	18.4	28.8%
Total earned premiums	$26.4	$10.0	$5.3	$21.7	24.4%
Benefits:
Life insurance	$3.1	$1.8	$—	$1.3	—%
Accident and health insurance	28.3	19.3	6.0	15.0	40.0%
Total policyholder benefits	$31.4	$21.1	$6.0	$16.3	36.8%

Union Security Life Insurance Company of New York	86

Union Security Life Insurance Company of New York
as of December 31, 2017, 2016 and 2015
Schedule V — Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Year
	(in millions)
2016:
Valuation allowance for mortgage loans on real estate	$0.1	$(0.1)	$—	$—	$—
Total	$0.1	$(0.1)	$—	$—	$—
2015:
Valuation allowance for mortgage loans on real estate	$0.4	$(0.3)	$—	$—	$0.1
Total	$0.4	$(0.3)	$—	$—	$0.1
As of December 31, 2017 there was no valuation allowance for mortgage loans on real estate.

Union Security Life Insurance Company of New York	87

(F) SELECTED FINANCIAL DATA
Union Security Life Insurance Company of New York
Five-Year Summary of Selected Financial Data

	For the Years Ended December 31,
	2017	2016	2015	2014	2013
Statements of Operations Data:
Revenues
Net earned premiums	$1.0	$4.5	$21.7	$23.7	$27.4
Net investment income	2.1	2.4	6.0	6.8	7.0
Net realized gains on investments	0.1	5.5	0.5	0.3	0.8
Amortization of deferred gains and gains on disposal of businesses	3.0	26.7	0.3	(0.2)	0.4
Fees and other income	—	—	0.1	0.1	0.1
Total revenues	6.2	39.1	28.6	30.7	35.7
Benefits, losses and expenses
Policyholder benefits	0.4	3.0	16.3	15.9	21.3
Underwriting, general and administrative expenses	0.7	1.2	6.7	7.8	9.9
Total benefits, losses and expenses	1.1	4.2	23.0	23.7	31.2
Income before provision for income taxes	5.1	34.9	5.6	7.0	4.5
Provision for income taxes	2.2	13.4	1.4	1.8	0.9
Net income	$2.9	$21.5	$4.2	$5.2	$3.6
Selected Balance Sheet Data:
Cash and cash equivalents and investments	$57.7	$71.4	$120.2	$132.9	$139.6
Total assets	$456.0	$474.5	$395.3	$399.2	$332.6
Policy liabilities (1)	$386.3	$389.2	$327.7	$323.7	$259.6
Total stockholder's equity	$54.4	$67.5	$49.6	$55.7	$52.4
(1)  Policy liabilities include future policy benefits and expenses, unearned premiums and claims and benefits payable.
(G) SUPPLEMENTAL FINANCIAL DATA. Not applicable.
(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Some of the statements under “Business,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this registration statement, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words such as “will,” “may,” "can," “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this registration statement are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For a discussion of the risk factors that could cause our actual results to differ materially from those currently estimated by management please refer the section entitled “Risk Factors” in this registration statement. These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this registration statement.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and accompanying notes which appear elsewhere in this registration statement. It contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this registration statement, particularly under the section titled “Risk Factors”

Union Security Life Insurance Company of New York	88

The following discussion covers the year ended December 31, 2017 (“Twelve Months 2017”), year ended December 31, 2016 (“Twelve Months 2016”) and year ended December 31, 2015 (“Twelve Months 2015”). Please see the discussion that follows for a more detailed analysis of the fluctuations.
Critical Factors Affecting Results
Our results depend on the appropriateness of our product pricing, underwriting and the accuracy of our methodology for the establishment of reserves for future policyholder benefits and claims, returns on and values of invested assets and our ability to manage our expenses. Factors affecting these items, including conditions in financial markets and the global economy, may have a material adverse effect on our results of operations or financial condition. For more information on these factors see “Risk Factors.”
Due to the sale of Assurant Employee Benefits (AEB) to Sun Life in March 2016, the nature and extent of the Company's operations have changed significantly, and now consists primarily of business that is 100% ceded through reinsurance and coinsurance (disposed and run-off businesses) and certain accident and health insurance products. Refer to Note 1 to the Financial Statements for more information related to the sale of AEB. Management believes the Company will have sufficient liquidity to satisfy its needs over the next twelve months.
For Twelve Months 2017, net cash provided by operating activities totaled $1.3 million; net cash used in investing activities totaled $9.8 million and net cash used in financing activities totaled $15.8 million. We had $1.6 million in cash and cash equivalents as of December 31, 2017. Please see “Liquidity and Capital Resources,” below for further details.
Revenues
We generate revenues primarily from the sale of our insurance policies, administrative services to certain clients and from investment income earned on our investments. Sales of insurance policies are recognized in revenue as earned premiums while sales of administrative services are recognized as fee income.
Our premium and fee income is supplemented by income earned from our investment portfolio. We recognize revenue from interest payments, dividends and sales of investments. Currently, our investment portfolio is primarily invested in fixed maturity securities. Both investment income and realized capital gains on these investments can be significantly affected by changes in interest rates.
Interest rate volatility can increase or reduce unrealized gains or losses in our investment portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, fixed maturity and short-term investments.
The fair market value of the fixed maturity securities in our investment portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. The fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed maturity securities will generally increase or decrease with interest rates. We also have investments that are subject to pre-payment risk, such as mortgage-backed and asset-backed securities. Interest rate fluctuations may cause actual net investment income and/or cash flows from such investments to differ from estimates made at the time of investment. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities, commercial mortgage obligations and bonds are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Therefore, in these circumstances we may be required to reinvest those funds in lower-interest earning investments.
Expenses
Our expenses are primarily policyholder benefits and underwriting, general and administrative expenses.
Policyholder benefits are affected by our claims management programs, reinsurance coverage, contractual terms and conditions, regulatory requirements, economic conditions, and numerous other factors. Benefits paid or reserves required for future benefits could substantially exceed our expectations, causing a material adverse effect on our business, results of operations and financial condition.
Underwriting, general, and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits, goodwill impairment and other general operating expenses.
Critical Accounting Estimates
Certain items in our financial statements are based on estimates and judgment. Differences between actual results and these estimates could in some cases have material impacts on our financial statements.
The following critical accounting policy requires significant estimates. The actual amounts realized in this area could ultimately be materially different from the amounts currently provided for in our financial statements.
Reserves
Reserves are established using generally accepted actuarial methods and reflect judgments about expected future claim payments. Calculations incorporate assumptions about the incidence of incurred claims, the extent to which all claims have

Union Security Life Insurance Company of New York	89

been reported, reporting lags, expenses, inflation rates, future investment earnings, and other relevant factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the estimation of reserves is subject to uncertainty given that management is using historical information and methods to help project future events and reserve outcomes.
The recorded reserves represent management's best estimate at a point in time of the ultimate costs of settlement and administration of a claim or group of claims, based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation.
Many of the factors affecting reserve uncertainty are not directly quantifiable and not all future events can be anticipated when reserves are established. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations in the period in which such estimates are determined.
Because establishment of reserves is an inherently complex process involving significant judgment and estimates, there can be no certainty that future settlement amounts for claims incurred through the financial reporting date will not vary from reported claim reserves. Future loss development could require reserves to be increased or decreased, which could have a material adverse or positive effect on our earnings in the periods in which such increases or decreases are made.
The following table provides reserve information for our major product lines for the years ended December 31, 2017 and 2016:

	December 31, 2017				December 31, 2016
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts:
Universal life and other products no longer offered	$0.5	$—	$0.6	$—	$0.5	$—	$0.6	$—
Disposed and runoff businesses	293.6	2.8	49.0	3.7	288.8	3.0	39.6	4.3
Short Duration Contracts:
Disposed and runoff businesses	—	0.1	34.8	1.0	—	0.2	51.0	0.8
Credit life and disability	—	—	—	0.2	—	—	0.1	0.3
Total	$294.1	$2.9	$84.4	$4.9	$289.3	$3.2	$91.3	$5.4
For a description of our reserving methodology, see Note 9 to the Financial Statements included elsewhere in this report.
Long Duration Contracts
Reserves for future policy benefits represent the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions reflect best estimates for expected investment yield, inflation, mortality, morbidity, expenses and withdrawal rates. These assumptions are based on our experience to the extent it is credible, modified where appropriate to reflect current trends, industry experience and provisions for possible unfavorable deviation. We also record an unearned revenue reserve which represents premiums received which have not yet been recognized in our statement of operations.
Historically, premium deficiency testing on continuing lines of business has not resulted in material adjustments to deferred acquisition costs or reserves. Such adjustments could occur, however, if economic or mortality conditions significantly deteriorated.
Risks related to the reserves recorded for certain discontinued individual life, annuity, and long-term care insurance policies have been fully ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic and mortality assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.
Short Duration Contracts
Claims and benefits payable reserves for short duration contracts include: (1) case reserves for known claims which are unpaid as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to us as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims. Periodically, we review emerging experience and make adjustments to our reserves and assumptions where necessary. Below are further discussions on the reserving process for our major short duration products.
Risks related to claims and benefits payable for products related to the sale of AEB have been fully ceded via reinsurance. While the company has not been released from the contractual obligation to the policyholders, changes in and deviation from

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economic assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.
Investments
We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities, and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities.
Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date, with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company analyzes its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between its amortized cost and its net present value.
Reinsurance
Reinsurance recoverables include amounts we are owed by reinsurers. Reinsurance costs are expensed over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in our balance sheets. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management’s experience and current economic conditions. The ceding of insurance does not discharge our primary liability to our insureds.
The following table sets forth our reinsurance recoverables as of the dates indicated:

	December 31, 2017	December 31, 2016
Reinsurance recoverables	$385.8	$388.9
We have used reinsurance and coinsurance to exit certain businesses, including Assurant Employee Benefits business and blocks of individual life, annuity, and long-term care business. The reinsurance recoverables relating to these dispositions amounted to $384.5 million and $387.5 million at December 31, 2017 and 2016, respectively.
In the ordinary course of business, we are involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

	2017	2016
Ceded future policyholder benefits and expense	$294.0	$289.3
Ceded unearned premium	2.9	3.2
Ceded claims and benefits payable	88.6	95.9
Ceded paid losses	0.3	0.5
Total	$385.8	$388.9
We utilize reinsurance for loss protection and capital management and business dispositions. See also “Quantitative and Qualitative Disclosures About Market Risk-Credit Risk.”
Contingencies
A loss contingency is accrued if reasonably estimable and probable. We establish reserves for these contingencies at the best estimate, or, if no one estimated amount within the range of possible losses is more probable than any other, we report an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes.
Deferred Taxes
Deferred income taxes are recorded for temporary differences between the financial reporting and income tax bases of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. Changes in tax rates are required to be accounted for as of the enactment date and all

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impacts are required to be reflected in the income statement regardless of whether the underlying deferred taxes originated in another component of the financial statements (such as unrealized gains or losses associated with investments that originated in other comprehensive income). A valuation allowance is established for deferred tax assets if, based on the weight of all available evidence, it is more likely than not that some portion of the asset will not be realized. The valuation allowance is sufficient to reduce the asset to the amount that is more likely than not to be realized. The Company has deferred tax assets resulting from temporary differences that may reduce taxable income in future periods. The detailed components of our deferred tax assets, liabilities and valuation allowance are included in Note 5 to the Financial Statements included elsewhere in this report.
The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. As of December 31, 2017 the Company had no cumulative valuation allowance against deferred tax assets, as it is management’s assessment that it is more likely than not that all deferred tax assets will be realized.
In determining whether the deferred tax asset is realizable, the Company weighed all available evidence, both positive and negative. We considered all sources of taxable income available to realize the asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences, carry forwards and tax-planning strategies.
The Company believes it is more likely than not that the remainder of its deferred tax assets will be realized in the foreseeable future. Accordingly, a valuation allowance has not been established.
In determining the appropriate valuation allowance, management makes judgments about recoverability of deferred tax assets, use of tax loss and tax credit carryforwards, levels of expected future taxable income and available tax planning strategies. The assumptions used in making these judgments are updated periodically by management based on current business conditions that affect the Company and overall economic conditions. These management judgments are therefore subject to change based on factors that include, but are not limited to, changes in expected capital gain income in the foreseeable future and the ability of the Company to successfully execute its tax planning strategies.
Recent Accounting Pronouncements
Refer to Note 2 to the Financial Statements.
Results of Operations
The table below presents information regarding our results of operations:

	For the Years Ended December 31,
	2017	2016	2015
Revenues:
Net earned premiums	$1.0	$4.5	$21.7
Net investment income	2.1	2.4	6.0
Net realized gains on investments	0.1	5.5	0.5
Amortization of deferred gains and gains on disposal of businesses	3.0	26.7	0.3
Fees and other income	—	—	0.1
Total revenues	6.2	39.1	28.6
Benefits, losses and expenses:
Policyholder benefits	0.4	3.0	16.3
Underwriting, general and administrative expenses	0.7	1.2	6.7
Total benefits, losses and expenses	1.1	4.2	23.0
Income before provision for income taxes	5.1	34.9	5.6
Provision for income taxes	2.2	13.4	1.4
Net income	$2.9	$21.5	$4.2
Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016
Net Income
Net income decreased to $2.9 million for Twelve Months 2017 from $21.5 million for Twelve Months 2016. The decrease is primarily attributable to decreases in after-tax amortization of deferred gains and gains on disposal of businesses of $15.4 million and after-tax net realized gains on investments of $3.5 million primarily due to the sale of Assurant Employee Benefits (AEB) to Sun Life.

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Total Revenues
Total revenues decreased to $6.2 million for Twelve Months 2017 from $39.1 million for Twelve Months 2016. The decrease is primarily attributable to decreases in amortization of deferred gains and gains on disposal of businesses of $23.7 million, net realized gains on investments of $5.4 million and net earned premiums of $3.5 million (most of which related to the AEB business results through the March 1, 2016 sale date). These changes are primarily due to the sale of AEB to Sun Life.
Total Benefits, Losses and Expenses
Total benefits, losses and expenses decreased to $1.1 million for Twelve Months 2017 from $4.2 million for Twelve Months 2016. The decrease is primarily attributable to decreases in policyholder benefits of $2.6 million and underwriting, general and administrative expenses of $0.5 million primarily due to the sale of AEB to Sun Life.
Income Taxes
Income taxes decreased to $2.2 million for Twelve Months 2017 from $13.4 million for Twelve Months 2016. The decrease was mainly related to a decrease in pre-tax income and the U.S. Tax Cuts and Jobs Act adjustment, refer to Note 5 to the Financial Statements for more information.
Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015
Net Income
Net income increased to $21.5 million for Twelve Months 2016 from $4.2 million for Twelve Months 2015. The increase is primarily attributable to increase in after-tax amortization of deferred gains and gains on disposal of businesses of $17.2 million due to the sale of AEB to Sun Life.
Total Revenues
Total revenues increased to $39.1 million for Twelve Months 2016 from $28.6 million for Twelve Months 2015. The increase is primarily attributable to increases in amortization of deferred gains and gains on disposal of businesses of $26.4 million and net realized gains on investments of $5.0 million. These increases were partially offset by decreases in net earned premiums of $17.2 million and net investment income of $3.6 million. These changes are primarily due to the sale of AEB to Sun Life.
Total Benefits, Losses and Expenses
Total benefits, losses and expenses decreased to $4.2 million for Twelve Months 2016 from $23.0 million for Twelve Months 2015. The decrease is primarily attributable to decreases in policyholder benefits of $13.3 million and underwriting, general and administrative expenses of $5.5 million primarily due to the sale of AEB to Sun Life.
Income Taxes
Income taxes increased to $13.4 million for Twelve Months 2016 from $1.4 million for Twelve Months 2015. The increase was mainly related to an increase in pre-tax income.
Investments
Refer to Notes 3 and 4 to the Financial Statements included elsewhere in this report.
Liquidity and Capital Resources
The primary sources of funds for the Company consist of premiums and fees collected, proceeds from the sales and maturity of investments and investment income. Cash is primarily used to pay insurance claims, agent commissions, operating expenses and taxes. We generally invest our excess funds in order to generate investment income. We also have the ability to receive capital infusions from our Parent, if needed. Please see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional information related to our Parent.
Cash Flows
We monitor cash flows, and forecasts are provided on a monthly basis. Trend and variance analyses are used to project future cash needs making adjustments to the forecasts when needed.
The table below shows our recent net cash flows:

	For the Years Ended December 31,
	2017	2016	2015
Net cash (used in) provided by:
Operating activities	$1.3	$(18.7)	$(1.7)
Investing activities	(9.8)	43.7	10.7
Financing activities	(15.8)	(0.1)	(8.1)
Net change in cash	$(24.3)	$24.9	$0.9

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Cash Flows for the Years Ended December 31, 2017, 2016, and 2015
Operating activities:
We typically generate operating cash inflows from premiums collected from our insurance products and income received from our investments while outflows consist of policy acquisition costs, benefits paid, and operating expenses. These net cash flows are then invested to support the obligations of our insurance products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees, and investment income received and expenses paid.
Net cash provided by (used in) operating activities was $1.3 million and ($18.7) million for the years ended December 31, 2017 and 2016, respectively. The change in operating activities between the years is primarily due to the sale of AEB in 2016, mainly through reinsurance contracts to Sun Life.
Net cash used in operating activities was $18.7 million and $1.7 million for the years ended December 31, 2016 and 2015, respectively. The change in operating activities between the years is primarily due to the sale of AEB, mainly through reinsurance contracts to Sun Life.
Investing Activities:
Net cash (used in) provided by investing activities was ($9.8) million compared to $43.7 million for the years ended December 31, 2017 and 2016, respectively. The change in investing activities between years is primarily due to the sale of the AEB segment to Sun Life in 2016 and an increase in purchases of fixed maturity securities. This decrease is partially offset by increase in sales of fixed maturity securities and a change in our short-term investments.
Net cash provided by investing activities was $43.7 million compared to $10.7 million for the years ended December 31, 2016 and 2015, respectively. The increase in cash provided between years is primarily due to the sale of the AEB segment to Sun
Life and a change in short-term investments. This increase is partially offset by an increase of purchases and a decrease in sales of fixed maturity securities.
Financing Activities:
Net cash used in financing activities was $15.8 million and $0.1 million for the years ended December 31, 2017 and 2016, respectively. The change in cash used in financing activities is due to an increase in the amount of cash dividends paid to our Parent and a capital contribution received from an affiliated entity due to the AEB sale in 2016.
Net cash used in financing activities was $0.1 million and $8.1 million for the years ended December 31, 2016 and 2015, respectively. The decrease in cash used in financing activities is due to a decrease in the amount of cash dividends paid to our Parent and a capital contribution received from an affiliated entity due to the AEB sale in 2016.
Commitments and Contingencies
We have obligations to third parties as a result of our operations. These obligations as of December 31, 2017, are detailed in the table below by maturity date as of the dates indicated:

	As of December 31, 2017
	Total		Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Contractual obligations:
Insurance liabilities (1)	$2.5	—	$0.4	$0.4	$0.4	$1.3
(1)  Insurance liabilities reflect estimated cash payments to be made to policyholders excluding fully reinsured discontinued operations whose inclusion would be potentially distortive. The total gross reserve excluded is $383.4 million which, if the reinsurers defaulted, would be payable over 30 years or more, with the majority of the payments occurring after 5 years. Additional information on the reinsurance arrangements can be found in Note 8 to the Financial Statements.
Liabilities for future policy benefits and expenses and claims and benefits payable have been included in the commitments and contingencies table. Significant uncertainties relating to these liabilities include mortality, morbidity, expenses, persistency, investment returns, inflation, contract terms and the timing of payments.
Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company.

(I) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.
None.

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(J) QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers’ and our stockholder’s interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.
Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in investment yields and changes in spreads due to credit risks and other factors.
Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed maturity investment portfolio and, to a lesser extent, in our reinsurance recoverables.
Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when either invested assets or liabilities, but not both, are indexed to inflation.
Interest Rate Risk
Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity securities, mortgage-backed securities and commercial mortgage loans, primarily in the United States. There are two forms of interest rate risk-price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rise. Reinvestment risk is primarily associated with the need to reinvest cash flows (primarily coupons and maturities) in an unfavorable lower interest rate environment. In addition, for securities with embedded options such as callable bonds and mortgage-backed securities, reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely, as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment.
We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.
Our group long-term disability and group term life waiver of premium reserves are also sensitive to interest rates. These reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.
The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following tables summarize the results of this analysis for bonds and mortgage-backed securities held in our investment portfolio as of the dates indicated:
Interest Rate Movement Analysis
of Market Value of Fixed Maturity Securities Investment Portfolio
As of December 31, 2017

Basis points	–100	–50	0	50	100
Total market value	$56.6	$55.6	$54.6	$53.6	$52.6
% Change in market value from base case	3.66%	1.83%	—%	(1.83)%	(3.66)%
$ Change in market value from base case	$2.0	$1.0	$—	$(1.0)	$(2.0)

As of December 31, 2016

Basis points	–100	–50	0	50	100
Total market value	$37.6	$36.6	$35.6	$34.6	$33.6
% Change in market value from base case	5.62%	2.81%	—%	(2.81)%	(5.62)%
$ Change in market value from base case	$2.0	$1.0	$—	$(1.0)	$(2.0)

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Credit Risk
We have exposure to credit risk primarily from customers, as a holder of fixed maturity securities and by entering into reinsurance cessions.
Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA- and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+, 0.38% for issuers rated BB- to BB+ and 0.25% for issuers rated B and below. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody’s or S&P’s ratings to determine an issuer’s rating.
The following table presents our fixed maturity investment portfolio by ratings of the nationally recognized securities rating organizations as of the dates indicated:

	December 31, 2017		December 31, 2016
Rating	Fair Value	Percentage of Total	Fair Value	Percentage of Total
Aaa/Aa/A	$43.8	80%	$25.9	73%
Baa	9.6	18%	8.3	23%
Ba	0.6	1%	0.4	1%
B and lower	0.6	1%	1.0	3%
Total	$54.6	100%	$35.6	100%
We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.
The Company had $385.8 million and $388.9 million of reinsurance recoverables as of December 31, 2017 and 2016, respectively, the majority of which are protected from credit risk by various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $37.9 million, as of December 31, 2017 and $54.4 million as of December 31, 2016 relating to a coinsurance agreement with Sun Life, and reserves of $340.7 million as of December 31, 2017 and $327.5 million as of December 31, 2016 relating to coinsurance arrangements with John Hancock (a subsidiary of Manulife Financial Corporation), respectively, related to sales of businesses are held in trusts. If the value of the assets in this trust falls below the value of the associated liabilities, Sun Life and John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of Sun Life and John Hancock, whose A.M. Best rating are A+ and A+, respectively. As of December 31, 2017, A.M. Best maintained a stable outlook on the financial strength ratings of Sun Life and John Hancock. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See the section entitled “Risk Factors” for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.
(K) EXECUTIVE OFFICERS
The table below sets forth certain information, as of April 19, 2018, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Julie E. Cosio	48	Chairman of the Board and Vice President, Senior Vice President, Client Management, Assurant, Inc.
Tamrha V. Mangelsen	56	Treasurer and Chief Financial Officer; Vice President, Enterprise Business Services — Statutory Reporting, Assurant, Inc.
Paula M. SeGuin	50	Chief Executive Officer, President, Director; Director of Compliance, Assurant, Inc.
Julie E. Cosio, Chairman of the Board and Vice President. Please see Ms. Cosio’s biography in the section below entitled “DIRECTORS”.
Tamrha V. Mangelsen, Treasurer and Chief Financial Officer; Vice President, Statutory Reporting, Assurant, Inc. Ms. Mangelsen has served as Treasurer and Chief Financial Officer of the Company since 2007 and as Vice President, Enterprise

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Business Services - Statutory Reporting of Assurant, Inc. since 2012. Previously, she served as Assistant Vice President, Statutory Reporting of Assurant, Inc. from 2008 to 2012.
Paula M. SeGuin, Chief Executive Officer, President, and Director; Director of Compliance, Assurant, Inc. Please see Ms. SeGuin's biography in the section below entitled "DIRECTORS".
Code of Ethics. The Assurant Code of Ethics is applicable to all employees, officers and directors, including the executive officers of the Company. The Code of Ethics may be found under the “Corporate Governance” subsection of the “Investor Relations” section of the Parent’s website at http://ir.assurant.com.
DIRECTORS
We currently have seven directors. The biographies of each of the directors below contain information regarding the person's service as a director, business experience, director positions held currently and/or during the last five years, and experience that led the Company to conclude that they should serve as directors.
Larry M. Cains, Director. Mr. Cains, 71, has served as a director of the Company since May 2013. Previously, he served as Senior Vice President of Assurant, Inc. from 1988 until his retirement in September 2006. His strong financial and operational experience, both at Assurant and other companies, led the Company to conclude that he should serve as a director.
Julie E. Cosio, Director. Ms. Cosio, 48, began serving as Chairman of the Board on March 1, 2016. She has served as a director and Vice President of the Company since January 2013. She also serves as Senior Vice President of Connected Living (a business line within Global Lifestyle, an operating segment of Assurant, Inc.) since January 1, 2014. Prior to this, she served as Senior Vice President of Diversified Financial Services (a business line within the division formerly known as Assurant Solutions) from November 2012 to December 2013, having previously served as Vice President of this business. Ms. Cosio's deep operational knowledge and expertise led the Company to conclude that she should serve as a director.
Melissa J.T. Hall, Director. Ms. Hall, age 53, has served as a director of the Company since September 2005. She has also served as Senior Vice President, Tax of Assurant, Inc. since August 2005, having previously served as Vice President, Tax and Financial Ratings since July 1997. Ms. Hall's 18 years of experience at the Parent and her valuable financial and tax experience led the Company to conclude that she should serve as a director.
Eric Kurzrok, Director. Mr. Kurzrok, 41, was appointed as a director of the Company in March, 2016. He has also served as an Assistant Treasurer of Assurant, Inc. since 2017, and as a Vice President and Actuary, Ratings and Capital, of Assurant, Inc. since 2008. Mr. Kurzrok is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.
Terry J. Kryshak, Director. Mr. Kryshak, age 67, has served as a director of the Company since April 1991. Previously, he served as Senior Vice President of the Company from 1999 until he retired in January 2011. Mr. Kryshak's extensive experience in the administration and operation of the Company led the Company to conclude that he should serve as a director.
Esther L. Nelson, Director. Ms. Nelson, age 65, has served as a director of the Company since April 1999. Ms. Nelson currently serves as the General and Artistic Director of the Boston Lyric Opera Association, having held this position since September 2008. Prior to this position, Ms. Nelson was a Management Consultant to various artistic associations in New York, Virginia, Tennessee, Maine and Germany. Ms. Nelson also served as general director of Glimmerglass Opera from 1996 to 2002. Ms. Nelson's valuable leadership and management experience led the Company to conclude that she should serve as a director.
Paula M. SeGuin, Director. Ms. SeGuin, age 50, began serving as Chief Executive Officer as of March 1, 2016. She has served as President of the Company since January 2013, as Assistant Secretary of the Company from 2000 to 2016 and as a director of the Company since May 2007. She also served as Chief Administrative Officer from 2004 to 2013 and as Vice President from 2000 to 2013. Ms. SeGuin has also served as Director of Compliance at Assurant, Inc. since January 2005. Ms. SeGuin's day-to-day administrative experience at the Parent led the Company to conclude that she should serve as a director.
(L) EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
I. Executive Summary
Introduction
This Compensation Discussion and Analysis ("CD&A") provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers during 2017:

Tamrha V. Mangelsen	Treasurer and Chief Financial Officer; Vice President, Enterprise Business Services — Statutory Reporting, Assurant, Inc.
Paula M. SeGuin	Chief Executive Officer (effective March 1, 2016) and President; Director of Compliance, Assurant, Inc.
Julie E. Cosio	Vice President

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Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs." Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs has a role at the Parent (or a division of the Parent) as of December 31, 2017 in addition to serving as an officer of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.
The 2017 compensation of Mmes. Mangelsen, SeGuin and Cosio was based on a compensation program focused on the goals and objectives of the Parent. All of our NEOs participated in the Parent's long-term equity incentive program in 2017.
For more detailed information on Assurant's 2017 compensation programs, awards and objectives, please see Assurant's Proxy Statement, as filed with the SEC on March 27, 2018.
Our Executive Compensation Principles
Our core executive compensation principles are based on the principles of Assurant and are set forth below:

•
Executive compensation opportunities at the Company should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company's business strategy while remaining at levels that are aligned with the interests of shareholders.[1]

•	Annual incentive and long-term equity incentive programs at Assurant, including at the Company, should motivate our executives to deliver above-average results.

•	A significant portion of target total direct compensation provided to our named executive officers should be tied to financial performance and stock price performance.[1]

•
Our executive compensation programs should be informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

II. The Compensation Decision Making Process
The Compensation Committee of the Parent's Board of Directors (the "Assurant Compensation Committee") oversees Assurant's executive compensation program and advises the full Assurant Board on general aspects of Assurant's compensation and benefit policies.
The compensation of the Company’s Chief Executive Officer was determined through a process whereby senior management at the Parent annually reviews her performance and compensation and makes decisions regarding her compensation. The same process was utilized to determine the compensation of the Company’s Chief Financial Officer. The compensation of Ms. Cosio was determined through a process whereby senior management at Global Lifestyle annually reviews her performance and compensation and makes decisions regarding her compensation.
The Chief Executive Officer of the Parent also provides input, in consultation with the Parent's Chief Financial Officer and Executive Vice President, Chief Human Resources Officer, on the annual incentive plan performance goals that apply to the Company's NEOs.
Level of Compensation Provided
Market Positioning. Assurant and the Company believe that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms that are competitive with the market and/or peer companies, as further described below. The relative levels of each element of total direct compensation (base salary, annual incentive and long-term equity incentive) are also determined by reference to these benchmarks.
Company-Level Named Executive Officers - Company Market Survey Data. The Company is not a publicly-traded company and does not have a compensation peer group; however, it does rely on certain market survey data to set target total direct compensation that is competitive with the market. The Company targets base salary at the 50th percentile of market. Compensation levels for total direct compensation (including mix of base pay, short- and long-term incentive compensation) are established based upon market data for comparable positions at comparable companies in the insurance and financial services industries. Short- and long-term incentive compensation are aligned with recommended targets for each NEO's grade and scope of responsibility.
III. Elements of Our Executive Compensation Program
Base Salaries
The base salary for each NEO is intended to be competitive with that of available market data reviewed by Assurant. In 2017, base salaries for certain NEOs were increased to the amounts shown in column (c) of the Summary Compensation Table below.

__________________

[1]	Union Security Life Insurance Company of New York does not have securities that are traded publicly and therefore, all references to shares and shareholders in this CD&A refer to those of the Parent.

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Annual Incentive Compensation
Overview.  For the enterprise, consistent with its long-term growth strategy Assurant has allocated 48% of the target annual incentive opportunity provided to its executives to profitability measures, 32% to top-line revenue growth for specified areas and 20% to the strategic goal of strengthening its market leadership position. As further described below, Assurant uses operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. Management takes a number of factors into account when developing recommended performance goals. In any given year, these factors may include results from prior years, opportunities for strategic growth and economic trends that may impact our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).
2017 Annual Incentive Compensation for the Company's NEOs: Financial Metrics.2 For 2017, Assurant sought to establish financial targets that were challenging and would motivate its senior executives to deliver profitable growth. For Ms. Cosio, financial targets apply to the Assurant Connected Living business, Global Lifestyle and Parent businesses. Top-line revenue, weighted at 8% for Ms. Cosio, is measured by the Connected Living business unit revenue. Profitability, weighted at 12% for Ms. Cosio, is measured by the net operating income excluding catastrophe losses (“NOI”) of the Connected Living business. The remaining portion of Ms. Cosio’s 2017 annual incentive goal is composed 40% by the Assurant profitability and top-line revenue targets described below, 20% by the Global Lifestyle profitability and top-line revenue targets described below and 20% by the Assurant strategic goal described above.
For Mmes. Mangelsen and Seguin, financial targets apply to the Parent. Profitability, weighted at 48%, is measured by the performance results of Assurant’s NOI excluding catastrophe losses.3 Top-line revenue, weighted at 32%, is measured by consolidated revenue from net earned premiums and fee income. The remaining portion of Ms. Mangelson and Ms. SeGuin’s 2017 annual incentive goal is the Assurant strategic goal described above, weighted at 20%.
Annual Incentive Performance Results for Ms. Cosio.4  For Ms. Cosio, the 2017 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for the top-line revenue of the Connected Living business were $2.123, $2.179, $2.235, $2.290, and $2.346 billion, respectively. The 2017 top-line revenue of the Connected Living business was $2.157 billion. The 2017 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for the NOI of the Connected Living business were $76, $87, $99, $107 and $117 million, respectively. 2017 NOI for the Connected Living business was $88 million. The 2017 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for the top-line revenue of the Global Lifestyle business were $3.344, $3.432, $3.520, $3.608 and $3.696 billion. 2017 top-line revenue for the Global Lifestyle business was $3.397 billion. The 2017 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for the NOI of the Global Lifestyle business were $132, $151, $170, $185 and $202 million, respectively. 2017 NOI for the Global Lifestyle business was $183 million. Based on the above metrics and performance results, the Assurant profitability and top-line revenue targets described below and the achievement of the 2017 Assurant strategic goal, the 2017 composite annual incentive performance multiplier for Ms. Cosio was 1.02.
Annual Incentive Performance Results for Ms. Mangelsen and Ms. SeGuin.4 For Mmes. Mangelsen and SeGuin, the 2017 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for Assurant NOI were $327, $357, $388, $403 and $432 million, respectively. Assurant's 2017 NOI was $421 million. The 2017 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for Assurant's top-line revenue were $5.679, $5.828, $5.978, $6.127 and $6.277 billion, respectively. Assurant's 207 top-line revenue was $5.775 billion. Based on the above metrics and performance results as well as the achievement of the 2017 strategic goal, the 2017 composite annual incentive performance multiplier for Mmes. Mangelsen and SeGuin was 1.22.
The performance targets described above are disclosed only to assist investors and other readers in understanding executive compensation provided to certain of the Company's executive officers. They are not intended to provide guidance on, and should not be relied on as predictive of, Assurant's future performance or the future performance of the Company or any of Assurant's operating segments.

__________________

[2]
For additional information regarding the measures discussed below, please see the Parent's proxy statement filed with the SEC on March 27, 2018. The proxy statement is not incorporated by reference herein. Certain measures are non-GAAP. A reconciliation of the reported non-GAAP measures to their most comparable GAAP measures can be found in Appendix A of the Parent’s proxy statement.

[3]
Assurant NOI excluding catastrophe losses equals net income excluding Assurant Health runoff operations net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and other highly variable items, as well as catastrophe losses.

[4]
Results in this paragraph may differ from the Parent’s reported results since expenses, revenues and other effects associated with acquisition activity during the year and changes in accounting and certain other changes that do not reflect changes in the underlying business are generally excluded when calculating results.

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The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2017:

Named Executive Officer	2017 Target Annual Incentive	2017 Multiplier	2017 Annual Incentive Payment
Paula M. SeGuin	$26,734	1.22	$32,616
Tamrha V. Mangelsen	$44,523	1.22	$54,318
Julie E. Cosio	$80,654	1.02	$82,267
Long-term Equity Incentive Compensation
All of the NEOs participate in Assurant's long-term equity incentive compensation program.
Assurant uses performance share units ("PSUs") and restricted stock units ("RSUs") as equity compensation vehicles under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). A stock unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria.
For awards granted prior to 2016, for each year in the applicable performance period, Assurant's performance with respect to selected metrics (as described in the chart below) is compared against an index of companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the three-year performance period. Measurement of the Assurant designated financial performance metrics includes unusual or non-recurring events and other extraordinary items, unless otherwise determined by the Assurant Compensation Committee.
For awards granted after 2015, Assurant’s performance is measured with respect to two equally weighted metrics: absolute NOI EPS, measured as the sum of each year within the three-year performance period, and total stockholder return (TSR) relative to the S&P 500 Index, measured over the three-year performance period. Measurement of performance against the designated financial performance metrics includes unusual or non-recurring events and other extraordinary items, unless otherwise determined by the Assurant Compensation Committee. NOI EPS excludes reportable catastrophe losses because they create volatility that is beyond the executive’s control and the Assurant Compensation Committee believes executives should be focused on the underlying performance of the business.

Performance-Based Long-Term Equity Plan Design Attributes

For awards granted before 2016:
Growth in Book Value Per Share Excluding AOCI[1] — 1/3
Revenue Growth[2] — 1/3
Total Shareholder Return ("TSR") [3] — 1/3
Metrics and Weighting	Note: all relative metrics

For awards granted after 2015:
Absolute NOI EPS[4] — 50%
Relative Total Stockholder Return[3] — 50%
For awards granted before 2016:

Adjusted S&P Total Market Index: S&P Total Market Index, excluding companies with revenues of less than $1 billion or those that are not in (i) GICS Insurance Industry (code 4030) or (ii) the Managed Health Care Sub-Industry in GICS Health Care Equipment & Services Industry (code 3510); and including companies that are part of our compensation peer group

Performance Measured
Against an Index	For awards granted after 2015:
TSR measured against S&P 500 Index
For the relative metric(s):

Threshold for payout at the 25th percentile

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For awards granted before 2016, payouts capped at 150% of target if the composite percentile ranking is at or above the 75th composite percentile
Payout Considerations
For awards granted after 2015, payouts capped at 200% of target if the composite percentile ranking is at or above the 90th percentile

For the absolute metric:

Threshold for payout at pre-determined performance level payouts capped at 200% of target
1  Year-over-year growth in the Parent's total stockholder equity, excluding AOCI, divided by diluted shares outstanding at year-end.
2  Year-over-year growth in the Parent's total GAAP revenue (net earned premiums, fee and investment income).
3  Percentage change on Parent stock plus dividend yield percentage.
4  Cumulative Parent three year EPS NOI excluding catastrophe losses.
PSUs. Payments in respect of PSUs are generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m)(4) of the Internal Revenue Code, as amended (the “Code”). Tax reform legislation recently signed into law expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation effective beginning for the Company’s 2018 tax year. Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under "Narrative to the Summary Compensation Table and Grants of Plan-based Awards Table - Long Term Incentive Awards" below.
In support of Assurant's pay for performance philosophy, in 2017 the Assurant Compensation Committee approved equity payments for performance share units granted in 2014 based on the above metrics. The Assurant Compensation Committee determined that Assurant's composite average percentile ranking relative to companies in the applicable index with regard to the three specified financial metrics over the 2014-2016 performance period was in the 37th percentile. Because Assurant achieved above median performance relative to the designated index, our NEOs received shares of common stock equal to 74% of their target long term equity incentive opportunity.

Yearly Average PSU Percentile Ranking
Performance Period (2014-2016)	Percentile/Percentage
Year 1	57th
Year 2	40th
Year 3	13th
Final Three-Year Average Percentile Ranking	37th
Payout as a Percentage of Long-Term Equity Incentive Opportunity	74%
RSUs. RSUs typically vest in equal annual installments over a three-year vesting period.
IV. Benefits
The Company's named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to Assurant's U.S. employees. In addition, some of these executives are eligible for certain supplemental retirement plans and limited perquisites described below.
Retirement Plans. All NEOs participate in the Assurant Pension Plan (the "Pension Plan"). Ms. Cosio also participates in the Assurant Executive Pension Plan (the "Executive Pension Plan") and the Assurant Executive 401(k) Plan (the "Executive 401(k) Plan"). The goals of these retirement plans are to provide certain senior executives with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of Section 401(a)(17) of the Code ($270,000 for 2017). Effective March 1, 2016, the Executive Pension Plan was frozen to better align our benefit offerings with the marketplace. Additional information regarding the terms and conditions of these plans is provided under "Narrative to the Pension Benefits Table" below and "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.
Deferred Compensation Plans. The NEOs may be eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with Section 409A of the Code ("Section 409A"). Additional information regarding the terms and conditions of these plans is provided under "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.

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Long-Term Disability Benefits. As part of Assurant's general benefits program, it provides Long-Term Disability ("LTD") coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees' monthly plan pay (which is generally defined as base salary plus the annual incentive target award amount), up to a maximum monthly benefit of $15,000.
V. Related Policies and Considerations
Timing of Equity Grants
Assurant does not coordinate the timing of equity awards with the release of material non-public information. Prior to 2018, under the Parent's Equity Grant Policy, annual equity awards granted by the Compensation Committee pursuant to the ALTEIP were granted on the second Thursday of March each year. Starting in 2018, annual equity awards will be granted on March 16 each year pursuant to the 2017 ALTEIP.
Tax and Accounting Implications
Section 162(m)(4) of the Code limits the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation's chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) unless such executive compensation was awarded under a performance-based plan approved by stockholders and meets certain additional requirements.The Assurant Compensation Committee continues to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Parent's business strategy. While the Assurant Compensation Committee generally seeks to pay compensation that is deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate. Tax reform legislation recently signed into law expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation effective beginning for the Company’s 2018 tax year.
The compensation that Assurant pays to the NEOs is reflected in our consolidated financial statements as required by U.S. GAAP. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation
The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2017, 2016, and 2015 as applicable.
Summary Compensation Table for Fiscal Years 2017, 2016, and 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards [1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [2] ($)	All Other Compensation [3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paula M. SeGuin, President and Chief Executive Officer; Director of Compliance, Assurant, Inc.	2017 2016 2015	133,671 131,100 127,902	— — —	22,464 43,675 19,172	— — —	32,616 29,366 37,603	— — 22,203	11,273 17,147 11,096	200,024 221,288 217,976
Tamrha V. Mangelsen, Treasurer and Chief Financial Officer; Vice President, EBS Stat Reporting, Assurant, Inc.	2017 2016 2015	178,090 173,000 168,300	— — —	30,102 26,563 25,233	— — —	54,318 48,440 61,850	— — 20,662	14,937 26,552 16,450	277,447 274,555 292,495
Julie E. Cosio, Chairman and Vice President; Senior Vice President; Client Management, Assurant, Inc.	2017 2016 2015	266,676 260,293 202,878	— — —	141,703 80,005 60,855	— — —	82,267 93,705 74,862	— — 34,885	27,242 34,660 21,390	517,888 468,663 394,870

1
The amounts reported in column (e) for 2017, 2016, and 2015, represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date. Please see column (k) in the Grant of Plan-Based Awards table for the closing price on the grant date for 2017 awards.

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A -Long-Term Equity Incentive Compensation-PSUs” above, payouts for PSU awards can range from no payout to 150-200% maximum payout depending on performance period.
Assuming the achievement of maximum performance level for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2017; $34,932 for Ms. SeGuin; $46,809 for Ms. Mangelsen; $191,572 for Ms. Cosio; (ii) for awards granted in 2016; $53,966 for Ms. SeGuin; $40,151 for Ms. Mangelsen; $120,928 for Ms. Cosio and (iii) for awards granted in 2015; $23,963 for Ms. SeGuin; $31,538 for Ms. Mangelsen; $76,063 for Ms. Cosio.
Please see Footnote 18, Stock Based Compensation-Performance Share Units, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC (the “2017 Form 10-K”) for a discussion of the assumptions used in this valuation.

2
The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Parent’s three defined benefit pension plans (the Assurant SERP, the Assurant Executive Pension Plan and the Assurant Pension Plan) from December 31, 2016 to December 31, 2017, from December 31, 2015 to December 31, 2016, and from December 31, 2014 to December 31, 2015. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2015, December 31, 2016 or December 31, 2017 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2014, December 31, 2015 or December 31, 2016, as applicable. Present values of accumulated benefits at December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017 use the same assumptions as included in the financial statements in Assurant’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, respectively, as filed with the SEC. Effective February 29, 2016, the accrual of additional benefits under the SERP, Executive Pension and Pension Plans was frozen.

3
The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents, and certain other amounts during 2017:

Name	Executive LTD	Dividends and Dividends Equivalent [a]	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Other Amounts [b]	Total
Paula M. SeGuin	—	$1,491	—	$9,782	$—	$—	$11,273
Tamrha V. Mangelsen	—	$1,145	—	$13,592	$—	$200	$14,937
Julie E. Cosio	—	$4,188	$5,553	$16,200	$—	$1,301	$27,242

a.
The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2017 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2014 PSUs for shares vested in 2017; and on 2013 PSUs for shares vested in 2016. No dividends or dividend equivalents were paid on PSUs granted in 2017, 2016 or 2015.

b.
Amounts in this column reflect in the case of Ms. Mangelsen, redemption of recognition award points for $200; and (ii) in the case of Ms. Cosio, a $1,001 floating holiday payment and a $300 service award.

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CEO Pay Ratio
For 2017 and future years, the Securities and Exchange Commission ("SEC") requires a public company to disclose the ratio of the compensation of its Chief Executive Officer (“CEO”) to the compensation of its median employee. Our CEO is Ms. SeGuin.
SEC rules allow us to select a methodology for identifying the median employee that is appropriate based on our size, organizational structure and compensation programs. All NEOs are employees of the Parent. The NEOs have been considered to be employees of the Company for purposes of calculating the CEO pay ratio. There are no other employees of the Company.
We identified the median employee by calculating the annual total compensation using the methodology used in the 2017 Summary Compensation Table, for all employees other than our CEO, who were employed as of December 31, 2017.
For 2017, we estimate that our CEO to median employee pay ratio is: 0.72, the annual total compensation for the median employee was $277,447, and the annual total compensation for our CEO was $200,024.
Grants of Plan-Based Awards
The table below sets forth individual grants of awards made to each NEO during 2017.
Grants of Plan-Based Awards Table for Fiscal Year 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) [3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Paula M. SeGuin	3/09/2017 3/09/2017 —	— — 0	— — 26,734	— — 53,469	— 50 —	— 100 —	— 200 —	100 — —	— — — —	— — — —	9,997 12,467 —
Tamrha V. Mangelsen	3/09/2017 3/09/2017 —	— — 0	— — 44,523	— — 89,045	— 67 —	— 134 —	— 268 —	134 — —	— — —	— — —	13,396 16,706 —
Julie E. Cosio	3/09/2017 3/09/2017 7/01/2017 —	— — — 0	— — — 80,654	— — — 161,307	— 200 — —	— 400 — —	— 800 — —	400 — 500 —	— — —	— — —	39,988 49,870 51,845 —

1
The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2017 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

2	As described in the “CD&A - Long-Term Equity Incentive Compensation - PSUs.” Payouts for PSU awards can range from no payment to 200% maximum payout.

3
The base price of 2017 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2017 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 18, Stock Based Compensation-Performance Share Units, of the Company’s 2017 Form 10-K for a discussion of the assumptions used in this valuation.
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive Awards
Annual incentive payments for Mmes. Mangelsen, Cosio and SeGuin were paid pursuant to the Parent’s annual incentive program. For more information regarding the performance criteria applicable to each of our NEOs, please see the section entitled "CD&A - Annual Incentive Compensation."
Long Term Equity Incentive Awards
The Parent's equity-based awards have been granted under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). The ALTEIP was approved by the Parent's stockholders in May 2008 and the material terms of the performance goals under the ALTEIP were reapproved by the Parent’s stockholders in May 2015. Since 2008, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. In May 2017, the Parent’s stockholders approved the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “2017 ALTEIP”), which is the plan from which all future grants will be issued. The RSUs typically vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant's continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

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Outstanding Equity Awards at Fiscal Year End
The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2017.
Outstanding Equity Awards Table for Fiscal Year 2017

	Option Awards					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested [2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [2] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Paula M. SeGuin						200	[9]	20,168
						86	[8]	8,672
						100	[3]	10,084
						52	[7]	5,244
									86	[5]	8,672
									50	[6]	5,042
									88	[4]	8,874
Tamrha V. Mangelsen						134	[8]	13,513
									113	[5]	11,395
									67	[6]	6,756
									116	[4]	11,697
Julie E. Cosio						340	[8]	34,286
						400	[3]	40,336
						164	[7]	16,538
						500	[10]	50,420
									341	[5]	34,386
									200	[6]	20,168
									280	[4]	28,235

1	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

[2]	Value was determined using the December 29, 2017 closing price of our Common Stock of $100.84.

[3]	This RSU award was granted on March 9, 2017 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[4]
This PSU award was granted on March 12, 2015 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at 57% of target level. The ultimate payout under this PSU award is based on a final determination of performance during the full 2016-2017 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[5]
This PSU award was granted on March 10, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported 67% of target level. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]
This PSU award was granted on March 9, 2017 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2017 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2017-2019 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[7]	This RSU award was granted on March 12, 2015 and vested in three equal annual installments on each of the first three anniversaries of the grant date.

[8]	This RSU award was granted on March 10, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[9]	This RSU award was granted on January 4, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[10]	This RSU award was granted on July 1, 2017 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
Option Exercises and Stock Vested in Last Fiscal Year
The following table provides information regarding all of the SARS that were exercised by the NEOs during 2017, and all the RSUs, PSUs and shares of restricted stock held by the NEOs that vested during 2017 on an aggregated basis.

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Option Exercises and Stock Vested Table for Fiscal Year 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
(a)	(b)	(c)	(d)	(e)
Paula M. SeGuin	—	—	49 52 42 100 111[3]	4,871 5,181 4,185 9,509 10,512
Tamrha V. Mangelsen	—	—	56 42 68 113[2] 95[3]	5,580 4,175 6,776 10,493 8,997
Julie E. Cosio	—	—	169 153 164 349[3]	16,839 15,210 16,341 33,050

1
The value realized on exercise and/or vesting was determined using the closing price of our Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

2
These amounts represent the value of outstanding RSU award granted to Ms. Mangelsen in 2016 that, in accordance with the terms of the applicable award agreements, became fully vested in 2017 because this executive is eligible for retirement. Payouts in respect of this award will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Company’s Common Stock and may differ from the amount set forth above.

3
These amounts represent the value of PSU awards granted in 2014 that, in accordance with the terms of the applicable award agreements, became fully vested in 2017. The performance ranking for these awards fell below the target performance of the peer group which resulted in a final payout amount of 74% of target shares awarded. Accordingly, the amount of compensation actually realized upon a payout is based on the-fair market value of the Common Stock on the date the Compensation Committee approved the performance ranking, which was April 21, 2017.

Pension Benefits
The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.
The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.
Pension Benefits Table for Fiscal Year 2017

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Paula M. SeGuin	Pension Plan Executive Pension Plan SERP	22 n/a n/a	164,295 n/a n/a
Tamrha V. Mangelsen	Pension Plan Executive Pension Plan SERP	18 n/a n/a	153,545 n/a n/a
Julie E. Cosio	Pension Plan Executive Pension Plan SERP	18.75 18.75 n/a	190,827 12,251 n/a

1	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

2	As of December 31, 2017, Ms. Mangelsen met the requirements for retirement eligibility (age 55 with 10 years of service).
Narrative to the Pension Benefits Table
The following is a description of the plans and information reported in the Pension Benefits Table.

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The Pension Plan
Eligible employees hired by the Company prior to January 1, 2014, were generally able participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Effective March 1, 2016, the Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016.
The lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings. Final average earnings is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%
The present value of accumulated benefits at December 31, 2017 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016.
The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. Participants may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits after three years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.
The Executive Pension Plan
Eligible employees hired by the Company prior to January 1, 2014, were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible compensation exceeded the Section 401(a)(17) compensation limit. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Effective March 1, 2016, the Executive Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016. Eligible compensation for participants was not capped.
A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Credited service for determining a participant’s benefit begins after an employee begins participating in the plan and was frozen as of February 29, 2016. A participant becomes vested in the benefits under the Executive Pension Plan after three years of service. All participating NEOs are currently 100% vested in their Executive Pension Plan benefit.
The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Pension Plan described above. The present value of accumulated benefits at December 31, 2017 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Assurant Pension Plan benefit.
The SERP
Effective January 1, 2014, the Assurant SERP was closed to any new participants. Effective March 1, 2016, the Assurant SERP was frozen to better align benefit offerings with the marketplace. None of the NEOs are eligible to participate in the Assurant SERP.
Number of Years of Credited Service
Eligibility for the Pension Plan and Assurant Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. No additional credited service will be earned after February 29, 2016 for the Pension Plan and Executive Pension Plan.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax qualified.

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Nonqualified Defined Contribution and Other Nonqualified Deferred
Compensation Plans Table for Fiscal Year 2017

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1), (2) ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE (1) ($)
(a)		(b)	(c)	(d)	(e)	(f)
Paula M. SeGuin	ADC Plan	—	—	—	—	—
	Executive 401(k) Plan	—	—	—	—	—
	TOTAL	—	—	—	—	—
Tamrha V. Mangelsen	ADC Plan	—	—	—	—	—
	Executive 401(k) Plan	—	—	—	—	—
	TOTAL	—	—	—	—	—
Julie E. Cosio	ADC Plan	—	—	—	—	—
	Executive 401(k) Plan	—	5,553	2,101	—	18,221
	TOTAL	—	5,553	2,101	—	18,221

1
The amounts in column (c) were reported as 2017 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Ms. Cosio, $5,553 of Company contributions to the Executive 401(k).

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans, during 2017. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance, during 2017. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2016,and 2017 fiscal years, as applicable: Ms. Cosio, $10,567 for 2016; and $18,221 for 2017.

[2]
The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under IRC Section 401(a)(17)).

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]	The Executive 401(k) Plan does not provide for participant contributions.
Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table
The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.
The ADC Plan
Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of Assurant. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earnings or losses are credited to a deemed investment account. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.
The Executive 401(k) Plan
Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the Code. The Parent makes an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the Code's limit (which was $270,000 for 2017). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings

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and losses based on the performance of the mutual funds. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Please see footnote 3 to the Summary Compensation Table above, for quantification of Company contributions to the Executive 401(k) Plan in 2017.
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs who participate in the Executive 401(k) Plan are 100% vested in their Executive 401(k) Plan benefit.
Potential Payments Upon Termination or Change of Control
The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2017.
Potential Payments Upon Termination or Change of Control Table on December 31, 2017

Name	Payout if Terminates Voluntarily 12/31/17 Not Retirement	Payout if Terminates Voluntarily 12/31/17 Retirement [1]	Payout if Terminated Involuntarily 12/31/17 [2]	Payout if Terminated Upon Change of Control 12/31/17	Payout if Terminated Upon Death 12/31/17	Payout if Terminated Upon Disability 12/31/17
	(a)	(b)	(c)	(d)	(e)	(f)
Paula M. SeGuin
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards [3]	—	—	$46,287	$46,287	$46,287	$46,287
Executive Pension Plan [4]	—	—	—	—	—	—
Executive 401(k) Plan [5]	—	—	—	—	—	—
Welfare Benefit Lump Sum [6]	—	—	$4,495	$4,495	—	—
Severance [8]	—	—	$131,793	$131,793	—	—
Outplacement [7]	—	—	$2,000	2,000	—	—
TOTAL	—	—	$184,575	184,575	$46,287	$46,287
Tamrha V. Mangelsen	—	—	—	—	—	—
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards [3]	—	$55,865	$55,865	$55,865	$47,798	$47,798
Executive Pension Plan [4]	—	—	—	—	—	—
Executive 401(k) Plan [5]	—	—	—	—	—	—
Welfare Benefit Lump Sum [6]	—	—	$3,167	$3,167	—	—
Severance [8]	—	—	$147,809	$147,809	—	—
Outplacement [7]	—	—	$3,500	$3,500	—	—
TOTAL	—	$55,865	$210,341	$210,341	$47,798	$47,798
Julie E. Cosio	—	—	—	—	—	—
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards [3]	—	—	$137,142	$137,142	$137,142	$137,142
Executive Pension Plan [4]	$12,251	—	$12,251	$12,251	$12,251	$12,251
Executive 401(k) Plan [5]	$18,221	—	$18,221	$18,221	$18,221	$18,221
Welfare Benefit Lump Sum [6]	—	—	$4,495	$4,495	—	—
Severance [8]	—	—	$210,362	$210,362	—	—
Outplacement [7]	—	—	$3,500	$3,500	—	—
TOTAL	$30,472	—	$385,971	$385,971	$167,614	$167,614

1
As of December 31, 2017, Ms. Mangelsen met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by the executive would be considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2017, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

[2]
The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

[3]
These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2017 based on the closing stock price of $100.84 on December 29, 2017. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Ms. Mangelsen) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award. Equity awards granted to Ms. Mangelsen prior to 2017 under the ALTEIP plan would be accelerated as of December 31, 2017 since she met the requirements for retirement eligibility; and equity awards granted in 2017 would be forfeited.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

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[5]	This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2016.

[6]
This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical and dental plans as of December 31, 2017 based on the years of severance service, severance level, and the individual’s benefit election (in accordance with IRC Section 409A).

[7]	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

[8]
Although no agreements exist with respect to the exact severance an NEO would receive upon voluntary termination (retirement) or involuntary termination, in accordance with the Parent’s current practice, the Parent may, but is not obligated to, pay discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO’s termination.

Narrative to the Potential Payments Upon Termination or Change of Control Table
The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan benefit payable in the event of disability or death. The material terms of the Executive Pension Plan are described in "Narrative to the Pension Benefits Table" above. The material terms of the ADC Plan and the Executive 401(k) Plan are described in "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" above. Additional information on the ALTEIP is described in the CD&A and "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table" above.
Treatment of Annual Incentive Awards
Under the STIP, if a participant's employment is terminated during a performance period due to retirement, death or a reduction in force or job elimination, the Parent may grant the participant a pro-rated award. Upon a change of control of the Parent, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.
Accelerated and Pro-rated Vesting of Equity Awards
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.
In the event of a change of control of the Company, all RSU awards under the ALTEIP would immediately vest, while the PSUs would vest and payout at the target level if the change of control occurs prior to the first anniversary of grant. If the change of control occurs after the first anniversary of grant, the PSUs would payout at the greater of the target level or the actual level of performance achieved.
In May 2017, the Parent’s stockholders approved the Assurant, Inc. 2017 ALTEIP. All equity grants to NEOs from May 2017 onward shall be made under to the 2017 ALTEIP. In the event of a change of control followed by an involuntary termination of employment within two years after such change of control, the 2017 ALTEIP provides that all RSUs shall vest immeditely and PSUs will vest based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).
The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.
Change of Control Agreements
None of the NEOs was party to a COC Agreement in 2017.

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COMPENSATION OF DIRECTORS
The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of USLICONY for all services in all capacities during the fiscal year ended December 31, 2017.
Director Compensation Table for Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($) (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Esther Nelson	4,000	—	—	—	—	—	4,000
Terry J. Kryshak	4,000	—	—	—	—	—	4,000
Larry Cains	4,000	—	—	—	—	—	4,000
(1)  The amounts reported in this column reflect the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2017.
Narrative to the Director Compensation Table
The table above reflects payments made to independent outside directors of the Company. Mr. Eric Kurzrok, Ms. Melissa Hall, Ms. Cosio and Ms. SeGuin, who were employees of Assurant and served as directors of the Company during 2017, received no additional compensation for their service as directors. Ms. Mangelson did not serve as a director.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Company has an Audit, Nominating and Compensation Committee (the “ANC Committee”) in accordance with New York law. The members of the ANC Committee are: Esther Nelson, Terry J. Kryshak and Larry Cains. All members of the ANC Committee are independent outside directors. Each May, the ANC Committee meets with senior management of the Parent, who then present the compensation of the Company’s Chief Executive Officer to the ANC Committee for approval. Compensation decisions regarding all NEOs of the Company other than the Chief Executive Officer are made by senior management of the Parent.
No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served as a director of the Company. No director of the Company had any relationship pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.
(M) SECURITY OWNERSHIP OF BENEFICIAL HOLDERS
Union Security Life Insurance Company of New York is a wholly-owned subsidiary of Assurant, Inc. and does not have any other voting securities held by any entity or individual other than Assurant, Inc.

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SECURITY OWNERSHIP OF MANAGEMENT
The following table provides information concerning the beneficial ownership of Common Stock of Assurant, Inc., the parent company of the Company, as of December 31, 2017 by the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s other one most highly compensated executive officer, each director, and all executive officers and directors as a group. As of December 31, 2017, Assurant, Inc. had 52,417,812 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially [1]	Percentage of Class
Paula M. SeGuin	3,680	*
Tamrha V. Mangelsen	3,085	*
Julie E. Cosio	1,358	*
Larry M. Cains	400	*
Melissa J. T. Hall	5,502	*
Eric Kurzrok	1,467
Terry J. Kryshak	25	*
Esther L. Nelson	0	*

All directors and executive officers as a group (8 persons)	15,517	*

*	Less than one percent of class.

1
(a) Includes: for Ms. Mangelsen1,786 shares of Common Stock, and for all directors and executive officers as a group, 1,786 shares of Common Stock held through the Assurant 401(k) Plan as of December 31, 2017.

(b) Includes restricted stock units (“RSUs”) that that will vest and/or become payable on or within 60 days of December 31, 2017 in exchange for the following amounts of Common Stock as of December 31, 2017: For Ms. SeGuin, 100 shares, for Ms. Mangelsen, 315 shares, all of which would be issuable upon retirement. RSUs that will vest on or within 60 days of December 31, 2017 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 415 shares.
(N) TRANSACTIONS WITH RELATED PERSONS
The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial, property management and other administrative functions. The tax payment was $0.3 million for the year ended December 31, 2017. The net amounts paid for non-tax related services and obligations to the Parent and its affiliates for the year ended December 31, 2017 was $0.3 million.
Review, Approval or Ratification of Transactions with Related Persons
The Parent has adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers of the Parent or their immediate family members, or stockholders owning five percent or greater of the Parent's outstanding common stock). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
Policy:

•
Related person transactions must be approved by the Nominating and Corporate Governance Committee of the Parent's Board of Directors (the "Assurant Nominating Committee"), which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Assurant Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person's interest in the transaction, including the related person's position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director's independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Parent than terms generally available to an unrelated third-party under similar circumstances.

•
If a related person transaction will be ongoing, the Assurant Nominating Committee may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Assurant Nominating Committee, on

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at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.
Procedures:

•	Related persons must notify the Parent's law department in advance of any potential related person transaction.

•
If the law department determines that the proposed transaction involves an amount in excess of $120,000 and a related person has a material direct or indirect interest, the proposed transaction will be submitted to the Assurant Nominating Committee for consideration at its next meeting.

•
The Assurant Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Assurant Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.
Director Independence
We are not a listed issuer and therefore are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system. As a New York domiciled insurance company, we are subject to certain independence requirements under Section 1202 of the New York Insurance Law ("Section 1202"). Under Section 1202, our Board is required to have at least seven directors. In addition, one-third of the total directors must not be officers or employees of the Company or any entity controlling or under common control with the Company. The Company currently has seven directors. Three directors (Messrs. Cains and Kryshak and Ms. Nelson) are not officers or employees of the Company, the Parent or any affiliates, and therefore meet the independence requirements under Section 1202.

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Table of Contents to Statement of Additional Information

General Information
Safekeeping of Assets
Experts
Independent Registered Public Accounting Firm
Non-Participating
Misstatement of Age or Sex
Principal Underwriter
Performance Related Information
Total Return for all Sub-Accounts
Yield for Sub-Accounts
Money Market Sub-Accounts
Additional Materials
Performance Comparisons
Financial Statements

114	Union Security Life Insurance Company of New York

Appendix I — Sample Market Value Adjustment Calculations
We will determine the Market Value Adjustment by multiplying the General Account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:
[(1 + I)/(1 + J + .0025)]N/12 — 1
where,
•  I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.
•  J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).
•  N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).
Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		7%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .07 + .0025)]60/12 — 1]
	=	$354.57
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,354.57
Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		9%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .09 + .0025)]60/12 — 1]
	=	–$559.14
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,440.86
Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		7.75%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .0775 + .0025)]60/12 — 1]
	=	0
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

Union Security Life Insurance Company of New York	115

Sample Calculation 4: Neutral Adjustment

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		8%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment	=	$10,000 x [[(1 + .08)/(1 + .08 + .0025)]60/12 — 1]
	=	–$114.94
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06
*  Assumed for illustrative purposes only.

116	Union Security Life Insurance Company of New York

Appendix II — Investments by Union Security
Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.
We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:
•  federal, state and municipal obligations,
•  preferred and common stocks,
•  corporate bonds,
•  real estate mortgages and mortgage backed securities,
•  real estate, and
•  certain other investments, including various derivative investments.
See the Financial Statements for information on our investments.
When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods."
Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:
(1)  securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;
(2)  debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;
(3)  other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;
(4)  other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.
Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.
The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

Union Security Life Insurance Company of New York	117

To obtain a Statement of Additional Information, please call 1-800-668-6668 or complete the form below and mail to:

Union Security Life Insurance Company of New York
c/o Hartford Life Insurance Company
PO Box 14293
Lexington, KY 40512-4293

Please send a Statement of Additional Information for EmPower Variable Annuity to me at the following address:

Name

Address

City/State	Zip Code

(E) FINANCIAL STATEMENTS

INDEX
Financial Statements of Union Security Life Insurance Company of New York
Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2017 and 2016
Statements of Operations For Years Ended December 31, 2017, 2016 and 2015
Statements of Comprehensive Income For Years Ended December 31, 2017, 2016 and 2015
Statements of Changes in Stockholder’s Equity For Years Ended December 31, 2017, 2016 and 2015
Statements of Cash Flows For Years Ended December 31, 2017, 2016 and 2015
Notes to Financial Statements - December 31, 2017, 2016 and 2015

Financial Statement Schedules
Schedule I - Summary of Investments Other Than Investments in Related Parties as of December 31, 2017
Schedule III - Supplementary Insurance Information For Years Ended December 31, 2017, 2016 and 2015
Schedule IV - Reinsurance For Years Ended December 31, 2017, 2016 and 2015
Schedule V - Valuation and Qualifying Accounts For Years Ended December 31, 2017, 2016 and 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:

Opinion on the Financial Statements
We have audited the accompanying balance sheets of Union Security Life Insurance Company of New York as of December 31, 2017 and 2016, and the related statements of operations, comprehensive income, changes in stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2017, including the related notes and financial statement schedules listed in the accompanying index (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 19, 2018

We have served as the Company's auditor since 2000.

Union Security Life Insurance Company of New York
Balance Sheets
At December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
	(in millions except per share and share amounts)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost — $51.2 in 2017 and $32.0 in 2016)	$54.6	$35.6
Equity securities available for sale, at fair value (cost — $0.1 in 2017 and $0.1 in 2016)	0.2	0.2
Short-term investments	1.3	9.7
Total investments	56.1	45.5
Cash and cash equivalents	1.6	25.9
Reinsurance recoverables	385.8	388.9
Other assets	1.5	3.4
Assets held in separate accounts	11.0	10.8
Total assets	$456.0	$474.5
Liabilities
Future policy benefits and expenses	$294.1	$289.3
Unearned premiums	2.9	3.2
Claims and benefits payable	89.3	96.7
Deferred gain on disposal of businesses	2.3	5.3
Accounts payable and other liabilities	2.0	1.7
Liabilities related to separate accounts	11.0	10.8
Total liabilities	401.6	407.0
Commitments and contingencies (Note 12)
Stockholder's equity
Common stock, par value $20 per share, 100,000 shares authorized, issued, and outstanding	2.0	2.0
Additional paid-in capital	45.2	45.2
Retained earnings	4.8	17.7
Accumulated other comprehensive income	2.4	2.6
Total stockholder's equity	54.4	67.5
Total liabilities and stockholder's equity	$456.0	$474.5
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Operations
Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,
	2017	2016	2015
	(in millions)
Revenues
Net earned premiums	$1.0	$4.5	$21.7
Net investment income	2.1	2.4	6.0
Net realized gains on investments	0.1	5.5	0.5
Amortization of deferred gains and gains on disposal of businesses	3.0	26.7	0.3
Fees and other income	—	—	0.1
Total revenues	6.2	39.1	28.6
Benefits, losses and expenses
Policyholder benefits	0.4	3.0	16.3
Underwriting, general and administrative expenses	0.7	1.2	6.7
Total benefits, losses and expenses	1.1	4.2	23.0
Income before provision for income taxes	5.1	34.9	5.6
Provision for income taxes	2.2	13.4	1.4
Net income	$2.9	$21.5	$4.2
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Comprehensive Income
Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,
	2017	2016	2015
	(in millions)
Net income	$2.9	$21.5	$4.2
Other comprehensive loss:
Change in unrealized gains on securities, net of taxes of $0.1, $1.9, and $1.1, respectively (1)	(0.2)	(3.5)	(2.2)
Total other comprehensive loss	(0.2)	(3.5)	(2.2)
Total comprehensive income	$2.7	$18.0	$2.0
(1) Includes other-than-temporary impairment gains recognized in other comprehensive income.

See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Changes in Stockholder's Equity
At December 31, 2017, 2016 and 2015

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	(in millions)
Balance, January 1, 2015	$2.0	$44.1	$1.3	$8.3	$55.7
Net income	—	—	4.2	—	4.2
Dividends (1)	—	(2.6)	(5.5)	—	(8.1)
Other comprehensive loss	—	—	—	(2.2)	(2.2)
Balance, December 31, 2015	$2.0	$41.5	$—	$6.1	$49.6
Net income	—	—	21.5	—	21.5
Dividends	—	—	(3.8)	—	(3.8)
Capital contribution from affiliated entity	—	3.7	—	—	3.7
Other comprehensive loss	—	—	—	(3.5)	(3.5)
Balance, December 31, 2016	$2.0	$45.2	$17.7	$2.6	$67.5
Net income	—	—	2.9	—	2.9
Dividends	—		(15.8)	—	(15.8)
Other comprehensive loss	—	—	—	(0.2)	(0.2)
Balance, December 31, 2017	$2.0	$45.2	$4.8	$2.4	$54.4
(1) Dividends are required to be deducted from retained earnings and when depleted, deducted from additional paid-in capital.
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Cash Flows
Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,
	2017	2016	2015
	(in millions)
Operating activities
Net income	$2.9	$21.5	$4.2
Adjustments to reconcile net income to net cash used in operating activities:
Noncash revenues, expenses, gains and losses included in income:
Amortization of deferred gains and gains on disposal of businesses	(3.0)	(26.7)	(0.3)
Net realized gains on investments (1)	(0.1)	(5.5)	(0.5)
Deferred tax expense (benefit)	1.8	(1.7)	(0.3)
Changes in operating assets and liabilities:
Change in reinsurance recoverable	0.1	(1.9)	0.2
Change in insurance policy reserves and expenses	(0.1)	—	(6.3)
Change in accounts payable and other liabilities	(0.4)	(0.5)	(0.2)
Change in income taxes	0.1	(1.0)	1.7
Other	—	(2.9)	(0.2)
Net cash provided by (used in) operating activities	1.3	(18.7)	(1.7)
Investing activities
Sales of:
Fixed maturity securities available for sale	13.7	0.5	2.2
Subsidiary, net of cash transferred (1)	—	44.0	—
Maturities, prepayments, and scheduled redemption of:
Fixed maturity securities available for sale	8.7	4.0	6.9
Commercial mortgage loans on real estate	—	2.4	4.7
Purchases of:
Fixed maturity securities available for sale	(40.7)	(8.1)	(0.3)
Change in short-term investments	8.4	0.8	(3.3)
Other	0.1	0.1	0.5
Net cash (used in) provided by investing activities	(9.8)	43.7	10.7
Financing activities
Cash dividends paid	(15.8)	(3.8)	(8.1)
Capital contribution from affiliated entity	—	3.7	—
Net cash used in financing activities	(15.8)	(0.1)	(8.1)
Change in cash and cash equivalents	(24.3)	24.9	0.9
Cash and cash equivalents at beginning of period	25.9	1.0	0.1
Cash and cash equivalents at end of period	$1.6	$25.9	$1.0
Supplemental information:
Income taxes paid	$0.3	$16.2	$2.0
(1) 2016 amount includes impacts from the sale of Assurant's Employee Benefits segment mainly through reinsurance transactions.
See the accompanying Notes to the Financial Statements

Notes to Financial Statements
Years Ended December 31, 2017, 2016 and 2015
(In millions except number of shares, per share amounts, number of securities in an unrealized loss position and number of loans)

1. NATURE OF OPERATIONS AND ITEMS IMPACTING BASIS OF PRESENTATION
Overview: Union Security Life Insurance Company of New York (the "Company") is a provider of life and health insurance products including group disability insurance, group dental insurance, group vision insurance, group life insurance, credit insurance and accidental death products. On March 1, 2016, Assurant, Inc. ("Assurant" or the "Parent") sold its Assurant Employee Benefits (“AEB”) segment mainly through a series of reinsurance transactions with Sun Life and Health Insurance Company (U.S.) ("Sun Life"), a subsidiary of Sun Life Financial Inc. The sale of AEB had a material impact to the results of operations, cash flows and financial condition of the Company. The Company's financial statements also reflect the assets, liabilities and activity associated with businesses that were sold through reinsurance and coinsurance arrangements. Specifically, in addition to the aforementioned sale of AEB, in 2001, Assurant entered into a reinsurance agreement with Hartford Life and Annuity Insurance Company ("The Hartford") for the sale of the Fortis Financial Group ("FFG") division. Also, in 2000, the Company divested its Long-Term Care ("LTC") operations to John Hancock Life Insurance Company, a subsidiary of Manulife Financial Corporation ("John Hancock"). Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet.
The Company is a wholly-owned subsidiary of the Parent. The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.
The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.
Sale of Assurant Employee Benefits: As referenced above, on March 1, 2016, the Parent completed the sale of its Assurant Employee Benefits segment through a series of transactions with Sun Life, for net cash consideration of $942.2 million (including contingent consideration), which resulted in a total estimated gain of $656.5 million. The Company's allocated portion of the cash consideration and the estimated gain was $45.1 million and $36.0 million, respectively, (the remaining cash consideration and estimated gain was allocated to other Assurant affiliates). The transaction was primarily structured as a reinsurance arrangement, as well as the sale of certain legal entities that included a ceding commission and other consideration. The reinsurance transaction does not extinguish the Company's primary liability on the policies it has issued or assumed, thus any gains associated with the prospective component of the reinsurance transaction are deferred and amortized over the contract period, including contractual renewal periods, in proportion to the amount of insurance coverage provided. The Company also has an obligation to continue to write and renew certain policies for a period of time until Sun Life commences policy writing and renewal.
The Company was required to allocate the proceeds considering the relative fair value of transaction components. Most of the expected gains resulting from the transaction related to our compensation for the inforce policies (prospective component), sales of net assets underlying the continuing business, as well as the future compensation for our performance obligations to write and renew certain policies for a period of time. The reinsurance for existing claims liabilities (retroactive component) resulted in a loss when considering the amounts paid for reinsurance premiums (assets transferred to Sun Life) exceeded the recorded liabilities related to the underlying reinsurance contracts. The Company also recognized realized gains associated with the fair value of assets transferred to Sun Life (which offset losses on the retroactive component).
The terms "deferred gain" and "amortization of deferred gain" broadly reflect the multiple transaction elements and earnings thereof, inclusive of the expected and actual income resulting from the reinsurance subject to prospective accounting, income expected to be earned related to the deferred gains associated with long-duration contracts, and the expected recognition of deferred revenues associated with our performance obligations.
The Company's deferred gain amount (representing $29.1 million of the total $36.0 million of original estimated gains) has been and will continue to be recognized as revenue over the contract period in proportion to the amount of insurance coverage provided, including estimated contractual renewals pursuant to rate guarantees. The ultimate amortization pattern will be dependent on a number of factors including the timing of when Sun Life commences directly writing and renewing policies and the sales and persistency on business the Company is obligated to write and renew in the interim.

The following represents a summary of the pre-tax gain recognized by transaction component, as well as the related classification within the Financial Statements:

	Years Ended December 31,
	2017	2016
Novations, resulting in recognized gains (a)	—	1.8
Loss on retroactive reinsurance component, before realized gains (b)	—	(1.0)
Net gain prior to realized gains on transferred securities supporting reinsurance component (c)	—	0.8
Realized gains on transferred supporting retroactive	—	5.3
Amortization of deferred gains (d)	2.8	26.4
Total	$2.8	$32.5
(a) Novations of certain insurance policies directly to Sun Life allowed for immediate gain recognition.
(b) Reinsurance of existing claims liabilities requires retroactive accounting necessitating losses to be recognized immediately. However, upon transfer of the associated assets supporting the liabilities, the Company recognized realized gains which more than offset the retroactive losses. The Company was required to classify the realized gains as part of net realized gains on investments, within the statements of operations.
(c) Amount classified within underwriting, general and administrative expenses in the statements of operations.
(d) Amount classified as amortization of deferred gains and gains on disposal of businesses within the statements of operations.
The remaining unamortized deferred gain as of December 31, 2017 was $0.8 million. The Company will review and evaluate the estimates affecting the deferred gain each period or when significant information affecting the estimates becomes known, and will adjust the prospective revenue to be recognized accordingly.
Dividends to Parent: The Company declared and paid cash dividends of $15.8 million and $3.8 million during the years ended December 31, 2017 and 2016, respectively, primarily using the proceeds from the sale of AEB.
Impairment of Goodwill: Due to the Assurant Employee Benefits sale to Sun Life, the Company no longer expected to have sufficient income from continuing operations to support the realization of its goodwill. As a result of this change, the Company impaired all of its goodwill of $0.3 during 2016.
Other transactional impacts: The Company received a capital contribution of $3.7 million from an affiliated entity related to the sale of AEB based on the difference in contractual and allocated consideration attributable to that entity.
Income from AEB presented in the financial statements: The pre-tax income for AEB (prior to the sale to Sun Life) was $0.2 million and $3.7 million for the years ended December 31, 2016 and 2015, respectively.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in millions, except for number of shares, per share amounts, number of securities and number of loans.
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts. The items affected by the use of estimates include but are not limited to, investments, reinsurance recoverables, other assets, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates recorded. The Company believes all amounts reported are reasonable and adequate.
Fair Value
The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 to the Financial Statements for further information.
Investments

Fixed maturity and equity securities are classified as available for sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on securities classified as available for sale, less deferred income taxes, are included in accumulated other comprehensive income (“AOCI”).
Short-term investments include money market funds and short maturity investments. These amounts are reported at cost or amortized cost, which approximates fair value.
Realized gains and losses on sales of investments are recognized on the specific identification basis.
Investment income is recorded as earned and reported net of investment expenses.
The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.
Total Other-Than-Temporary Impairment Losses
For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment ("OTTI") losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell for equity securities that have an OTTI or for debt securities if there are only credit losses, total OTTI losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.
When a decline in value is considered to be other-than-temporary for equity method investments, the carrying value of these investments is written down, or impaired, to fair value.
Cash and Cash Equivalents
The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value.
Reinsurance
Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company’s primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds collateral (in the form of funds withheld, trusts and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management’s experience and current economic conditions.
Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.
Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in- force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.
Other Assets
Other assets primarily include prepaid items, premiums and accounts receivable, net and accrued investment income.
Separate Accounts
Assets and liabilities associated with separate accounts relate to considerations for variable annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because the accounts are administered by reinsurers.
Reserves
Reserves are established using generally accepted actuarial methods and reflect judgments about expected future claims payments. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Calculations incorporate assumptions about the incidence of incurred claims, the extent to which all claims have been reported, internal claims processing charges and other relevant factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the estimation of reserves includes an element of uncertainty given that management is using historical information and methods to project future events and reserve outcomes.
The recorded reserves represent our best estimates at a point in time of the ultimate settlement and administration of a claim or group of claims based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation. The adequacy of reserves may be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, inflation, natural or human-made catastrophes, judicial trends, legislative changes and claims handling procedures.
Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently complex process involving significant judgment, there can be no certainty that future settlement amounts for claims incurred through the financial reporting date will not vary from reported claims reserves. Future loss development could require reserves to be increased or decreased, which could have a material effect on our earnings in the periods in which such increases or decreases are made. However, based on information currently available, we believe our reserve estimates are adequate.
Long Duration Contracts
Future policy benefits and expense reserves for LTC and the traditional life insurance contracts no longer offered, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company’s experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.
Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.
Short Duration Contracts
The Company’s short duration contracts include former AEB group term life, group disability, dental and vision contracts, medical contracts no longer offered, credit life and disability contracts, and accidental death products. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported (“IBNR”) reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.
Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.
Contingencies
A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes.
Premiums
Long Duration Contracts
Premiums for long term care insurance and life insurance contracts no longer offered are recognized as revenue when due from the policyholder. For investment-type annuity contracts, revenues consist of charges assessed against policy balances.
Short Duration Contracts
The Company’s short duration contracts revenue is recognized over the contract term in proportion to the amount of insurance protection provided.
Fees and Other Income
Prior to March 1, 2016, the Company derived fees and other income from providing administrative services related to the AEB business. These fees were recognized monthly when services were performed.
Underwriting, General and Administrative Expenses

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits, goodwill impairment and other general operating expenses.
Income Taxes
The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record current tax benefits to the extent such losses are recognized in the consolidated federal tax return.
Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized. The impact of changes in tax rates on all deferred tax assets and liabilities are required to be reflected within income on the enactment date, regardless of the financial statement component where the deferred tax originated.
The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.
Comprehensive Income (Loss)
Comprehensive income (loss) is comprised of net income, changes in net unrealized gains and losses on securities classified as available for sale and net unrealized gains and losses on other-than-temporarily impaired securities, less applicable deferred income taxes.
Uncollectible Receivable Balance
The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.
Deferred Gain on Disposal of Businesses
The applicable gains related to the AEB, LTC and FFG businesses referenced in Note 1 were required to be deferred and reported as liabilities since the form of these sales did not discharge the Company's primary liability to the insureds. The liabilities have been, and will continue to be amortized and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of the respective businesses at least annually, and adjusts the revenue recognized accordingly.
Recent Accounting Pronouncements — Not Yet Adopted
Income tax consequences for intra-entity transfers of assets: In October 2016, the Financial Accounting Standards Board ("FASB") issued amended guidance on tax accounting for intra-entity transfers of assets. Current guidance prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. The amendments require an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Also, the amended guidance eliminates the exception for an intra-entity transfer of an asset other than inventory. The amended guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. Early adoption is permitted. The adoption of this amended guidance will not have an impact on the Company’s financial position and results of operations.
Statement of cash flows presentation and classification: In August 2016, the FASB issued amended guidance on presentation and classification in the statement of cash flows. The amendments address certain specific cash flow issues including debt prepayment and debt extinguishment costs; settlement of zero-coupon or insignificant coupon debt instruments; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and guidance related to the identification of the primary source for separately identifiable cash flows. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. The adoption of this guidance will not have an impact on the Company’s financial position and results of operations.
Reporting credit losses of assets held at amortized cost: In June 2016, the FASB issued amended guidance on reporting credit losses for assets held at amortized cost and available for sale debt securities. For assets held at amortized cost, the amended guidance eliminates the probable recognition threshold and instead requires an entity to reflect the current estimate of all expected credit losses. For available for sale debt securities, credit losses are measured in a manner similar to current accounting requirements; however, the amended guidance requires that credit losses be presented as an allowance rather than as a permanent impairment. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amended guidance is effective in fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2020. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is evaluating the requirements of this guidance and the potential impact on the Company’s financial position and results of operations.
Financial instruments measurement and classification: In January 2016, the FASB issued amended guidance on the measurement and classification of financial instruments. This amended guidance requires that all equity investments be measured at fair value with changes in fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). The amendments also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the fair value option has been elected for financial liabilities. The amendments eliminate the requirement to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost, however public business entities will be required to use the exit price when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. In addition, the new guidance requires financial assets and financial liabilities to be presented separately in the notes to the financial statements, grouped by measurement category and form of financial asset. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. Upon adoption, all common and preferred stocks will be measured at fair value through the income statement. For certain private equity investments recorded in Other investments, the Company will elect the measurement alternative to record these investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. The measurement alternative will be applied on a prospective basis. Upon adoption, the Company will record an immaterial cumulative adjustment to increase retained earnings. This entry represents a reclassification from AOCI of the unrealized gains on common and preferred stock as of the date of adoption.
Revenue recognition from contracts with customers: In May 2014, the FASB issued amended guidance on revenue recognition from contracts with customers, which is required to be implemented in 2018 for public companies. Further amendments and technical corrections were made to the amended guidance during 2016 and 2017. The amended guidance, which the Company will adopt effective January 1, 2018, affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. Insurance and similar contracts issued by insurance entities are within the scope of other standards and therefore are specifically excluded from the scope of the amended revenue recognition guidance. As such, the amended guidance will not have an impact on the Company’s financial position and results of operations.

3. INVESTMENTS
The following tables show the cost or amortized cost, gross unrealized gains and losses, fair value and OTTI of the Company's fixed maturity and equity securities as of the dates indicated:

	December 31, 2017
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States government and government agencies and authorities	$0.7	$0.1	$—	$0.8	$—
States, municipalities and political subdivisions	4.0	0.2	—	4.2	—
Foreign governments	0.2	0.2	—	0.4	—
Asset-backed	8.2	—	—	8.2
Residential mortgage-backed	2.9	0.3	—	3.2	0.2
U.S. corporate	27.5	2.0	(0.1)	29.4	—
Foreign corporate	7.7	0.7	—	8.4	—
Total fixed maturity securities	$51.2	$3.5	$(0.1)	$54.6	$0.2
Equity securities:
Non-redeemable preferred stocks	$0.1	$0.1	$—	$0.2	$—

	December 31, 2016
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States government and government agencies and authorities	$0.7	$0.1	$—	$0.8	$—
States, municipalities and political subdivisions	6.4	0.4	—	6.8	—
Foreign governments	0.3	0.1	—	0.4	—
Residential mortgage-backed	3.1	0.5	—	3.6	0.3
U.S. corporate	17.7	1.9	—	19.6	—
Foreign corporate	3.8	0.6	—	4.4	—
Total fixed maturity securities	$32.0	$3.6	$—	$35.6	$0.3
Equity securities:
Non-redeemable preferred stocks	$0.1	$0.1	$—	$0.2	$—
(a)  Represents the amount of OTTI recognized in AOCI. Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.
The Company's states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state exposure (including both general obligation and revenue securities) exceeding 2% and 5% of the overall investment portfolio as of December 31, 2017 and 2016, respectively. At December 31, 2017 and 2016, the securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers, including $2.0 million and $3.7 million, respectively, of advance refunded or escrowed-to-maturity bonds (collectively referred to as "pre-refunded bonds"), which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest. As of December 31, 2017 and 2016, revenue bonds account for 75% and 48%, of the holdings, respectively. Excluding pre-refunded revenue bonds, the activities supporting the income streams of the Company's revenue bonds are across a broad range of sectors, primarily water and specifically pledged tax revenues.
The Company has European investment exposure in its corporate fixed maturity and equity securities of $6.9 million with a net unrealized gain of $0.3 million as of December 31, 2017 and $3.1 million with a net unrealized gain of $0.3 million at December 31, 2016. Approximately 21% and 2% of the corporate European exposure is held in the financial industry at December 31, 2017 and 2016, respectively. The Company's largest European country exposure (the United Kingdom) represented approximately 15% and 13% of the Company's corporate securities as of December 31, 2017 and 2016, respectively. All of the Company's European investments are denominated in U.S. dollars. The Company's international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.
The cost or amortized cost and fair value of fixed maturity securities at December 31, 2017 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$1.0	$1.0
Due after one year through five years	21.6	22.2
Due after five years through ten years	7.4	8.0
Due after ten years	10.1	12.0
Total	40.1	43.2
Asset-backed	8.2	8.2
Residential mortgage-backed	2.9	3.2
Total	$51.2	$54.6
Major categories of net investment income were as follows:

	Years Ended December 31,
	2017	2016	2015
Fixed maturity securities	$2.0	$2.2	$4.4
Equity securities	—	—	0.5
Commercial mortgage loans on real estate	—	0.2	1.3
Other	0.2	0.1	—
Total investment income	2.2	2.5	6.2
Investment expenses	(0.1)	(0.1)	(0.2)
Net investment income	$2.1	$2.4	$6.0
No material investments of the Company were non-income producing for the years ended December 31, 2017, 2016 and 2015.
The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales:

	For the Years Ended December 31,
	2017	2016	2015
Proceeds from sales	$13.7	$60.9	$3.1
Gross realized gains (a)	0.1	5.2	0.4
Gross realized losses (b)	—	(0.5)	—

(a)	Year ended December 31, 2016 gross realized gains includes $5.3 million related to the sale of Assurant Employee Benefits as described in Note 1 to the Financial Statements.

(b)	Year ended December 31, 2016 gross realized losses includes $0.5 million related to the sale of Assurant Employee Benefits as described in Note 1 to the Financial Statements.
For securities sold at a loss during 2017, the average period of time these securities were trading continuously at a price below book value was 1 month.

The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

	Years Ended December 31,
	2017	2016	2015
Net realized gains related to sales and other:
Fixed maturity securities	$—	$4.4	$0.3
Equity securities	0.1	0.4	—
Commercial mortgage loans on real estate	—	0.7	0.3
Total net realized gains related to sales and other (a)	0.1	5.5	0.6
Net realized losses related to other-than-temporary impairments:
Fixed maturity securities	—	—	(0.1)
Total net realized gains	$0.1	$5.5	$0.5
(a) The year ended December 31, 2016 net realized gains includes $5.3 million related to the sale of Assurant Employee Benefits as described in Note 1.
Other-Than-Temporary Impairments
The Company follows the OTTI guidance, which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.
The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts:

	Years Ended December 31,
	2017	2016	2015
Balance, beginning of year	$0.3	$0.6	$0.6
Additions for credit loss impairments recognized in the current period on securities not previously impaired	—	—	0.1
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(0.2)	(0.2)	(0.1)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	—	(0.1)	—
Balance, end of year	$0.1	$0.3	$0.6
The Company regularly monitors its investment portfolio to ensure investments that may be other-than-temporarily impaired are timely identified, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.
The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.
In periods subsequent to the recognition of an OTTI, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.
The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2017 were as follows:

	December 31, 2017
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
U.S. Corporate	$15.6	$0.1	$—	$—	$15.6	$(0.1)
There were no material gross unrealized losses as of December 31, 2016.
Total gross unrealized losses represent approximately 1% of the aggregate fair value of the related securities at December 31, 2017 and 2016. All of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2017 and 2016. The total gross unrealized losses are comprised of 37 and 5 individual securities as of December 31, 2017 and 2016, respectively. In accordance with its policy described above, the Company concluded that for these securities other-than-temporary impairments of the gross unrealized losses was not warranted as of December 31, 2017 and 2016. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2017, the Company did not intend to sell the fixed maturity securities and it was not more likely than not that the Company would be required to sell these securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.
The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2017, by contractual maturity, is shown below:

	Cost or Amortized Cost	Fair Value
Due after one year through five years	$13.5	$13.4
Due after five years through ten years	2.2	2.2
Total	$15.7	$15.6
The Company has fixed maturity securities of $0.8 million at December 31, 2017 and 2016 on deposit with governmental authorities as required by law.

4. FAIR VALUE DISCLOSURES
Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures
The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.
The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and takes into account factors specific to the asset or liability.
The levels of the fair value hierarchy are described below:
•  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access.
•  Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.
•  Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.
The Company reviews fair value hierarchy classifications on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.
The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016. The amounts presented below for Cash equivalents differ from the amounts presented in the balance sheet because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets and Liabilities held in separate accounts are received directly from third parties.

	December 31, 2017
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States government and government agencies and authorities	$0.8	$—		$0.8		$—
State, municipalities and political subdivisions	4.2	—		4.2		—
Foreign governments	0.4	—		0.4		—
Asset-backed	8.2	—		7.5		0.7
Residential mortgage-backed	3.2	—		3.2		—
U.S. Corporate	29.4	—		29.4		—
Foreign Corporate	8.4	—		8.4		—
Equity securities:
Non-redeemable preferred stocks	0.2	—		0.2		—
Short-term investments	1.3	1.3	(a)	—		—
Cash equivalents	0.5	0.5	(a)	—		—
Assets held in separate accounts	11.0	6.1	(b)	4.9	(c)	—
Total financial assets	$67.6	$7.9		$59.0		$0.7
Financial Liabilities
Liabilities related to separate accounts	$11.0	$6.1	(b)	$4.9	(c)	$—

	December 31, 2016
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States government and government agencies and authorities	$0.8	$—		$0.8		$—
State, municipalities and political subdivisions	6.8	—		6.8		—
Foreign governments	0.4	—		0.4		—
Residential mortgage-backed	3.6	—		3.6		—
U.S. Corporate	19.6	—		18.7		0.9
Foreign Corporate	4.4	—		4.4		—
Equity securities:
Non-redeemable preferred stocks	0.2	—		0.2		—
Short-term investments	9.7	2.5	(a)	7.2	(c)	—
Cash equivalents	25.2	25.2	(a)	—		—
Assets held in separate accounts	10.8	7.1	(b)	3.7	(c)	—
Total financial assets	$81.5	$34.8		$45.8		$0.9
Financial Liabilities
Liabilities related to separate accounts	$10.8	$7.1	(b)	$3.7	(c)	$—
a.  Mainly includes money market funds.
b.  Mainly includes mutual funds.
c.  Mainly includes fixed maturity securities.
There were no transfers between Level 1 and Level 2 financial assets during 2017. There were no transfers between Level 1, 2 or 3 financial assets during 2016. However, there were transfers between Level 2 and Level 3 financial assets in 2017, which are reflected in the "Transfers out" column below. Transfers between Level 2 and Level 3 most commonly occur from changes in the availability of observable market information and re-evaluation of the observability of pricing inputs. Any remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.
The following table summarizes the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the year ended December 31, 2017:

	Year Ended December 31, 2017
	Balance, beginning of period	Purchases	Sales	Transfers out (1)	Balance, end of period
Fixed maturity securities:
Asset-backed securities	$—	$7.7	$—	$(7.0)	$0.7
U.S. corporate	0.9	—	(0.1)	(0.8)	—
Total level 3 assets	$0.9	$7.7	$(0.1)	$(7.8)	$0.7
(1) Transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.
The Level 3 financial assets carried at fair value approximated $1.0 million during the years ended December 31, 2016 and had minimal activity.
Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, the Company uses valuation techniques consistent with the market approach including matrix pricing and comparables. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but, rather, by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.
Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques and the multi-period excess earnings method.
Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.
While not all three approaches are applicable to all financial assets or liabilities, where appropriate, the Company may use one or more valuation techniques. For all the classes of financial assets and liabilities included in the above hierarchy, the Company generally uses the market valuation technique. For the periods ended December 31, 2017 and 2016, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.
Level 1 Securities
The Company's investments and liabilities classified as Level 1 as of December 31, 2017 and 2016, consisted of mutual funds and money market funds that are publicly listed and/or actively traded in an established market.
Level 2 Securities
The Company values Level 2 securities using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for the Company’s Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The Company uses the following observable market inputs (“standard inputs”), listed in the approximate order of priority, in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:
United States Government and government agencies and authorities: U.S. government and government agencies and authorities securities are priced by the Company's pricing service utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.
State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by the Company's pricing service using material event notices and new issue data inputs in addition to the standard inputs.
Foreign governments: Foreign government securities are priced by the Company's pricing service using standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.
Residential mortgage-backed and asset-backed: Residential mortgage-backed and asset-backed securities are priced by the Company's pricing service using monthly payment information and collateral performance information in addition to the standard inputs. Additionally, asset-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.
Corporate: Corporate securities are priced by the Company's pricing service utilizing standard inputs. Non-investment grade securities within this category are priced by the Company's pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by the Company's pricing service using observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Short-term investment and assets/liabilities held in separate accounts: To price the fixed maturity securities in these categories, the pricing service utilizes the standard inputs.

Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.
Level 3 Securities
The Company's investments classified as Level 3 as of December 31, 2017 and 2016, consisted of fixed maturity securities. All of the Level 3 fixed maturity securities are priced internally using independent and non-binding broker quotes which cannot be corroborated with Level 2 inputs. The inputs factoring into the broker quotes include trades in the actual bond being priced, trades of comparable bonds, quality of the issuer, optionality, structure and liquidity. Significant changes in interest rates, issuer credit, liquidity, and overall market conditions would result in a significantly lower or higher broker quote. The prices received are reviewed for reasonableness by management and if necessary, management works with the broker to further understand how they developed their price.
Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:
•  There are few recent transactions,
•  Little information is released publicly,
•  The available prices vary significantly over time or among market participants,
•  The prices are stale (i.e., not current), and
•  The magnitude of the bid-ask spread.
Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.
The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.
Fair Value of Financial Instruments Disclosures
The financial instruments guidance requires disclosure of fair value information about financial instruments, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the balance sheet. However, this guidance excludes certain financial instruments, such as those related to insurance contracts.
For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the balance sheet equals or approximates fair value. Please refer to the Fair Value Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:
•  Cash and cash equivalents
•  Fixed maturity securities
•  Equity securities
•  Short-term investments
•  Assets held in separate accounts
•  Liabilities related to separate accounts
In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the balance sheet, the Company used the following methods and assumptions:
Policy reserves under investment products: the fair values for the Company's policy reserves under investment products are determined using discounted cash flow analysis. Key inputs to the valuation include projections of policy cash flows, reserve run-off, market yields and risk margins.

Funds held under reinsurance: the carrying value reported approximates fair value due to the short maturity of the instruments.
The following tables disclose the carrying value, fair value amount and hierarchy level of the financial instruments that are not recognized or are not carried at fair value in the balance sheet:

	December 31, 2017
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$5.8	$6.3	$—	$—	$6.3
Funds withheld under reinsurance	0.1	0.1	0.1	—	—
Total financial liabilities	$5.9	$6.4	$0.1	$—	$6.3

	December 31, 2016
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$5.4	$6.2	$—	$—	$6.2
Funds withheld under reinsurance	0.2	0.2	0.2	—	—
Total financial liabilities	$5.6	$6.4	$0.2	$—	$6.2
(1)  Only the fair value of the Company's policy reserves for investment-type contracts (those without significant mortality or morbidity risk) are reflected in the table above.
5. INCOME TAXES
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“TCJA”). The TCJA makes broad and complex changes to the U.S. tax code, including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21%.
The SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118"), which provides guidance on accounting for the tax effects of the TCJA. SAB 118 provides a measurement period that should not extend beyond one year from the TCJA enactment date for companies to complete the accounting under Financial Accounting Standards Board - Accounting Standard Codification No. 740 - Income Taxes ("ASC 740"). In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA.
In connection with the initial analysis of the impact of the TCJA, the Company recorded discrete net tax expense of $0.7 million for the corporate rate reduction in the period ending December 31, 2017 related to the re-valuation of its net deferred tax assets as of the enactment date of the TCJA. For various reasons, the Company has not completed accounting for the income tax effects of certain elements of the TCJA. If the Company was able to make reasonable estimates of the impact of elements for which the analysis is not yet complete, the Company recorded provisional adjustments. If the Company was not yet able to make reasonable estimates of the impact of certain elements, the Company did not record any adjustments related to those elements and continued accounting for them in accordance with ASC 740 on the basis of the tax laws in effect before the TCJA.
Although the accounting for the following elements of the TCJA is incomplete the Company has been able to make reasonable estimates of certain effects and, therefore, recorded provisional adjustments as follows:
Reduction of U.S. federal corporate tax rate: The TCJA reduces the corporate tax rate to 21%, effective January 1, 2018. For deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”), the Company recorded a net provisional increase of $0.7 million to deferred income tax expense for the year ended December 31, 2017. While the Company is able to make a reasonable estimate of the impact of the reduction in corporate rate, the amount may be impacted by other analyses related to the TCJA, including, but not limited to federal temporary differences.

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent. All of the Company’s income comes from domestic sources. Information about the Company’s current and deferred federal tax expense (benefit) follows:

	Years Ended December 31,
	2017	2016	2015
Current expense	$0.4	$15.1	$1.7
Deferred expense (benefit)	1.8	(1.7)	(0.3)
Total income tax expense	$2.2	$13.4	$1.4

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

	December 31,
	2017	2016	2015
Federal income tax rate:	35.0%	35.0%	35.0%
Reconciling items:
Tax exempt interest (1)	(3.7)	(0.6)	(9.4)
Dividend received deduction (1)	(0.1)	(0.1)	(1.7)
TCJA net deferred tax asset revaluation	12.8	—	—
Capital contribution from affiliated entity impacting taxable income	—	3.7	—
Goodwill	—	0.3	—
Non deductible health insurer fee	—	0.1	1.0
Other	(0.1)	0.1	0.2
Effective income tax rate:	43.9%	38.5%	25.1%

(1)	The 2016 decrease in the deduction for tax-exempt interest and dividends received is primarily due to the significant increase in pre-tax income related to the AEB sale.

The Company had no liability for unrecognized tax benefits as of and for the year ended December 31, 2017. The Company's unrecognized tax benefits as of and for each year ended December 31, 2016 and 2015 were less than $0.1 million. The Company does not anticipate any significant increase in the unrecognized tax benefit within the next 12 months.
The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2015.
The tax effects of temporary differences that result in significant deferred tax assets and liabilities are as follows:

	December 31,
	2017	2016
Deferred tax assets
Deferred acquisition costs	$0.8	$1.3
Deferred gain on disposal of business	0.5	1.8
Investments, net	0.2	0.4
Other	0.2	0.4
Total deferred tax assets (1)	1.7	3.9

Deferred tax liabilities
Net unrealized appreciation on securities	(0.7)	(1.3)
Total deferred tax liabilities (1)	(0.7)	(1.3)
Net deferred income tax assets	$1.0	$2.6
(1) 2017 reflects the reduction of deferred tax assets and liabilities following the enactment of TCJA.

The calculation of the valuation allowance is made at the consolidated return group level. No cumulative valuation allowance has been recorded because it is management’s assessment that it is more likely than not that the gross deferred tax assets in the table above will be realized.
The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future taxable income, the Company considered all sources of taxable income available to realize its deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company’s tax-planning strategies or in the scheduling of the reversal of the Company’s deferred tax liabilities, a valuation allowance may need to be recorded in the future.
At December 31, 2017, the Company had no net operating loss, capital loss or tax credit carryforwards for U.S. federal income tax purposes.
6. STOCKHOLDER'S EQUITY
The Board of Directors of the Company has authorized 100,000 shares of common stock with a par value of $20 per share. All the shares are issued and outstanding as of December 31, 2017 and 2016 and are owned by the Parent (see Note 1 to the Financial Statements). The Company paid dividends of $15.8 million, $3.8 million, and $8.1 million during the years ended December 31, 2017, 2016 and 2015, respectively. The Company received a capital contribution from an affiliated entity of $3.7 million related to the sale of Assurant Employee Benefits during the year ended December 31, 2016.
The maximum amount of dividends which can be paid by State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see as described in Note 7 to the Financial Statements).
7. STATUTORY INFORMATION
The Company prepares an Annual Statement on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners (“NAIC”) as well as state laws, regulations and administrative rules.
The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; 9) the criteria for obtaining reinsurance accounting treatment, as well as presentation of reinsurance, is different under SAP than under GAAP; and 10) deferred gains on the sale of reinsurance are recognized as a surplus under SAP and as a liability under GAAP.

Reconciliations of net income and stockholder’s equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

	Net Income			Stockholder's Equity
	2017	2016	2015	2017	2016
Based on statutory accounting principles	$6.3	$22.0	$3.3	$52.7	$67.4
Deferred acquisition costs, goodwill, taxes, and asset valuation reserve	—	(0.3)	0.1	0.2	0.2
Deferred and uncollected premiums	—	76.4	—	—	—
Policy and claim reserves	0.4	(71.0)	(0.1)	—	(0.4)
Investment valuation difference	—	0.1	0.3	3.5	3.8
Commissions and fees	—	(20.1)	—	—	—
Deferred taxes	(1.8)	1.7	0.4	(0.2)	0.7
Pension	—	—	—	(0.3)	(0.3)
Interest maintenance reserve, deferral and amortization	—	(0.7)	0.1	0.1	0.1
Non-admitted assets and other	—	—	—	0.7	1.3
Deferred gain on disposal of businesses and gain (loss) on AEB Sale	(2.0)	13.4	0.1	(2.3)	(5.3)
Based on generally accepted accounting principles	$2.9	$21.5	$4.2	$54.4	$67.5
Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary cash dividends of $15.8 million during the year ended December 31, 2017. No extraordinary dividends were declared and paid in 2017. The Company declared and paid ordinary cash dividends of $3.8 million during the year ended December 31, 2016. $0 extraordinary dividends were declared and paid in 2016. The recent dividends were primarily the result of the proceeds from the AEB sale. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the lesser of 10% of the insurer’s surplus as regards to policyholders on December 31 of the preceding year, or the net gain from operations, or exceeds 30 percent of its surplus to policyholders. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $6.2 million to the Parent in 2018 without permission from New York regulators. No assurance can be given that there will not be further regulatory actions restricting the ability of the Company to pay dividends.
State regulators require insurance companies to meet minimum capitalization standards designed to ensure that they can fulfill obligations to policyholders. Minimum capital requirements are expressed as a ratio of a company’s total adjusted capital (“TAC”) to its RBC (the “RBC Ratio”). TAC is equal to statutory surplus adjusted to exclude certain statutory liabilities. RBC is calculated by applying specified factors to various asset, premium, expense, liability, and reserve items.
Generally, if a company's RBC Ratio is below 100% (the "Authorized Control Level"), the insurance commissioner of the company's state of domicile is authorized to take control of the company, to protect the interests of policyholders. If the RBC Ratio is greater than 100%, but less than 200% (the “Company Action Level”), the company must submit a RBC plan to the commissioner of the state of domicile. Corrective actions may also be required if the RBC Ratio is greater than the Company Action Level but the company fails certain trend tests.
As of December 31, 2017, the TAC of the Company exceeded the Company Action Level and no trend tests that would require regulatory action were violated. As of December 31, 2017, the TAC of the Company subject to RBC requirements was $53.0 million, and the corresponding Authorized Control Level was $1.9 million.

8. REINSURANCE
In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance as of December 31:

	2017	2016
Ceded future policyholder benefits and expense	$294.0	$289.3
Ceded unearned premium	2.9	3.2
Ceded claims and benefits payable	88.6	95.9
Ceded paid losses	0.3	0.5
Total	$385.8	$388.9

A key credit quality indicator for reinsurance is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer’s ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2017 grouped by A.M. Best rating:

A.M. Best ratings of reinsurer	Ceded future policyholder benefits and expense	Ceded unearned premiums	Ceded claims and benefits payable	Ceded paid losses	Total
A++ or A+	$288.1	$2.9	$88.5	$0.2	$379.7
B++ or B+	5.9	—	—	—	5.9
Not rated	—	—	0.1	0.1	0.2
Total Reinsurance recoverable	$294.0	$2.9	$88.6	$0.3	$385.8

A.M. Best ratings for Sun Life, The Hartford and John Hancock, the reinsurers with the largest reinsurance recoverable balances, are A+, B++ and A+, respectively as of December 31, 2017. As of December 31, 2017, A.M. Best has a stable outlook on the financial strength ratings of John Hancock and Sun Life. The A.M. Best ratings for The Hartford are currently under review with developing implications. The total amount of recoverable for these three reinsurers is $384.5 million as of December 31, 2017. Most of the assets backing reserves relating to reinsurance recoverables from these 3 counterparties are held in trust.
An allowance for doubtful accounts related to reinsurance recoverables is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions. As of December 31, 2017, the Company does not have an allowance for doubtful accounts balance for these reinsurance recoverables.
The effect of reinsurance on premiums earned and benefits incurred was as follows:

	Years Ended December 31,
	2017			2016			2015
	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total
Direct earned premiums	$8.4	$18.5	$26.9	$9.4	$15.4	$24.8	$9.1	$17.3	$26.4
Premiums assumed	—	0.3	0.3	—	2.6	2.6	—	5.3	5.3
Premiums ceded	(8.4)	(17.8)	(26.2)	(9.4)	(13.5)	(22.9)	(9.1)	(0.9)	(10.0)
Net earned premiums	$—	$1.0	$1.0	$—	$4.5	$4.5	$—	$21.7	$21.7
Direct policyholder benefits	$27.0	$10.8	$37.8	$92.1	$9.0	$101.1	$20.4	$11.0	$31.4
Policyholder benefits assumed	—	—	—	0.2	1.8	2.0	—	6.0	6.0
Policyholder benefits ceded	(27.0)	(10.4)	(37.4)	(92.3)	(7.8)	(100.1)	(20.4)	(0.7)	(21.1)
Net policyholder benefits	$—	$0.4	$0.4	$—	$3.0	$3.0	$—	$16.3	$16.3

The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions, client risk and profit sharing.
Business Divestitures
As referenced in Note 1, the Company has used reinsurance to exit certain businesses, including for the disposals of AEB, FFG and LTC.
If these reinsurers became insolvent, the Company would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The following table presents the reinsurance recoverable from Sun Life, The Hartford, John Hancock and other reinsurers as of December 31, 2017 and 2016.

	Years Ended December 31,
Reinsurer	2017	2016
John Hancock	$340.7	$327.5
Sun Life	37.9	54.4
The Hartford	5.9	5.6
Other reinsurers	1.3	1.4
Total	$385.8	$388.9

The largest risk is with John Hancock. As of December 31, 2017 there is $476.9 million held in trust to support the coinsurance arrangement. If the value of the assets in this trust falls below the value of the associated liabilities, John Hancock will be required to put more assets in the trust.
The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.
In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. The Company does not currently have the administrative systems and capabilities to process this business. Accordingly, the Company would need to obtain those capabilities in the event of an insolvency of 1 or more of the reinsurers of these businesses. The Company might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.
As of December 31, 2017, the Company was not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of Sun Life, The Hartford or John Hancock that reinsure the AEB, FFG and LTC businesses and the Company has not been obligated to fulfill any of such reinsurers’ obligations.
Sun Life, John Hancock and The Hartford have paid their obligations when due and there have been no disputes.
9. RESERVES
Short Duration Contracts
The Company’s short duration contracts are mainly comprised of disposed and runoff business. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 to the Financial Statements for further information.
Disposed and Runoff Short Duration Insurance Lines
Disposed business includes certain medical policies no longer offered and AEB policies disposed of via reinsurance. Reserves for previously disposed business are included in the Company’s reserves in accordance with the insurance guidelines. The Company maintains an offsetting reinsurance recoverable related to the AEB reserves. See Note 8 to the Financial Statements for further information.
Long Duration Contracts
The Company’s long duration contracts are primarily comprised of life insurance policies (no longer offered), and AEB, FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 to the Financial Statements for further information.

Disposed and Runoff Long Duration Insurance Lines
Reserves for previously disposed AEB, FFG and LTC are included in the Company’s reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 8 to the Financial Statements for further information.
Reserve Roll Forward
The following table provides a roll forward of the Company’s beginning and ending claims and benefits payable balances. Claims and benefits payable is the liability for unpaid loss and loss adjustment expenses and is comprised of case and IBNR reserves.
Since unpaid loss and loss adjustment expenses are estimates, the Company’s actual losses incurred may be more or less than the Company’s previously developed estimates, which is referred to as either unfavorable or favorable development, respectively.

	Years Ended December 31,
	2017	2016	2015
Claims and benefits payable, at beginning of year	$96.7	$107.1	$108.4
Less: Reinsurance ceded and other	(96.5)	(42.5)	(38.1)
Net claims and benefits payable, at beginning of year	0.2	64.6	70.3
Incurred losses and loss adjustment expenses related to:
Current Year	0.3	5.6	12.3
Prior year's interest	—	0.5	3.1
Prior years	—	(2.9)	0.6
Total incurred losses and loss adjustment expenses	0.3	3.2	16.0
Paid losses and loss adjustment expenses related to:
Current year	0.3	5.5	7.6
Prior years	0.1	62.1	14.1
Total paid losses and loss adjustment expenses	0.4	67.6	21.7
Net claims and benefits payable, at end of year	0.1	0.2	64.6
Plus: Reinsurance ceded and other	89.2	96.5	42.5
Claims and benefits payable, at end of year	$89.3	$96.7	$107.1

The Company experienced net favorable development in 2016 and net unfavorable development in 2015. Since most of the Company's business is now related to discontinued operations, development in the current year was less than $0.1 million. The discontinued Assurant Health and AEB businesses had a substantial contribution to the overall favorable development. Combined, the favorable development for Assurant Health and AEB was $2.7 million in 2016. The unfavorable development for Assurant Health and AEB was $0.3 million in 2015. For Assurant Health the favorable development in 2016 was attributed to lower medical provider utilization and lower medical inflation than assumed in the Company’s prior-year pricing and reserving processes. For AEB, the favorable development in 2016 was attributed to lower mortality rates and higher claim recovery rates than assumed in the Company’s prior year reserving processes.
10. ACCUMULATED OTHER COMPREHENSIVE INCOME
Certain amounts included in the statement of comprehensive income are net of reclassification adjustments. The following tables summarize those reclassification adjustments (net of taxes):

	Year Ended December 31, 2017
	Unrealized gains on securities	OTTI (1)	Accumulated other comprehensive income
Balance at December 31, 2016	$2.4	$0.2	$2.6
Other comprehensive loss before reclassifications	—	(0.1)	(0.1)
Amounts reclassified from accumulated other comprehensive loss	(0.1)	—	(0.1)
Net current-period other comprehensive loss	(0.1)	(0.1)	(0.2)
Balance at December 31, 2017	$2.3	$0.1	$2.4

	Year Ended December 31, 2016
	Unrealized gains on securities	OTTI (1)	Accumulated other comprehensive income
Balance at December 31, 2015	$5.9	$0.2	$6.1
Other comprehensive loss before reclassifications	(0.3)	—	(0.3)
Amounts reclassified from accumulated other comprehensive loss	(3.2)	—	(3.2)
Net current-period other comprehensive loss	(3.5)	—	(3.5)
Balance at December 31, 2016	$2.4	$0.2	$2.6

	Year Ended December 31, 2015
	Unrealized gains on securities	OTTI (1)	Accumulated other comprehensive income
Balance at December 31, 2014	$8.0	$0.3	$8.3
Other comprehensive loss before reclassifications	(1.9)	(0.1)	(2.0)
Amounts reclassified from accumulated other comprehensive loss	(0.2)	—	(0.2)
Net current-period other comprehensive loss	(2.1)	(0.1)	(2.2)
Balance at December 31, 2015	$5.9	$0.2	$6.1
(1) Change in unrealized gains on securities includes OTTI on the Statements of Comprehensive Income.

The following tables summarize the reclassifications out of accumulated other comprehensive income:

Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income			Affected line item in the statement where net income is presented
	Years Ended December 31,
	2017	2016	2015
Unrealized gains on securities	$(0.1)	$(4.8)	$(0.4)	Net realized gains on investments, excluding other-than-temporary impairment losses
	—	1.6	0.2	Provision for income taxes
Total reclassifications for the period	$(0.1)	$(3.2)	$(0.2)	Net of tax

11. RELATED PARTY TRANSACTIONS
The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial, property management and other administrative functions. The net amounts paid for services and obligations to the Parent and its affiliates for the years ended December 31, 2017, 2016 and 2015 were $0.3 million, $0.9 million, $4.8 million, respectively. The Parent also pays all income tax payments on behalf of the Company. The income tax payments made by the Parent were $0.3 million, $15.8 million and less than $0.1 million for the years ended December 31, 2017, 2016 and 2015, respectively. The increase in 2016 tax payments relates to the gains resulting from the AEB sale.
Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.
12. COMMITMENTS AND CONTINGENCIES
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations.

Although the Company cannot predict the outcome of any pending or future litigation, examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company's results of operations or cash flows for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect, individually or in the aggregate, on the Company's financial condition.
13. SUBSEQUENT EVENTS
The Warranty Group Acquisition
On January 8, 2018, the Parent entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”), with TWG Holdings Limited, a Bermuda limited company (“TWG Holdings,” and together with its subsidiaries, “TWG”), TWG Re, Ltd., a corporation incorporated in the Cayman Islands (“TWG Re”), Arbor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of TWG Holdings (“TWG Merger Sub”) and Spartan Merger Sub, Ltd., a Bermuda exempted limited company and a direct wholly owned subsidiary of Assurant (“Merger Sub”). The A&R Merger Agreement amends and restates in its entirety that certain Agreement and Plan of Merger entered into by the Company, TWG, TWG Re and TWG Merger Sub on October 17, 2017 (the “Original Merger Agreement”). Under the terms of the A&R Merger Agreement and subject to the satisfaction or waiver of the conditions therein, in lieu of the transactions contemplated by the Original Merger Agreement, Assurant will acquire TWG through a transaction in which Merger Sub will merge with and into TWG, with TWG continuing as the surviving corporation and as a wholly owned subsidiary of Assurant. TWG is a global provider of protection plans and related programs and a portfolio company of TPG Capital, a private equity company.
As a result of the proposed acquisition, the equityholders of TWG will receive consideration of 10,400,000 shares of Assurant common stock, which represents approximately 19.8% of Assurant’s currently outstanding shares of common stock, and cash. The cash consideration is subject to a collar mechanism based on the change between Assurant’s 10-day volume-weighted average stock price at the time of closing (the “closing price”) and $95.4762, the reference price as set forth in the A&R Merger Agreement. Pursuant to the collar mechanism, the cash consideration may increase or decrease by the value of the difference between the closing price and the reference price if the percentage change is no more than 10% (in either direction). There is no further adjustment to the cash consideration if the percentage change between the two prices is within 10% - 20% (in either direction). In the event that the percentage change is greater than 20% (in either direction), the disadvantaged party may terminate the agreement unless the other party elects to cure by adjusting the consideration to be received by the TWG Holdings equityholders. Assuming an increase or decrease with respect to the reference price of not more than 10%, the total cash consideration would range from approximately $800.0 million to $1.00 billion, depending on Assurant’s stock price at closing.
The transaction is valued at $1.90 billion in equity value or $2.50 billion of enterprise value, including TWG's existing debt. The Parent currently expects to finance the cash consideration and repayment of $591.3 million of TWG's existing debt through a combination of external financing and available cash at the holding company at the time of close.
The transaction is expected to close in the second quarter of 2018, subject to the receipt of regulatory approvals and other customary closing conditions. For more information, see Subsequent Events, Note 27, of Assurant's 10-K Annual Report filed with the Securities and Exchange Commission on February 14, 2018.

Union Security Life Insurance Company of New York
at December 31, 2017
Schedule I — Summary of Investments
Other-Than-Investments in Related Parties

	Cost or Amortized Cost	Fair Value	Amount at which shown in balance sheet
	(in millions)
Fixed maturity securities:
United States Government and government agencies and authorities	$0.7	$0.8	$0.8
States, municipalities and political subdivisions	4.0	4.2	4.2
Foreign governments	0.2	0.4	0.4
Asset-backed	8.2	8.2	8.2
Residential mortgage-backed	2.9	3.2	3.2
U.S. corporate	27.5	29.4	29.4
Foreign corporate	7.7	8.4	8.4
Total fixed maturity securities	51.2	54.6	54.6
Equity securities:
Non-redeemable preferred stocks	0.1	0.2	0.2
Short-term investments	1.3	1.3	1.3
Total investments	$52.6	$56.1	$56.1

Union Security Life Insurance Company of New York
for the years ended December 31, 2017, 2016 & 2015
Schedule III — Supplementary Insurance Information

	Future policy benefits and expenses	Unearned premiums	Claims and benefits payable	Premium revenue	Net investment income	Benefits claims, losses and settlement expenses	Other operating expenses*
	(in millions)
2017	$294.1	$2.9	$89.3	$1.0	$2.1	$0.4	$0.7
2016	$289.3	$3.2	$96.7	$4.5	$2.4	$3.0	$1.2
2015	$216.6	$4.0	$107.1	$21.7	$6.0	$16.3	$6.7
* Includes underwriting, general and administrative expenses and goodwill impairment.

Union Security Life Insurance Company of New York
for the year ended December 31, 2017
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions)
Life insurance in force	$475.3	$446.4	$—	$28.9	—%
Premiums:
Life insurance	$3.3	$3.0	$—	$0.3	—%
Accident and health insurance	23.6	23.2	0.3	0.7	42.9%
Total earned premiums	$26.9	$26.2	$0.3	$1.0	30.0%
Benefits:
Life insurance	$2.7	$2.7	$—	$—	—%
Accident and health insurance	35.1	34.7	—	0.4	—%
Total policyholder benefits	$37.8	$37.4	$—	$0.4	—%

Union Security Life Insurance Company of New York
for the year ended December 31, 2016
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions)
Life insurance in force	$791.9	$753.7	$—	$38.2	—%
Premiums:
Life insurance	$4.0	$3.2	$—	$0.8	—%
Accident and health insurance	20.8	19.7	2.6	3.7	70.3%
Total earned premiums	$24.8	$22.9	$2.6	$4.5	57.8%
Benefits:
Life insurance	$3.2	$2.8	$0.7	$1.1	63.6%
Accident and health insurance	97.9	97.3	1.3	1.9	68.4%
Total policyholder benefits	$101.1	$100.1	$2.0	$3.0	66.7%

Union Security Life Insurance Company of New York
for the year ended December 31, 2015
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions)
Life insurance in force	$947.2	$82.7	$—	$864.5	—%
Premiums:
Life insurance	$4.1	$0.8	$—	$3.3	—%
Accident and health insurance	22.3	9.2	5.3	18.4	28.8%
Total earned premiums	$26.4	$10.0	$5.3	$21.7	24.4%
Benefits:
Life insurance	$3.1	$1.8	$—	$1.3	—%
Accident and health insurance	28.3	19.3	6.0	15.0	40.0%
Total policyholder benefits	$31.4	$21.1	$6.0	$16.3	36.8%

Union Security Life Insurance Company of New York
as of December 31, 2017, 2016 and 2015
Schedule V — Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Year
	(in millions)
2016:
Valuation allowance for mortgage loans on real estate	$0.1	$(0.1)	$—	$—	$—
Total	$0.1	$(0.1)	$—	$—	$—
2015:
Valuation allowance for mortgage loans on real estate	$0.4	$(0.3)	$—	$—	$0.1
Total	$0.4	$(0.3)	$—	$—	$0.1
As of December 31, 2017 there was no valuation allowance for mortgage loans on real estate.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimated. This product is no longer actively sold.

Registration fees	N/A
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustee's fees	N/A
Transfer agents' fees	N/A
Printing and distribution	$469.00*
Legal fees	$3,891.00*
Accounting fees	N/A
Audit fees	$210,000.00**
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A
*Estimated expense
** Represents total audit fees of Union Security Insurance Company and Union Security Life Insurance Company of New York as such financial statements are used to support multiple Form N-4 and S-1 filings.
Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Union Security Life Insurance Company of New York’s By-Laws provide for indemnity and payment of expenses of Union Security officers and directors in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable New York law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and for a purpose that he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful.
There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that no such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.
Insofar as indemnification for any liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15. RECENT SALES OF UNREGISTERED SECURITIES
Not applicable.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number			Description	Method of Filing

	1		Underwriting Agreement	Incorporated by reference to Post-Effective Amendment No. 12 to the Registration Statement File No. 333-65231 filed on April 28, 2009.
	1.1		Amendment No. 1 to the Principal Underwriter and Servicing Agreement.	Incorporated by reference to Post Effective Amendment No. 4, to the Registration Statement File No. 333-166461, filed on November 14, 2012.
	3	(a)	Amended and Restated Charter	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement File No. 333-166472 filed on April 29, 2011.
	3	(b)	By-laws	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement File No. 333-166472 filed on April 29, 2011.
	4		Variable Annuity Contract	Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement File No. 333-20343 filed on May 9, 1997.
	5		Opinion re legality	Filed herewith as Exhibit 99.5.
	21		Subsidiaries of the Registrant	Filed herewith as Exhibit 99.21.
	23	(a)	Legal Consent	Filed herewith as Exhibit 99.5.
	23	(b)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith as Exhibit 99.23(b).
	24		Copy of Power of Attorney	Filed herewith as Exhibit 99.24.
101.INS			XBRL Instance Document *
101.SCH			XBRL Taxonomy Extension Schema Document *
101.CAL			XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF			XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB			XBRL Taxonomy Extension Label Linkbase Document *
101.PRE			XBRL Taxonomy Extension Presentation Linkbase Document *

*
Pursuant to applicable securities laws and regulations, the Company is deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and is not subject to liability under any anti-fraud provisions of the federal securities laws as long as the Company has made a good faith attempt to comply with the submission requirements and promptly amends the interactive data files after becoming aware that the interactive data files fails to comply with the submission requirements. Users of this data are advised that, pursuant to Rule 406T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability.

Item 17. Undertakings
(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement

(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)`	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus of the undersigned registrant related to the offering required to be filed pursuant to Rule 424 (Sec. 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering contained material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. .

(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on April 27, 2018.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

By:	Paula M. SeGuin	*By:	/s/ Lisa Proch
	Paula M. SeGuin		Lisa Proch
	Chief Executive Officer, President,		Attorney-In-Fact
Director*
Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.

Paula M. SeGuin, Chief Executive Officer,
President, Director*
Terry J. Kryshak, Director*
Melissa J. T. Hall, Assistant Treasurer, Director*
Larry M. Cains, Director*
Esther L. Nelson, Director*
Tamrha Mangelsen, Treasurer, Chief Financial Officer*	*By:	/s/ Lisa Proch
Julie Cosio, Chairman of the Board, Vice President*		Lisa Proch
Eric Kurzrok, Director*		Attorney-in-Fact
	Date:	April 27, 2018
333-224348

EXHIBIT INDEX

99.5	Opinion and Consent of Counsel
99.21	Subsidiaries of the Registrant
99.23(b)	Consent of PricewaterhouseCooprs LLP, Independent Registered Public Accounting Firm
99.24	Copy of Power of Attorney